                                                                    EXHIBIT 4.1




                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                  THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of July 10, 2000, among each of the entities identified as a Borrower on Schedule 1 (each a "Borrower," and collectively the "Borrowers"), each of the financial institutions identified as a Lender on Schedule 2 (together with each of their respective direct and indirect successors and assigns, each, a "Lender," and collectively, the "Lenders"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("TBCC") having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 555 Theodore Fremd Avenue, Rye, New York 10580, as agent for the U.S. Lenders as defined below (the "Agent"), and Transamerica Commercial Finance Corporation, Canada, a Canadian corporation ("TCFC") having its principal office at 201 City Centre Drive, Suite 500, Mississauga, Ontario, Canada L5B 2T4, as agent for the Cdn. Lenders as defined below (the "Cdn. Agent").

                              W I T N E S S E T H :
                              -------------------


                  WHEREAS, the Borrowers, TCFC, as a lender, and TBCC, as a lender and as agent, entered into a Loan and Security Agreement dated as of April 14, 2000 (as heretofore amended, supplemented or otherwise modified, the "Original Loan Agreement");

                  WHEREAS, the Borrowers, TCFC and TBCC have agreed to amend and restate the terms and conditions of the Original Loan Agreement to, among other things, (i) include The Chase Manhattan Bank, Bank of America, N.A. and Fleet Capital Corporation as U.S. Lenders and (ii) increase the maximum amount of loans and other extensions of credit available to the Borrowers thereunder; and

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and other extensions of credit to the Borrowers.

                  NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:



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                              ARTICLE I.

                             DEFINITIONS


                  SECTION I.1. General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition" means the acquisition of a majority of the stock or partnership or other equity interests of a Person or of all or substantially all of the assets of a Person or any division, business or line of business of a Person.

                  "Adjusted Earnings" means, for any period, with respect to GPI and its Subsidiaries on a consolidated basis (i) net income (as that term is determined in accordance with GAAP) for such period, plus (ii) the amount of depreciation and amortization of fixed and intangible assets deducted in determining such net income for such period, plus (iii) all interest and fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lenders) paid or payable during such period, plus (iv) all tax liabilities paid or accrued during such period, less (v) the amount of all gains (or plus the amount of all losses) realized during such period upon the sale or other disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business that are included in the calculation of net income for such period, plus (vi) any losses (or less any gains) relating to the write-off or restructuring of the Borrowers' and their Subsidiaries' Investments in, and manufacturing arrangement with, OCTL during such period, plus (vii) any non-recurring unusual or extraordinary losses (as classified in accordance with GAAP) (or less any such gains) included in the calculation of net income for such period, plus (viii) any non-cash compensation expense included in the calculation of net income for such period, plus (ix) all cash dividends and other distributions received from Voest-Alpine during such period on account of its Capital Stock.

                  "Administrative Borrower" means Grant Prideco, LP or any other Borrower agreed to in writing by the Borrowers and the Agent from time to time, acting in its capacity as agent for the Borrowers under Section 11.11.

                  "Advance" means a Base Rate Advance, a Prime Rate Advance or a LIBOR Rate Advance.

                  "Affiliate" means, as to any Person, any other Person


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who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly twenty percent (20%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or twenty percent (20%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person. Notwithstanding the foregoing, (i) Weatherford International, Inc. and its Subsidiaries shall not be deemed to be Affiliates of the Borrowers or their Subsidiaries and (ii) any corporation, partnership or other entity (excluding the Borrowers, the Guarantors and their Subsidiaries) upon which members of GPI's Board of Directors serve as officers or directors shall not be deemed to be an Affiliate of the Borrowers or their Subsidiaries solely as a result thereof.

                  "Agent" has the meaning specified in the introductory paragraph.

                  "Agent Loan" has the meaning specified in Section 2.2(i).

                  "Agent's Cdn. Payment Account" means the account of TCFC at Bank of Montreal in Toronto, Ontario, Canada, account number 1365-850 or such other account of the Agent or any of its Affiliates in Canada as the Agent may from time to time designate to the Administrative Borrower and the Lenders.

                  "Agent's U.S. Payment Account" means the account of the Agent at Bank One, N.A. in Chicago, Illinois, account number 52-97184 or such other account of the Agent or one of its Affiliates in the United States as the Agent may from time to time designate in writing to the Administrative Borrower and the Lenders.

                  "Agents" means the Agent and the Cdn. Agent.

                  "Agreement" means this Amended and Restated Loan and Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its assignee, and accepted by the Agent and in substantially the form of Exhibit D.


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


                  "Auditors" means a nationally recognized firm of independent public accountants selected by the Administrative Borrower and reasonably satisfactory to the Agent.

                  "Average Life" means, as of the date of determination, with reference to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Code" means (i) Title 11 of the United States Code entitled "Bankruptcy," or (ii) the Bankruptcy and Insolvency Act of Canada, as either may be amended from time to time, or any successor statute.

                  "Base Rate" means the higher of (i) the prime, base or equivalent rate of interest publicly announced from time to time by Citibank, N.A. (which may not be the lowest rate of interest charged by Citibank, N.A.) and (ii) the published annualized rate for 90-day dealer commercial paper that appears in the "Money Rates" section of The Wall Street Journal.

                  "Base Rate Advance" means an Advance made to the U.S. Borrowers that bears interest as provided in Section 4.1(a).

                  "Blocked Account" has the meaning specified in Section 2.6(a).

                  "Blocked Account Agreement" means an agreement entered into by the Cdn. Borrower, the Cdn. Agent and the Blocked Account Bank in substantially the form of Exhibit J, as amended, supplemented or otherwise modified from time to time.

                  "Blocked Account Bank" means The Bank of Nova Scotia or any successor or other bank acceptable to the Agent to act as such.

                  "Borrowers" has the meaning specified in the introductory paragraph.

                  "Borrowing" means any single Borrowing of Loans (i) from the U.S. Lenders or the Cdn. Lenders under Section 2.2(g), (ii) from TBCC or TCFC under Section 2.2(h) or (iii) from the Agent or the Cdn. Agent under Section 2.2(i).

                  "Borrowing Base Certificate" has the meaning specified in
Section 7.1(k)(v).

                  "Borrowing Date" means the date on which a Borrowing is



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obtained.

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York or Chicago, Illinois are required or permitted by law to close. When used in connection with any (i) LIBOR Rate Advance, a Business Day shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market or (ii) Prime Rate Advance, a Business Day shall also exclude any day on which Canadian chartered banks in Toronto, Ontario, and Edmonton, Alberta, Canada are required or permitted by law to close.

                  "Business Plan" means a business plan of GPI and its Subsidiaries, consisting of consolidated and consolidating projected balance sheets, related cash flow statements and related profit and loss statements, and availability forecasts, together with appropriate supporting details and a statement of the underlying assumptions, which covers a one-year period and which presents amounts on a monthly basis.

                  "Capital Expenditures" means expenditures (but excluding acquisitions of businesses (whether through the acquisition of all or substantially all of the assets or all or substantially all of the Capital Stock) of third parties) for any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, (but excluding purchases of up to US$1,000,000 in any calendar year of computer hardware with a useful life of less than two years) and shall include all commitments and payments in respect of Capitalized Lease Obligations and leasehold improvements.

                  "Capitalized Lease Obligations" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "Cash Equivalents" means (i) securities issued, guaranteed or insured by the United States or, with respect to Investments by the Cdn. Borrower, Canada or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) the Agent or its Affiliates; (B) any U.S. federal or state chartered commercial


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


bank of recognized standing which has capital and unimpaired surplus in excess of US$500,000,000; (C) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; or (D) with respect to Investments by a Foreign Subsidiary or a Cdn. Subsidiary, a bank or trust company organized under the laws of any jurisdiction other than the United States or any state thereof whose commercial paper is rated at least A-1 or the equivalent by Standard & Poor's Rating Group or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iv) commercial paper, other than commercial paper issued by a Borrower or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least US$500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; (vi) Investments by Foreign Subsidiaries or Cdn. Subsidiaries in short-term investments, in connection with the cash management programs of GPI and its Subsidiaries; (vii) deposit accounts
(A) in a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least US$500,000,000 and whose commercial paper (or that of the holding company with which such bank or trust company is affiliated) is rated A-1 or better by Standard & Poor's Rating Group or P-1 or better by Moody's Investors Service, Inc., (B) with respect to a Foreign Subsidiary or Cdn. Subsidiary, in a bank organized under laws other than those of the United States or any state thereof, in currencies other than U.S. Dollars, which bank provides working capital, operating accounts or similar services to such Foreign Subsidiary or Cdn. Subsidiary at such Bank, and (C) in a bank organized under the laws of the United States or any state thereof not included in the descriptions in clauses
(A) or (B) above, so long as the aggregate amount on deposit in all such banks by the Borrowers and their Subsidiaries does not exceed US$2,500,000 in the aggregate; (viii) Investments in eurodollars not in excess of US$10,000,000 in the aggregate at any one time outstanding,


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issued by any bank or trust company having capital surplus and undivided profits aggregating at least US$500,000,000 and whose long term certificates of deposit are, at the time of acquisition thereof by any Borrower or its Subsidiary, rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Invest or Service, Inc.; (ix) other instruments, commercial paper or investments acceptable to the Agent in its sole discretion; and (x) Canadian bankers acceptances.

                  "Cdn. Agent" has the meaning specified in the introductory paragraph.

                  "Cdn. Agent Loan" has the meaning specified in Section 2.2(i).

                  "Cdn. Borrower" means Grant Prideco Canada Ltd., an Alberta corporation.

                  "Cdn. Borrower's Account" means, collectively, the accounts maintained by the Cdn. Borrower at The Bank of Nova Scotia in Edmonton, Alberta, Canada, account number 90019 00326 11 for Cdn. Dollar deposits and account number 90019 86403 19 for U.S. Dollar deposits, or such other account which the Cdn. Borrower may designate to the Agent from time to time.

                  "Cdn. Borrowing Base" has the meaning specified in Section 2.1(b).

                  "Cdn. Dollars" and "Cdn.$" means lawful currency of Canada.

                  "Cdn. Lenders" means the Cdn. Agent, TCFC and the other Lenders specified as such in Schedule 2 to this Agreement, together with each other Person which from time to time becomes a Lender to the Cdn. Borrower under this Agreement.

                  "Cdn. Letter of Credit" means a Letter of Credit issued for the account of the Cdn. Borrower.

                  "Cdn. Loans" means all revolving credit loans made by the Cdn. Lenders to the Cdn. Borrower under Article II.

                  "Cdn. Note" has the meaning specified in Section 2.1(e).

                  "Cdn. Subsidiary" means the Cdn. Borrower and each other Subsidiary of GPI formed under the laws of Canada or any province thereof.

                  "CDOR" means, for any day the rate that appears on the Reuters Screen CDOR page as of at 10:00 A.M. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 A.M.


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


(Toronto time) on the next preceding Business Day).

                  "Closing Date" means the date of execution and delivery of this Agreement.

                  "Code" has the meaning specified in Section 1.3.

                  "Collateral" means all Receivables, Inventory and Equipment of the Borrowers and all other collateral specified in this Agreement, the Security Agreement and the other Security Documents.

                  "Collateral Access Agreements" means landlord waivers, mortgagee waivers, bailee letters or similar acknowledgments of any lessor, warehouseman or processor in possession of any Collateral or on whose property any Collateral is located, substantially in the form of Exhibit L-1 or Exhibit L-2.

                  "Collateralization" and "Collateralize" each means, with respect to any Letter of Credit, the deposit by the Borrowers in a cash collateral account established and controlled by or on behalf of the Agent of an amount equal to 105% of the undrawn amount of such Letter of Credit.

                  "Collections" means all cash, funds, checks, notes, instruments, any other form of remittance tendered by account debtors in respect of payment of Receivables of the Borrowers and any other payments received by the Loan Parties with respect to any Collateral.

                  "Commitment" means, with respect to any Lender, its commitment to make U.S. Loans or Cdn. Loans, as the case may be, and to participate in U.S. Letters of Credit or Cdn. Letters of Credit, as the case may be, up to the amount set forth opposite its name on Schedule 2.

                  "Compliance Certificate" has the meaning specified in Section 7.1(k)(iii).

                  "Contingent Obligation" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another Person, except endorsements in the ordinary course of business.

                  "Continuation" has the meaning specified in Section 2.2(b).

                  "Contribution Agreement" means the contribution, subrogation and indemnity agreement among the Guarantors, substantially in the form of Exhibit G, as amended, supplemented or otherwise modified from time to time.


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


                  "Convert," "Conversion" and "Converted" each refers to conversion of Advances of one Type into Advances of another Type pursuant to
Section 2.2(c).

                  "Default" means any of the events specified in Section 9.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Defaulting Lender" has the meaning specified in Section
2.9(a).

                  "Designated Affiliate" means (i) GPI, (ii) each Guarantor and
(iii) each other Subsidiary of GPI that has or had a net worth as determined in accordance with GAAP of more than US$1,000,000 or annual revenues in excess of US$5,000,000 in each case in or for the fiscal year of determination (including on an annualized basis for the current year in the case of revenues) or in or for any of the immediately three preceding fiscal years.

                  "Disqualified Stock" means any Capital Stock of Subsidiaries that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), or upon the happening of any event or with the passage of time, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on, or prior to, the Expiration Date, or is convertible into or is exchangeable for debt securities of GPI or any of its Subsidiaries.

                  "Effective Date" means the date on which all of the conditions specified in Section 5.1 shall have been satisfied.

                  "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank organized or licensed under the laws of the United States or a state thereof in the case of an assignment by a U.S. Lender, or under the laws of Canada or a province thereof in the case of an assignment by a Cdn. Lender, in each case having total assets in excess of US$1,000,000,000; (iii) a finance company, insurance company or other financial institution or fund, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of US$1,000,000,000; or
(iv) a savings and loan association or savings bank organized under the laws of the United States or a state thereof in the case of an assignment by a U.S. Lender, or under the laws of Canada or a province thereof in the case of an assignment by a Cdn. Lender, in each case which has a net worth, determined in accordance with GAAP, in excess of US$500,000,000; provided, however, that (A) neither a Loan Party nor an Affiliate of a Loan Party shall qualify as an Eligible Assignee, (B) each Eligible Assignee under clauses (ii) through


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(iv) hereof shall be reasonably acceptable to and subject to the consent of the
Agent and, so long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower, which consent of the Administrative Borrower, if required, shall not be unreasonably withheld or delayed, (C) each of the financial institutions specified in Schedule 4 and its Affiliates shall be deemed an Eligible Assignee, (D) nothing herein shall restrict or require the consent of any Person to the pledge by any U.S. Lender of all or any portion of its rights and interests under this Agreement, its U.S. Note or any other Loan Document to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge in any manner permitted by applicable law and (E) no Person that would be subject to interest withholding obligations on account of any payment by any Borrower of interest on the Obligations under the income tax laws of the United States, with respect to any assignment by a U.S. Lender, or under the tax laws of Canada, with respect to an assignment by a Cdn. Lender, shall constitute an Eligible Assignee.

                  "Eligible Inventory" means only such Inventory of a Borrower located in the United States, or, in the case of the Cdn. Borrower, Canada consisting of raw materials, work in process the marketability of which is satisfactory to the Agent, or finished goods, which is free from any claim of title or Lien in favor of any Person (other than Liens in favor of the Agent or Permitted Liens) and with respect to which no event has occurred and no condition exists which could be reasonably expected to impair substantially such Borrower's ability to use or sell such Inventory in the ordinary course of its business and which the Agent, in its reasonable discretion, shall deem eligible to serve as collateral for Advances, based on such considerations as the Agent may deem appropriate from time to time and less any such reserves as the Agent, in its reasonable discretion, may require, including, without limitation, reserves for special order goods for a specific customer that the Agent determines cannot reasonably be expected to be marketed and sold in the ordinary course of the Borrowers' business. No Inventory of a Borrower shall be Eligible Inventory unless the Agent (or the Cdn. Agent, as the case may be) has a perfected first priority Lien thereon. The value of Eligible Inventory shall be computed at the lower of cost (computed on a "first in, first out" basis) or market. Any Inventory of a Borrower that is not in the control or possession of such Borrower and is covered by a warehouse receipt, a bill of lading or other document of title shall in no event be Eligible Inventory unless such warehouse receipt, bill of lading or document of title is in the name of or held by the Agent (or the Cdn. Agent, as the case may be). No Inventory of a Borrower shall be Eligible Inventory unless (i) it is located on property owned by such Borrower; or (ii) (A) it is either located


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

on property leased by such Borrower or in a contract warehouse or on the premises of a third party processor which is subject to a Collateral Access Agreement executed by the mortgagee, lessor, contract warehouseman or processor, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, provided that, in the case that Inventory is located on the premises of such a third party processor which is not the subject of a Collateral Access Agreement, the Agent may, in its sole discretion, allow the inclusion of such Inventory in the calculation of Eligible Inventory, provided that such Inventory is the subject of an adequate reserve (which will reduce the amount of Inventory available for such calculation) to be determined in the Agent's sole discretion, or (B) in the case of lease or warehouse premises, it is the subject of an Inventory Availability Reserve, the amount of which is subtracted from the value of Eligible Inventory so as to account for Inventory located on such lease or warehouse premises for which there is no Collateral Access Agreement. No Inventory of a Borrower shall be Eligible Inventory if it is in transit or it is consigned to or from such Borrower. In addition, and without limitation of the foregoing, unless the Supermajority Lenders shall otherwise agree in writing, Inventory shall be ineligible if:

                  (a) it is not owned solely by a Borrower or a Borrower does not have sole and good, valid and marketable title thereto; or

                  (b) it is packing or shipping materials or maintenance supplies; or

                  (c) it is goods returned or rejected by a Borrower's customer for any reason that the Agent reasonably determines makes such goods non-saleable in the ordinary course of such Borrower's business; or

                  (d) it (i) is excess (as so reserved by a Borrower from time to time or as otherwise reasonably determined by the Agent) or (ii) is obsolete, defective, damaged, slow moving or unmerchantable, or (iii) is samples or Inventory on hand which is used for promotional and other sales activities, or
(iv) does not otherwise conform to the representations and warranties contained in the Loan Documents in any material respect; or

                  (e) it is repossessed, attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

                  (f) it is goods acquired by a Borrower in or as part of a "bulk" transfer or sale of assets and such acquisition is not consummated in the ordinary course of business unless such



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


Borrower has complied with all applicable bulk sales or bulk transfer laws in connection with such acquisition.

                  "Eligible Receivables" means and includes only those unpaid Receivables of a Borrower, without duplication, which (i) arise out of a bona fide sale of goods of the kind ordinarily sold by such Borrower in the ordinary course of its business, (ii) are made to a Person competent to contract therefor who is not an Affiliate of such Borrower and is not controlled by an Affiliate of such Borrower, (iii) are not subject to renegotiation or redating and (iv) are free and clear of any Lien in favor of any Person other than Liens in favor of the Agent or the Cdn. Agent and Liens permitted under Section 7.2(i). No Receivable of a Borrower shall be an Eligible Receivable unless the Agent (or the Cdn. Agent, as the case may be) has a perfected first priority Lien thereon. No Receivable of a Borrower shall be an Eligible Receivable if it is more than 120 days past the date of the original invoice therefor or more than sixty days past the due date. No Receivable of a Borrower shall be an Eligible Receivable unless the delivery of the goods giving rise to such Receivable has been completed (it being understood that delivery is deemed completed once such goods are delivered to the place of delivery where title passes). Unless the Supermajority Lenders shall otherwise agree in writing, a Receivable shall be ineligible if:

                  (a) any warranty contained in this Agreement or in any other Loan Document with respect to such Receivable or in any assignment or statement of warranties or representations relating to such Receivable delivered by a Borrower to the Agent has been breached or is untrue in any material respect; or

                  (b) the account debtor or any Affiliate of the account debtor has disputed liability, has or has asserted a right of setoff or has made any claim with respect to any other Receivable due from such account debtor or Affiliate to a Borrower, in each case to the extent of the amount of such dispute or claim or the amount of such actual or asserted right of setoff, as the case may be; or

                  (c) the account debtor or any of its assets or any Material Affiliate of the account debtor is the subject of an Insolvency Event or, in the reasonable discretion of the Agent, is likely to become the subject of an Insolvency Event; or

                  (d) the account debtor or any Material Affiliate of the account debtor has called a meeting of its creditors to obtain any general financial accommodation; or

                  (e) the account debtor is also a supplier to or creditor of a Borrower, to the extent of the aggregate amount owed by such Borrower to the account debtor; or

                  (f) the sale is to an account debtor outside the United States, or, in the case of an account debtor of the Cdn. Borrower, outside of Canada and the United States unless it is on letter of credit, acceptance or other terms acceptable to the Agent or the account debtor is specified in
Schedule 5 or has a credit rating acceptable to the Agent; or

                  (g) 50% or more of the aggregate Receivables owed to the Borrowers by the account debtor and the Affiliates of such account debtor whose Receivables are not rendered ineligible under clause (f) hereof are unpaid more than 120 days past the date of the original invoices therefor; or

                  (h) the account debtor is the United States or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment under such account to the Agent as collateral hereunder in full compliance with (including, without limitation, the filing of a written notice of the assignment and a copy of the assignment with, and receipt of acknowledgment thereof by, the appropriate contracting and disbursing offices pursuant to) the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.ss. 203, 3727; 41 U.S.C. ss. 15); or

                  (i) the Agent believes, in its reasonable discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's inability or unwillingness to pay.

                  "Environmental Laws" means all federal, state, provincial and local statutes, laws, rulings, regulations or final and enforceable governmental, administrative or judicial policies, directives, orders or interpretations applicable to the business or property of a Person relating to prevention of pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                  "Equipment" means all machinery, equipment, furniture, fixtures, leasehold improvements, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned by a Person or in which a Person may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith and all rights against suppliers, warrantors, manufacturers, and sellers or others in connection therewith, together with all substitutes for any of the foregoing.

                  "Equipment Sales Reserve" means the amount, if positive, of
(i) the aggregate amount of proceeds received by the Borrowers and paid to the Agent for application to the Obligations or for deposit in a cash collateral account established by or on behalf of the Agent which shall be under the sole dominion and control of the Agent upon the sale or other disposition of Equipment under Section 7.2(e)(vii), less (ii) the amount of proceeds of Loans used by the Borrowers to purchase replacement equipment of equal or greater value within ninety days of the date of sale or other disposition of the Equipment replaced thereby in which replacement equipment the Agent has been granted a perfected first priority security interest for the benefit of the Lenders, less (iii) US$5,000,000.

                  "Equivalent Amount" means, with respect to any two currencies, the amount obtained in one such currency when an amount in the other currency is translated into the first currency using the spot wholesale transactions buying rate of the Bank of Canada for the purchase of the applicable amount of the first currency with the other currency in effect as of 12:00 Noon in the place where such translation occurs on the Business Day with respect to which such computation is required for the purpose of this Agreement or, in the absence of such a buying rate on such date, using such other rate as the Agent may reasonably select.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

                  "ERISA Affiliate" means any entity required to be aggregated with a Borrower under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                  "Event of Default" means the occurrence of any of the events specified in Section 9.1.

                  "Excess Cash Flow" means, for any period, with respect to GPI and its Subsidiaries on a consolidated basis (i) Adjusted Earnings, less (ii) all Capital Expenditures paid during such period other than with proceeds of Indebtedness (other than proceeds of the Loans) or Net Cash Proceeds, less (iii) all principal amounts of Indebtedness paid during such period other than payments on account of Indebtedness owed to the Lenders and payments made using Net Cash Proceeds or proceeds of Permitted Refinancing Indebtedness, less
(iv) all interest and fees for the use of money or availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lenders) paid during such period, less (v) all Restricted Payments (to the extent permitted under this Agreement) made during such period other than Restricted Payments that were made during such period (A) using Qualified Capital Stock, (B) using proceeds of Permitted Subordinated Indebtedness and (C) as purchases of Capital Stock of GPI relating to Grant Prideco, Inc. Executive Deferred Compensation Plans or employee benefit plans for tax withholding or pursuant to the cashless exercise of stock options or warrants in connection with customary employee compensation programs.

                  "Exchange Act" means the Securities Exchange Act of 1934, any amendments thereto, any successor statute and any rules and regulations promulgated thereunder.

                  "Expiration Date" means the earliest of (i) April 14, 2003, as such date may be extended from time to time under Section 2.7, (ii) the date on which all or any part of the principal amount of the Subordinated Note becomes due and payable and (iii) the date of termination of the Commitments.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof.

                  "Financial Covenants" means the covenants set forth in Article VIII.

                  "Financial Statements" means, with respect to GPI and its Subsidiaries on a consolidated and consolidating (by operating division and, with respect to all periods ending more than six months after the Closing Date, by legal entity) basis, the balance sheets, profit and loss statements and statements of cash flow for the period specified, prepared in accordance with GAAP and consistent with prior practices.

                  "Fixed Charge Coverage Ratio" means (without duplication), with respect to GPI and its Subsidiaries for each consecutive twelve-month period (or, until the first anniversary of the Closing Date, the applicable six or nine-month period) ending with the last month of the then most recent fiscal quarter for which Financial Statements are required to be delivered to the Agent under Section 7.1(k)(iii) as of the date of determination thereof (after giving effect on a pro forma basis to any Acquisition consummated during or after the end of such most recent fiscal quarter in accordance with GAAP), the ratio of
(i) (A) Adjusted Earnings for such period, plus (B) 50% of all Net Cash Proceeds received during such period, less (C) all Capital Expenditures paid or payable during such period other than with the proceeds of Indebtedness (other than proceeds of the Loans) or Net Cash Proceeds (to the extent such Net Cash Proceeds are not included in clause(i)(B) above), less (D) all tax liabilities paid during such period to (ii) (A) all principal amounts of Indebtedness scheduled or required to be repaid by GPI or any of its Subsidiaries during such period (other than repayments made with Net Cash Proceeds (to the extent such Net Cash Proceeds are not included in clause(i)(B) or (C) above) and with proceeds of Permitted Refinancing Indebtedness or Permitted Subordinated Indebtedness), plus (B) all interest and fees (other than a one-time charge in an aggregate total amount not to exceed US$5,000,000 for costs and expenses incurred by the Borrowers with respect to the refinancing of the Subordinated
Note) for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lenders) paid or payable during such period, plus (C) Restricted Payments made or required to be made during such period (but excluding (I) Restricted Payments using Qualified Capital Stock, (II) Restricted Payments effected by purchases of Capital Stock of GPI relating to Grant Prideco, Inc. Executive Deferred Compensation Plans, (III) Restricted Payments effected by purchases of Capital Stock of GPI pursuant to employee benefit plans for tax withholding and
(IV) Restricted Payments made pursuant to the cashless exercise of stock options or warrants in connection with customary employee compensation programs) provided that nothing in this clause (C) shall be deemed to limit the restrictions of Section 7.2(j).

                  "Foreign Subsidiary" means a Subsidiary of GPI formed under the laws of any jurisdiction other than the United States or Canada or any state or province thereof.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination or, in the case of the Cdn. Borrower, the accounting principles recognized as being generally accepted in Canada as set out in the handbook published by the Canadian Institute of Chartered Accountants as in effect on the date of determination.

                  "Governing Documents" means, with respect to any Person, the certificate of incorporation and bylaws or similar organizational documents of such Person.

                  "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                  "GPI" means Grant Prideco, Inc., a Delaware corporation.

                  "Guarantors" means each of the guarantors identified as Guarantors on Schedule 3.

                  "Guaranty" means the guaranty by the Guarantors in favor of the Agent, substantially in the form of Exhibit F, as amended, supplemented or otherwise modified from time to time.

                  "Hazardous Materials" means any and all pollutants, contaminants and toxic, caustic, radioactive and hazardous materials, substances and wastes that are regulated under any Environmental Laws.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

                  "Hostile Acquisition" means either of the following actions, but only if done without the prior approval of the board of directors of the Person (or an "associate" of any Person within the meaning of the Exchange Act) subject to such action:

                  (a) the taking by any Person of, directly or indirectly, any action to seek control of or to participate actively in the management or business or affairs of any other Person whose equity securities are registered under Section 12 of the Exchange Act, by any means including, without limitation, by soliciting proxies with respect to any matter or proposal for which votes or consents of holders of any equity securities of the Person (or associate (as defined in the Exchange Act) thereof) that is subject to such action; or

                  (b) the commencement by a Person of any tender offer for any class of equity securities of any other Person (or of an associate of any other Person).

                  "Indebtedness" means, with respect to any Person, as of the date of determination thereof (without duplication), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt, and any Hedging Agreement or arrangements therefor, regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts required to be paid in less than one year and which arise in the ordinary course of business), (iii) all obligations of such Person to acquire or for the acquisition or use of any fixed asset, including Capitalized Lease Obligations (other than, in any such case, any portion thereof representing interest or deemed interest or payments in respect of taxes, insurance, maintenance or service), or improvements in each case which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same are payable, (iv) the then outstanding amount of withdrawal or termination liability incurred under ERISA, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, provided that for the purpose of determining the amount of Indebtedness of the type described in this clause
(v), if recourse with respect to such Indebtedness is limited to the assets of such Person, then the amount of Indebtedness shall be limited to the fair market value of such assets, (vi) all Indebtedness of others to the extent guaranteed by such Person and (vii) all obligations of such Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

                  "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or take any corporate or similar act in furtherance thereof, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of (i) an involuntary proceeding or petition for its dissolution or reorganization, and such proceeding is not dismissed or stayed within sixty days, or (ii) the appointment of a receiver, trustee, custodian or liquidator, and such receiver, trustee, custodian or liquidator is not dismissed within sixty days; provided, however, that during the pendency of any sixty-day period described in clauses (i) and (ii), the Lenders shall have no obligation to make any Advance and the Agent shall have no obligation to cause to be issued any Letter of Credit.

                  "Interest Period" means the period commencing on the date of a LIBOR Rate Advance and ending on the corresponding date of the month one, two or three months thereafter; provided, however, that (i) the Administrative Borrower may not select any Interest Period that ends after the Expiration Date, (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day and (iii) if there is no corresponding date in the month in which an Interest Period ends, then the last day of such Interest Period shall be the last Business Day of such month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, any amendments thereto, any successor statute and any regulations and guidelines promulgated thereunder.

                  "Internal Revenue Service" or "IRS" means the United States Internal Revenue Service and any successor agency.

                  "Inventory" means all present and future goods intended for sale, lease or other disposition including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings with respect thereto.

                  "Inventory Availability Reserve" means the sum of (i) three months' rental or storage payments on all leased premises and warehouse locations (where Collateral is stored from time to time) of the Borrowers for which the Borrowers have not delivered to the Agent a Collateral Access Agreement, provided that such sum shall be adjusted from time to time hereafter upon (A) delivery to the Agent of any such Collateral Access Agreement, (B) the addition of a lease or warehouse location or the removal of all Collateral therefrom or (C) any change in rental payments or storage charges for any such location, and (ii) an amount equal to any and all past-due rent and storage charges with respect to all lease or warehouse locations at which Collateral may be located, provided that the Borrowers shall promptly advise the Agent of all such amounts and, upon request by the Agent, provide a report to the Agent with respect thereto.

                  "Investment" in any Person means, as of the date of determination thereof, (i) any payment or contribution, or commitment to make a payment or contribution, by a Person including, without limitation, property contributed or committed to be contributed by such Person for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or (ii) any loan, advance or other extension of credit (other than trade credit for the sale of goods or services in the ordinary course of business) or guaranty of or other surety obligation for any Indebtedness of such Person in whom the Investment is made. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty (or other surety obligation) shall be valued at not less than the principal amount outstanding of the primary obligation; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, dividend or other distribution) shall be deducted; (iii) earnings not distributed in cash shall not be deducted; and (iv) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

                  "Lenders" has the meaning specified in the introductory paragraph hereof and shall include the Agent or the Cdn. Agent to the extent of any Agent Loan or Cdn. Agent Loan outstanding and TBCC or TCFC to the extent of any TBCC Loan or TCFC Loan outstanding.

                  "Letter of Credit Agreement" means the collective reference to any and all agreements from time to time entered into by the Agent and a bank or financial institution (each, an "issuing bank") pursuant to which the Agent causes such issuing bank to issue Letters of Credit for the account or benefit of a Borrower in accordance with the terms of this Agreement.

                  "Letters of Credit" means all letters of credit issued for the account or benefit of the Borrowers under Section 2.10 hereof or under the Original Loan Agreement, and all amendments, renewals, extensions or replacements thereof.

                  "Leverage Ratio" means, for any period, with respect to GPI and its Subsidiaries on a consolidated basis as of the date of determination thereof, the ratio of (i) all Indebtedness of GPI and its Subsidiaries to (ii) Adjusted Earnings for the consecutive twelve-month period then most recently ended.

                  "Liabilities" of a Person as of the date of determination thereof means the liabilities of such Person on such date as determined in accordance with GAAP. Liabilities to Affiliates of such Person shall be treated as Liabilities except where eliminated by consolidation in financial statements prepared in accordance with GAAP or as otherwise provided herein.

                  "LIBOR Rate" means, with respect to each Interest Period for each LIBOR Rate Advance, the reserve adjusted rate per annum equal to the rate per annum at which deposits in United States dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such LIBOR Rate Advance and for a period equal to such Interest Period; provided, however, that if such rate is not available on any day, there shall be substituted for such rate the London Interbank Offered Rate for such amount and period which appears on the Reuters Screen ISDA Page for the London Interbank Offered Rate.

                  "LIBOR Rate Advance" means an Advance that bears interest as provided in Section 4.1(c).

                  "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

                  "Loan Account" has the meaning specified in Section 2.5.

                  "Loan Documents" means this Agreement and all documents and instruments delivered or to be delivered by the Borrowers or any of their Affiliates or any other Loan Party under or in connection with this Agreement or the Original Loan Agreement, as each of the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, the Notes, the Guaranty, the Security Agreement, the Contribution Agreement, the Pledge Agreement, the Lockbox Agreements, the Blocked Account Agreement, the Subordination Agreement and the Letter of Credit Agreement.

                  "Loan Party" means each Borrower and each Guarantor.

                  "Loans" means the U.S. Loans, the Cdn. Loans, the Agent Loans, the Cdn. Agent Loans, the TBCC Loans, the TCFC Loans and all other financial accommodations made by the Agent or the Lenders hereunder or under the Letter of Credit Agreement.

                  "Lockbox Agreement" means an agreement entered into by a U.S. Borrower, the Agent and the Lockbox Bank in substantially the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

                  "Lockbox Bank" means Chase Bank of Texas, National Association or any of its affiliates or any successor or any other bank acceptable to the Agent to act as such.

                  "Material Adverse Effect" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of GPI and the Borrowers taken as a whole, or (ii) the material impairment of (A) a Loan Party's ability to perform its obligations under the Loan Documents to which it is a party or (B) the ability of the Agent, the Cdn. Agent or the Lenders to enforce the Obligations or realize upon the Collateral.

                  "Material Affiliate" means an Affiliate of a Person that has a net worth, as determined in accordance with GAAP, of more than US$1,000,000 or annual revenues in excess of US$5,000,000.

                  "Material Contract" means any contract or other arrangement that requires the purchase of materials or supplies, or that requires the sale of goods or services, by a Borrower or any Designated Affiliate and which involves an amount in excess of US$5,000,000 in any year or any other contract or arrangement the termination of which would require public disclosure under any federal or state securities law, rule or regulation.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of a Borrower or any Designated Affiliate in an aggregate principal amount exceeding US$10,000,000. For purposes of this definition, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which a Borrower or any ERISA Affiliate may incur any liability.

                  "Net Cash Proceeds" means the net cash proceeds received by GPI from the issuance of Qualified Stock of GPI, including any net cash proceeds received by GPI upon exercise of any rights, options or warrants, other than in connection with the conversion or exchange of any Indebtedness or Disqualified Stock of GPI.

                  "Notes" means the U.S. Notes and the Cdn. Notes.

                  "Obligations" means and includes all loans (including the Loans), advances (including the Advances), debts, liabilities, obligations, covenants and duties owing by the Loan Parties to the Agent, the Cdn. Agent or the Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit (including, without limitation, the Letters of Credit), loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all interest (including interest accruing on or after an Insolvency Event, whether or not such interest constitutes an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, attorneys' fees, and any other sum properly chargeable to the Borrowers under this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection herewith or therewith.

                  "OCTL" means Oil Country Tubular Limited, a company organized under the Companies Act of India.

                  "Original Loan Agreement" has the meaning specified in the first recital.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which a Borrower or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "Permitted Acquisition" means an Acquisition:

                               (i) that (A) is not a Hostile Acquisition and (B)
                  does not violate or, after giving effect to such Acquisition on a pro forma consolidated basis determined in accordance with GAAP, would not violate any provision of this Agreement including, without limitation, the Financial Covenants;

                              (ii) in the case of an Acquisition with respect to
                  which the consideration consists entirely of Capital Stock of GPI or any of its Subsidiaries (other than fractional share payments), (A) the ratio of (I) any Person's Indebtedness being purchased or assumed by GPI or any of its Subsidiaries in connection with such Acquisition to (II) the sum of such Person's Indebtedness being purchased or assumed and the market value of such Capital Stock on the date on which the agreement to make such Acquisition becomes binding on the parties thereto, does not exceed .50:1.00, or (B) (I) the amount of any Person's Indebtedness being purchased or assumed by GPI or any of its Subsidiaries in connection with such Acquisition, plus (II) all other Indebtedness so purchased or assumed in the current fiscal year of the Borrowers in connection with all completed Acquisitions (other than Acquisitions permitted under clause (A) hereof) with respect to which the consideration consists entirely of Capital Stock of GPI or any of its Subsidiaries (other than fractional share payments), less (III) all Indebtedness so purchased or assumed in connection with all such Acquisitions in such fiscal year to the extent such Indebtedness does not exceed fifty percent (50%) of the sum described in clause (A)(II) hereof with respect to all such Acquisitions in such fiscal year, does not exceed US$40,000,000 in the aggregate in such fiscal year;

                             (iii) in the case of an Acquisition with respect to
                  which the consideration consists of cash in whole or in part (excluding cash payments for fractional shares totalling less than US$50,000 in connection with such Acquisition), the sum of such cash consideration and all Indebtedness purchased or assumed by GPI or any of its Subsidiaries in connection with such Acquisition does not exceed US$45,000,000 in the aggregate, when taken together with the sum of the cash portion of the consideration paid for, and all Indebtedness purchased or assumed by GPI and its Subsidiaries in connection with, all other Acquisitions completed during any fiscal year of the Borrowers; and

                              (iv) that involves an Investment by or through GPI
                  or a Borrower;

provided that, if the Capital Stock of a Person is issued or otherwise acquired by GPI or a Borrower in connection with such

Acquisition, (i) such Person (if such Person's jurisdiction of formation is the United States or any state thereof) shall simultaneously become (A) a Guarantor or Borrower pursuant to a supplement to the Guaranty in the form of Annex I thereto or pursuant to an amendment to this Agreement in form and substance satisfactory to the Agent, and (B) in the case such Person becomes a Guarantor or a Borrower, a party to the Contribution Agreement by executing a supplement thereto in the form of Annex 1 thereto, (ii) such Capital Stock shall simultaneously be pledged to the Agent pursuant to a supplement to the Pledge Agreement in the form of Annex III thereto (provided that, if such Person's jurisdiction of formation is not the United States or any state thereof, only 65% of such Person's Capital Stock shall be pledged) and (iii) GPI or such Borrower shall take, and shall cause such Person to take, all such further actions and execute all such further documents and instruments as the Agent reasonably determines to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the Liens (and the first priority status thereof) granted to the Agent.

                  "Permitted Business" means the drill pipe and tubular business, tubular steel mills, drilling tools and any businesses, services or activities reasonably incident or related thereto.

                  "Permitted Business Investments" means (i) loans and other extensions of credit to officers, directors and employees of any Loan Party or any of its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of the business of any such Loan Party or any of its Subsidiaries, provided that the aggregate principal amount of loans and other extensions of credit made pursuant to this clause (i) does not exceed US$1,000,000 at any time outstanding; and
(ii) payments to any employee, officer or director of any Loan Party or any of its Subsidiaries pursuant to employee benefit plans or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the applicable Loan Party or such Subsidiary or payments, contributions or transactions relating to such plans.

                  "Permitted Financial Investments" means (i) currency price Hedging Agreements, using customary ISDA swap documentation or comparable documentation, entered into for the purpose of hedging actual exposure on the currency or commodity price risks of its Permitted Business and not for speculation; and (ii) the acquisition or ownership of Capital Stock or obligations or other securities received in settlement of debts owing to any Loan Party (other than Eligible Receivables) created and settled in the ordinary course of business, which Capital Stock, obligations or other securities have been pledged to the Agent (or the Cdn. Agent, as the case may be) under documentation satisfactory to the Agreement.

                  "Permitted Indebtedness" means, without duplication, (i) Permitted Intercompany Debt; (ii) Indebtedness of any Person existing or any Indebtedness assumed, at the time such Person or any of its assets is acquired by any Loan Party or any Subsidiary thereof in connection with a Permitted Acquisition, provided that (A) such Indebtedness is not created, incurred or assumed in contemplation of such Permitted Acquisition of such Person or assets and (B) any Indebtedness discharged at the closing of such Permitted Acquisition shall not be deemed to be or to constitute assumed Indebtedness; (iii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is discharged within two Business Days; (iv) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligation of any Loan Party, or any Subsidiary thereof, incurred or assumed in connection with a Permitted Acquisition or the disposition of any business, assets or Capital Stock other than, in the case of an acquisition, guaranties by any Loan Party or any Subsidiary thereof of Indebtedness incurred by any Person acquiring all or a portion of such business, asset or Capital Stock for the purpose of financing such Permitted Acquisition, provided that, in the case of a disposition, the maximum aggregate liability with respect to all such Indebtedness and the amount of Indebtedness subject to such guaranties, in each case with respect to a particular transaction, shall at no time exceed the gross proceeds actually received from the disposition of such business, asset or Capital Stock; (v) Indebtedness constituting the net obligations of a Person as of the date of a required calculation under currency or commodity Hedging Agreements entered into in the ordinary course of business and not for the purposes of speculation (A) none of which is secured by any of the Collateral and (B) to the extent such Indebtedness is secured by any other assets of the Borrowers, such Indebtedness does not exceed US$35,000,000 in the aggregate at any time; (vi) Permitted Refinancing Indebtedness; (vii) Indebtedness of a Subsidiary of any Loan Party incurred in connection with a transaction permitted under Section 7.1(c) or 7.2(k); (viii) Indebtedness of a Loan Party to the Agent or the Lenders arising under this Agreement or any of the other Loan Documents;
(ix) Indebtedness evidenced by the Subordinated Note and any other Permitted Subordinated Indebtedness, and any Permitted Refinancing Indebtedness with respect thereto; and (x) Indebtedness consisting of current trade accounts required to be paid in less than eighteen months to the extent such Indebtedness does not exceed US$1,000,000 in the aggregate at any time.

                  "Permitted Intercompany Debt" means loans, advances, intercompany accounts, transfers of goods, services, or intellectual property, and Investments (including, but not limited to, loans made pursuant to GPI's cash management system for collections of accounts receivable or disbursements to trade creditors) by any Loan Party in, with or to any other Loan Party, provided that (i) each such lender and borrower Loan Party is Solvent after giving effect thereto, and (ii) each such Loan Party has received reasonably equivalent value and fair consideration in exchange for the transfers made and obligations incurred by it in connection therewith.

                  "Permitted Joint Ventures" means an equity Investment by a Loan Party or any Subsidiary thereof in a Person for which there is no recourse liability beyond the amount of the investment made other than an Investment in a Person (i) that is engaged in a Permitted Business; and (ii) with respect to which no debt or equity interest (other than directors' qualifying shares with respect to corporations formed under the laws of any country other than the United States) in such Person (other than any Loan Party or any Subsidiary thereof) is or will be held by an officer or director of such Loan Party or Subsidiary, or any spouse or immediate family member of, or other relative having the same principal residence as, any such officer or director, or any trust the beneficiary of which is any of the foregoing parties or any other Affiliate of such Loan Party or Subsidiary.

                  "Permitted Liens" means (i) Liens for taxes, assessments and other governmental charges or levies for Liens of local, state or provincial authorities (excluding federal income tax liens) for franchise or other like taxes (and interest and penalties thereon), provided that the aggregate amounts of such taxes relating to such Liens shall not exceed US$2,000,000 in the aggregate at any time and with respect to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing (unless such enforcement, collection, levy or foreclosure is being contested by the applicable Loan Party in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP); (ii) Liens, claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens); (iii) deposits or pledges (other than Liens on Receivables of a Borrower) including, without limitation, security deposits for leases, surety bonds and appeal bonds to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (iv) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of any Property which do not materially impair either the use of such Property in the operation of the business of the applicable Loan Party or the value of such Property, immaterial defects or irregularities in title and other immaterial restrictions, charges or encumbrances on any Property; (v) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect and inchoate Liens for unpaid franchise taxes; (vi) rights of general application reserved to or vested in any Governmental Authority to control or regulate any Property, or to use any Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the applicable Loan Party; (vii) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP; (viii) Liens created pursuant to this Agreement or any of the other Loan Documents in favor of the Agent or the Cdn. Agent; (ix) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback in favor of collecting or payor banks with respect to money or instruments of any Loan Party on deposit with or in the possession of such bank that do not constitute proceeds of Collateral; (x) Liens existing on the date hereof and specified in Schedule 7.2(i) and other Liens expressly permitted or consented to in writing by the Agent from time to time; (xi) any Lien renewing, substituted for or replacing any Lien permitted under the preceding clause (x) with respect to the assets originally subject to such Lien, provided that (A) the obligation secured is not increased to an amount greater than the outstanding amount secured by such Lien as of the date of such renewal, substitution or replacement, (B) the terms of the obligation secured by such Lien remain substantially the same as the original terms and (C) such obligation is secured only by the assets that secured such obligation prior to such renewal, substitution or replacement; (xii) Liens securing Permitted Refinancing Indebtedness, so long as such Permitted Refinancing Indebtedness is secured only by Liens on those assets that secured such Indebtedness prior to the renewal, extension, refinancing, refunding or repurchase thereof or by Liens otherwise permitted by this definition; and (xiii) Liens securing Indebtedness of the type specified in clause (ii) or (v) of the definition of "Permitted Indebtedness."

                  "Permitted Refinancing Indebtedness" means (i) Permitted Indebtedness of any Loan Party or any of its Subsidiaries existing on the Closing Date, the terms of which have been amended, modified or supplemented in a manner such that such Indebtedness does not (A) adversely affect the pari passu or subordinated status of such Indebtedness in right of payment in relation to the Obligations, (B) accelerate the maturity of such Indebtedness, (C) shorten the Average Life of such Indebtedness or (D) increase the aggregate amount of such Indebtedness or any scheduled payment thereof and (ii) Indebtedness of any Loan Party or any of its Subsidiaries, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Permitted Indebtedness of such Loan Party or any of its Subsidiaries, provided that (A) such Indebtedness is pari passu with or subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (B) the Average Life of such Indebtedness is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased at the time such Indebtedness is incurred, (C) such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the sum of (I) the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with
GAAP), (II) the amount of accrued and unpaid interest, if any, on the Indebtedness being renewed, extended, refinanced, refunded or repurchased and
(III) the amount of fees, expenses and costs related to the incurrence of such Permitted Refinancing Indebtedness, provided that, after giving effect thereto, the scheduled payments or aggregate outstanding amount of such Indebtedness is not increased to an amount greater than the outstanding amount thereof as of the date of such renewal, extension, refinancing, refunding or repurchase, and (D) the material terms of such Indebtedness shall be substantially identical to the terms that existed prior to such renewal, extension, refinancing, refunding or repurchase except as expressly provided above.

                  "Permitted Subordinated Indebtedness" means Indebtedness of any Loan Party or any of its Subsidiaries that is subordinated to the repayment of the Obligations on terms and under documentation satisfactory to the Agent.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

                  "Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, maintained or contributed to by a Borrower or any ERISA Affiliate or with respect to which any of them may incur liability.

                  "Pledge Agreement" means the pledge agreement by GPI and certain Subsidiaries of GPI party thereto in favor of the Agent, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

                  "Pledgor" means GPI and each of the other pledgors party to the Pledge Agreement.

                  "PPSA" means the Personal Property Security Act of Alberta, from time to time in effect.

                  "Pricing Increment" means (i) from the date hereof until December 31, 2000, (A) .75% per annum for Base Rate Advances or Prime Rate Advances and (B) 2.50% per annum for LIBOR Rate Advances or Letters of Credit and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:


                 Leverage Ratio                     Base or         LIBOR Rate Advances
                 --------------              Prime Rate Advances    or Letters of Credit
                                             -------------------    --------------------

     less than 2.00:1.00                               0%                  1.50%

     greater than or equal to 2.00:1.00              .50%                  2.00%
     but less than 3.00:1.00

     greater than or equal to 3.00:1.00              .75%                  2.50%


Commencing as of December 31, 2000, the Pricing Increment shall be determined as of December 31, 2000 and each June 30 and December 31 thereafter based on the most recent Financial Statements delivered by the Administrative Borrower under
Section 7.1(k)(iii) determined for the twelve-month period ending on such June 30 or December 31, provided that (i) each change in the Pricing Increment shall be effective three Business Days after the date on which the Agent receives the relevant Financial Statements and a duly executed Compliance Certificate demonstrating such ratio (including during any Interest Period), (ii) upon written notice from the Agent, the Pricing Increment shall be determined on the basis of a Leverage Ratio greater than 3.00:1.00 for so long as the Agent has not received the information described in clause (i) of this proviso under
Section 7.1(k)(iii) with respect to any month ending June 30 or

December 31 (without prejudice to the Agent's right to charge interest as provided in Section 4.2) and (iii) the Pricing Increment shall not be reduced more than .25% with respect to Base Rate Advances and Prime Rate Advances or
 .50% with respect to LIBOR Rate Advances, in each case with respect to any such six-month period.

                  "Prime Rate" means a fluctuating rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as applicable, which, in the case of amounts in respect of which interest is to be calculated under this Agreement on the basis of the Prime Rate, is equal at all times to the greater of:

                           (i) the reference rate of interest (however
                  designated) of Royal Bank of Canada for determining interest chargeable by it on Cdn. Dollar commercial loans made in Canada; and

                           (ii) 0.75% above CDOR from time to time for
                  thirty-day Canadian bankers' acceptances.

                  "Prime Rate Advance" means an Advance made to the Cdn. Borrower denominated in Cdn. Dollars that bears interest as provided in Section 4.1(b).

                  "Prohibited Transaction" has the meaning specified in Section 6.1(x)(v).

                  "Property" means any real property owned, leased or controlled by a Borrower or any Subsidiary of a Borrower.

                  "Pro Rata Share" of any amount means, with respect to any U.S. Lender or Cdn. Lender, a fraction (expressed as a percentage) (i) at any time before the Expiration Date, the numerator of which is the Commitment of such Lender and the denominator of which is the aggregate amount of the Commitments of all the U.S. Lenders or the Cdn. Lenders, as applicable, at such time and
(ii) at any time on and after the Expiration Date, the numerator of which is the aggregate unpaid principal amount of the Loans made by such Lender and the denominator of which is the aggregate unpaid principal amount of all U.S. Loans or Cdn. Loans, as applicable, other than TBCC Loans, TCFC Loans, Agent Loans and Cdn. Agent Loans, at such time.

                  "Qualification" or "Qualified" means, with respect to any report of independent public accountants covering Financial Statements, a material qualification to such report (i) resulting from a limitation on the scope of examination of such Financial Statements or the underlying data, (ii) as to the capability of a Borrower or any other Loan Party to continue operations as a going concern or (iii) which could be eliminated by changes in Financial Statements or notes thereto covered by such report

(such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in a Default or an Event of Default.

                  "Qualified Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Stock.

                  "Receivables" means all present and future accounts, contract rights, promissory notes, chattel paper, tax refunds, rights to receive tax refunds, rights of indemnification, contribution and subrogation, causes of action, choses in action, judgments, claims against third parties of every kind or nature, instruments, drafts, acceptances, letters of credit, rights to receive payments under letters of credit, book accounts, each Blocked Account and all money, balances, credits, deposits or other financial assets therein or represented thereby, credits and reserves and all forms of obligations whatsoever owing, and books, ledgers, files, computer tapes, programs, discs and software, trade secrets, computer service contracts and records with respect to any collateral or security, together with all right, title, security and guaranties with respect to any Receivable, including any right of stoppage in transit.

                  "Replacement Lender" means a financial institution proposed by the Administrative Borrower in accordance with Section 2.9(d) that is satisfactory to the Agent in its sole discretion and which has agreed to acquire and assume all or a part of a Defaulting Lender's Loans and Commitments under
Section 2.9(d).

                  "Reportable Event" means any of the events described in
Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

                  "Required Lenders" means (i) before the Expiration Date, the Lenders holding more than fifty percent of the aggregate Commitments at such time and (ii) on and after the Expiration Date, the Lenders holding more than fifty percent of the aggregate unpaid principal amount of the Loans at such time.

                  "Requirement of Law" means (i) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (ii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval of any Governmental Authority binding on a Borrower or any Designated Affiliate or any of their respective property.

                  "Responsible Officer" means the President, the Chief Executive Officer, the Chief Financial Officer or the Chief

Operating Officer of a Loan Party.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Loan Party now or hereafter outstanding or any warrants, options or other rights to acquire such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of Qualified Stock (including warrants, rights or options relating thereto) of GPI, and (iii) any Investment by any Loan Party not permitted under Section 7.2(k) or 7.2(l).

                  "Security Agreement" means the security agreement by the Cdn. Borrower in favor of the Cdn. Agent, substantially in the form of Exhibit I, as amended, supplemented or otherwise modified from time to time.

                  "Security Documents" means the Pledge Agreement, the Lockbox Agreements, the Security Agreement, the Blocked Account Agreement and any other agreement delivered in connection herewith which purports to grant a Lien in favor of the Agent or the Cdn. Agent to secure all or any of the Obligations.

                  "Settlement" has the meaning specified in Section 2.2(i).

                  "Settlement Date" has the meaning specified in Section 2.2(i).

                  "Solvent" means, when used with respect to any Person, that as of the date as to which such Person's solvency is to be measured:

                               (i) the fair saleable value of its assets is in
                  excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law) as they become absolute and matured;

                              (ii) it has sufficient capital to conduct its
                  business; and

                             (iii) it is able to meet its debts as they mature.

                  "Spinoff" means the distribution of all of the outstanding shares of common stock of GPI by Weatherford as described in Form 10 filed by GPI with the Securities Exchange Commission and declared effective by the Securities and Exchange

Commission on or about March 20, 2000.

                  "Subordinated Note" means the Subordinated Note dated April 14, 2000 made by GPI in favor of Weatherford in the original principal amount of US$100,000,000, as amended, supplemented or otherwise modified, replaced or extended from time to time.

                  "Subordination Agreement" means the Subordination Agreement among GPI, Weatherford and the Agent, substantially in the form of Exhibit K, as amended, supplemented or otherwise modified from time to time.

                  "Subsidiary" means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body, or to appoint the majority of the managers of, such corporation or other entity, it being understood that Voest-Alpine is not a Subsidiary of GPI, any other Loan Party or any Subsidiary thereof as of the date hereof.

                  "Supermajority Lenders" means, with respect to determining the eligibility of the Inventory and Receivables of the U.S. Borrowers or the Cdn. Borrower, as the case may be, for purposes of the definitions of "Eligible Inventory" and "Eligible Receivables" and under the second sentence of Section 2.1(c), the U.S. Lenders or the Cdn. Lenders, respectively, holding sixty-six and two-thirds percent or more of the aggregate Commitments of the U.S. Lenders or the Cdn. Lenders, respectively.

                  "TBCC" has the meaning specified in the introductory paragraph.

                  "TBCC Loan" has the meaning specified in Section 2.2(h).

                  "TCFC" has the meaning specified in the introductory paragraph.

                  "TCFC Loan" has the meaning specified in Section 2.2(h).

                  "Termination Event" means (i) a Reportable Event with respect to any Pension Plan or Multiemployer Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (v) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (b) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Termination Notice" has the meaning specified in Section 2.7.


                  "Type" means a Base Rate Advance, a Prime Rate Advance or a LIBOR Rate Advance.

                  "U.S. Borrower" means each Borrower other than the Cdn. Borrower.

                  "U.S. Borrowers' Account" means the account maintained by the U.S. Borrowers at The Chase Manhattan Bank in New York, New York, account number 9102717965, or such other account which the U.S. Borrowers may designate to the Agent from time to time.

                  "U.S. Borrowing Base" has the meaning specified in Section 2.1(a).

                  "U.S. Dollars," "US$" and "$" means lawful currency of the United States.

                  "U.S. Lenders" means the Lenders other than the Cdn. Lenders.

                  "U.S. Letter of Credit" means a Letter of Credit issued for the account of a U.S. Borrower.

                  "U.S. Loans" means all revolving credit loans made by the U.S. Lenders to the U.S. Borrowers under Article II.

                  "U.S. Notes" has the meaning specified in Section 2.1(d).

                  "Voest-Alpine" means, collectively, Voest-Alpine Stahlrohr Kindberg GmbH, an Austrian limited liability company, Voest-Alpine Stahlrohr Kindberg GmbH & Co. KG, an Austrian limited partnership, Voest-Alpine Middle East Free Establishment Zone, a United Arab Emirates corporation, and Voest-Alpine South America, S.A., a Venezuelan corporation.

                  "Weatherford" means Weatherford International, Inc., a Delaware corporation.

                  "Year 2000 Compliant" means, with respect to any Person, that
(i) all software in goods produced or sold by, or used by and material to the business, operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including dates in and after the year 2000, and (ii) all equipment containing embedded microchips (including, without limitation, all systems and equipment supplied by others or with which such Person's information systems interface) will function properly with respect to all dates in and after the year 2000.

                  SECTION I.2. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Article VIII shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the Compliance Certificates required to be delivered pursuant to Section 7.1(k)(iii) shall include calculations setting forth the adjustments necessary to demonstrate how the Borrowers are in compliance with the Financial Covenants based upon GAAP as in effect on the Closing Date.

                    SECTION I.3. Other Terms; Headings. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code, from time to time in effect in the State of New York (the "Code") or in the PPSA, from time to time in effect in the Province of Alberta, shall have the meanings given in the Code or in the PPSA, as the case may be. An Event of Default shall "continue" or be "continuing" unless and until such Event of Default has been waived or cured within any grace period specified therefor under Section 9.1. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II.

                              THE CREDIT FACILITIES


                  SECTION II.1.  Loans.

                  (a) Each U.S. Lender severally agrees, subject to Section 2.4(a) and the other terms and conditions of this Agreement, to make revolving credit loans, from time to time from the Closing Date to but excluding the Expiration Date, at the Administrative Borrower's request to the Agent, in an aggregate principal amount for all U.S. Lenders at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired U.S. Letters of Credit, does not exceed the sum of (i) 85% of the aggregate Eligible Receivables of the U.S. Borrowers plus (ii) 50% of the aggregate Eligible Inventory other than work in process of the U.S. Borrowers plus (iii) 35% of the aggregate Eligible Inventory consisting of work in process of the U.S. Borrowers (provided that the sum of the amounts in clauses (ii) and (iii) hereof in respect of Eligible Inventory shall not exceed 70% of the aggregate amount of all U.S. Loans and U.S. Letters of Credit outstanding at such time), all of the foregoing less such reserves as the Agent may establish in its reasonable discretion including, without limitation, the Equipment Sales Reserve and the Inventory Availability Reserve (the "U.S. Borrowing Base"); provided, however, that in no event shall the aggregate amount of the U.S. Loans and the U.S. Letters of Credit outstanding at any time exceed the aggregate amount of the Commitments less the aggregate amount of Cdn. Loans and the undrawn amount of Cdn. Letters of Credit outstanding at such time.

                  (b) Each Cdn. Lender severally agrees, subject to Section 2.4(a) and the other terms and conditions of this Agreement, to make revolving credit loans denominated in Cdn. Dollars or U.S. Dollars, from time to time from the Closing Date to but excluding the Expiration Date, at the Administrative Borrower's request to the Agent, in an aggregate principal amount for all Cdn. Lenders at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired Cdn. Letters of Credit, does not exceed the sum of (i) 85% of the Eligible Receivables of the Cdn. Borrower plus (ii) 50% of the Eligible Inventory other than work in process of the Cdn. Borrower plus (iii) 35% of the Eligible Inventory consisting of work in process of the Cdn. Borrower (provided that the sum of the amounts in clauses (ii) and (iii) hereof in respect of Eligible Inventory shall not exceed 70% of the aggregate amount of all Cdn. Loans and Cdn. Letters of Credit outstanding at such time), all of the foregoing less such reserves as the Agent may establish in its reasonable discretion including, without limitation, the Equipment Sales Reserve and the Inventory Availability Reserve (the "Cdn. Borrowing Base"); provided, however, that in no event shall the aggregate amount of the Cdn. Loans and the Cdn. Letters of Credit outstanding at any time exceed US$7,000,000 in the aggregate.

                  (c) The Agent, at any time in the exercise of its reasonable discretion, may (i) establish and increase or decrease reserves against Eligible Receivables and Eligible Inventory and (ii) reduce the advance rates against Eligible Receivables and Eligible Inventory. The Supermajority Lenders, at any time in the exercise of their reasonable discretion, may impose additional restrictions to (or eliminate the same from) the standards of eligibility set forth in the definitions of "Eligible Receivables" and "Eligible Inventory." The Lenders, at any time in the exercise of their reasonable discretion, may increase the advance rates against Eligible Receivables and Eligible Inventory.

                  (d) The U.S. Loans made by each U.S. Lender shall be evidenced by a promissory note payable to the order of such Lender, substantially in the form of Exhibit A (each as amended, supplemented or otherwise modified from time to time, a "U.S. Note"), executed by the U.S. Borrowers and delivered to the Agent on the Closing Date. The U.S. Note of each U.S. Lender shall be in a stated maximum principal amount equal to such Lender's Commitment.

                  (e) The Cdn. Loans made by each Cdn. Lender shall be evidenced by a promissory note payable in Cdn. Dollars, substantially in the form of Exhibit B, and a promissory note payable in U.S. Dollars, substantially in the form of Exhibit C, each payable to the order of such Lender (each as amended, supplemented or otherwise modified from time to time, a "Cdn. Note"), executed by the Cdn. Borrower and delivered to the Agent on the Closing Date. Each Cdn. Note of each Cdn. Lender shall be in a stated maximum principal amount equal to such Lender's Commitment.

                  (f) The Loans shall be payable in full, with all interest accrued thereon, on the Expiration Date. The Borrowers may borrow, repay or prepay (subject to the obligation of the Borrowers to indemnify the Lenders under Section 2.2(e)(iii) upon any prepayment of a LIBOR Rate Advance) and reborrow Loans, in whole or in part, in accordance with the terms hereof.

                  (g) Each Cdn. Loan or Cdn. Letter of Credit shall be denominated solely in Cdn. Dollars or U.S. Dollars, as the Administrative Borrower may request. Each U.S. Loan or U.S. Letter of Credit shall be denominated solely in U.S. Dollars.

                  SECTION II.2. Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices of Conversion; TBCC Loans; TCFC Loans; Settlement.

                  (a) Each Borrowing shall be made on notice, given not later than 12:00 Noon (Chicago time) on the third Business Day prior to the proposed Borrowing Date in the case of a LIBOR Rate Advance, and not later than 11:00 A.M. (Chicago time) on the date of the proposed Borrowing in the case of a Base Rate Advance or a Prime Rate Advance, by the Administrative Borrower to the Agent. Each such notice of a Borrowing shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), in substantially the form of Exhibit Q (a "Notice of Borrowing"), specifying therein the requested (i) date of such Borrowing, (ii) Type of Advance comprising such Borrowing and, in the case of a LIBOR Rate Advance, the requested Interest Period therefor and (iii) aggregate principal amount of such Borrowing.
                  (b) With respect to any Borrowing consisting of a LIBOR Rate Advance, the Borrowers may, subject to the provisions of Section 2.2(d) and so long as all the conditions set forth in Article V have been fulfilled, elect to maintain such Borrowing or any portion thereof as a LIBOR Rate Advance by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the Interest Period then ending. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 Noon (Chicago time) on the third Business Day prior to the date of any such Continuation by the Administrative Borrower to the Agent. Such notice by the Administrative Borrower of a Continuation shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), in substantially the form of Exhibit R (a "Notice of Continuation"), specifying the requested (i) date of such Continuation and (ii) aggregate amount of the Advance subject to such Continuation, which shall comply with all limitations on Loans hereunder. Upon the Agent's receipt of any Notice of Continuation, the Agent shall promptly notify each Lender thereof. Unless, on or before 12:00 Noon (Chicago time) of the third Business Day prior to the expiration of an Interest Period, the Agent shall have received a Notice of Continuation from the Administrative Borrower for the entire Borrowing consisting of the LIBOR Rate Advance outstanding during such Interest Period, any amount of such Advance comprising such Borrowing remaining outstanding at the end of such Interest Period (or any unpaid portion of such Advance not covered by a timely Notice of Continuation) shall, upon the expiration of such Interest Period, be Converted to a Base Rate Advance or, if such Borrowing is by the Cdn. Borrower, a Prime Rate Advance.

                  (c) The Borrowers may on any Business Day upon notice (each such notice, a "Notice of Conversion") given by the Administrative Borrower to the Agent, and subject to the provisions of Section 2.2(d), Convert the entire amount of or a portion of an Advance of one Type into an Advance of another Type; provided, however, that (i) the Borrowers may not Convert a Base Rate Advance or a Prime Rate Advance into a LIBOR Rate Advance if an Event of Default has occurred and is continuing, (ii) any Conversion of a LIBOR Rate Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advance, except that the Borrowers may Convert a LIBOR Rate Advance to a Base Rate Advance or to a Prime Rate Advance before the end of the applicable Interest Period if the Administrative Borrower has received notice from the Agent under subsection (d)(i) that it is unlawful for such Lender to fund or maintain such LIBOR Rate Advance and (iii) only the Cdn. Borrower may Convert an Advance to a Prime Rate Advance. Each such Notice of Conversion shall be given not later than 12:00 P.M. (Chicago time) on the Business Day prior to the date of any proposed Conversion into a Base Rate Advance or a Prime Rate Advance and on the third Business Day prior to the date of any proposed Conversion into a LIBOR Rate Advance. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), in substantially the form of Exhibit S, specifying (i) the requested date of such Conversion, (ii) the Type of Advance to be Converted, the Type of Advance into which such Advance is requested to be Converted and, in the case of an Advance to be Converted to a LIBOR Rate Advance, the requested Interest Period therefor and (iii) the amount of such Advance to be Converted. Upon the Agent's receipt of any Notice of Conversion, the Agent shall promptly notify each Lender thereof. Each Conversion shall be in an aggregate amount not less than US$1,000,000 or Cdn.$1,000,000, as applicable, or an integral multiple of US$1,000,000 or Cdn.$1,000,000, as applicable, in excess thereof.

                  (d) Anything in subsection (b) or (c) above to the contrary notwithstanding,

                               (i) if, at least one Business Day before the date
                  of any requested LIBOR Rate Advance, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or any of its Affiliates to perform its obligations hereunder to make a LIBOR Rate Advance or to fund or maintain a LIBOR Rate Advance hereunder (including in the case of a Continuation or a Conversion), such Lender shall promptly give written notice of such circumstance to the Agent, and the Agent shall promptly deliver such notice to the Administrative Borrower, and the right of the Borrowers to select a LIBOR Rate Advance for such Borrowing or any subsequent Borrowing (including a Continuation or a Conversion) shall be suspended until the circumstances causing such suspension no longer exist, and any Advance comprising such requested Borrowing shall be a Base Rate Advance;

                              (ii) if, at least one Business Day before the
                  first day of any Interest Period, the Agent is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, Continuation or Conversion, the Agent shall promptly give written notice of such circumstance to the Administrative Borrower, and the right of the Borrowers to select or maintain LIBOR Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Administrative Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance (or, in the case of a Borrowing by the Cdn. Borrower, a Prime Rate Advance);

                             (iii) if any Lender shall, at least one Business
                  Day before the date of any requested Borrowing or Continuation of, or Conversion into, a LIBOR Rate Advance, notify the Agent, which notice the Agent shall promptly deliver to the Administrative Borrower, that the LIBOR Rate for Advances comprising such Borrowing, Continuation or Conversion will not adequately reflect the cost to such Lender of making or funding Advances for such Borrowing, the right of the Borrowers to select LIBOR Rate Advances shall be suspended until such Lender shall notify the Administrative Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance (or, in the case of a Borrowing by the Cdn. Borrower, a Prime Rate Advance);

                              (iv) there shall not be outstanding at any time
                  more than ten Borrowings which consist of LIBOR Rate Advances;

                              (v) each Borrowing which consists of LIBOR Rate
                  Advances shall be in an amount equal to US$1,000,000 or a whole multiple of US$1,000,000 in excess thereof; and

                              (vi) if an Event of Default has occurred and is
                  continuing, no LIBOR Rate Advances may be borrowed or continued as such.

                  (e) Each Notice of Borrowing, Notice of Continuation and Notice of Conversion shall be irrevocable and binding on the Borrowers. The Borrowers agree, jointly and severally, to indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of (i) default by the Borrowers in making a Borrowing of, Conversion into or Continuation of a LIBOR Rate Advance after the Administrative Borrower has given notice requesting the same, (ii) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Rate Advance or (iii) the making of a payment or prepayment of a LIBOR Rate Advance on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such Advance.

                  (f) Promptly after receipt of a Notice of Borrowing under
Section 2.2(a), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to the requested Borrowing, or (ii) to request TBCC or TCFC to make a TBCC Loan or a TCFC Loan, respectively, under Section 2.2(h), as applicable, in the amount of the requested Borrowing; provided, however, that if either TBCC or TCFC, as the case may be, declines (which it may do in its sole and absolute discretion) to make a TBCC or TCFC Loan, respectively, the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

                  (g) (i) If the Agent shall elect to have the terms of this
Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f)(i), then, promptly after its receipt of a Notice of Borrowing under Section 2.2(a), the Agent shall notify the Lenders in writing (by telecopier or otherwise as permitted hereunder) of the requested Borrowing. Each U.S. Lender with respect to U.S. Loans and each Cdn. Lender with respect to Cdn. Loans shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, for the account of the applicable Borrower or Borrowers, (A) in the case of a U.S. Loan, at the Agent's U.S. Payment Account prior to 2:00 P.M. (Chicago time), or (B) in the case of a Cdn. Loan, at the Agent's Cdn. Payment Account prior to 2:00 P.M., Toronto time, in each case on the Borrowing Date requested by the Administrative Borrower, in U.S. Dollars or Cdn. Dollars, as applicable. The proceeds of such Borrowing will then be made available to the applicable Borrower or Borrowers by the Agent wire transferring to the U.S. Borrowers' Account or the applicable Cdn. Borrower's Account, as applicable, the aggregate of the amounts made available to the Agent by the U.S. Lenders or the Cdn. Lenders, as applicable, and in like funds as received by the Agent by 2:00 P.M. (Chicago or Toronto time, as applicable), on the requested Borrowing Date.

                           (ii) Unless the Agent receives contrary written
notice prior to the date of any proposed Borrowing, the Agent is entitled to assume that each applicable Lender will make available its Pro Rata Share of such Borrowing and, in reliance upon that assumption, but without any obligation to do so, may advance such Pro Rata Share on behalf of such Lender. If and to the extent that such Lender shall not have made such amount available to the Agent, but the Agent has made such amount available to the Administrative Borrower, such Lender and the applicable Borrower or Borrowers jointly and severally agree to pay and repay the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is transferred by the Agent to the U.S. Borrowers' Account or the applicable Cdn. Borrower's Account, as applicable, until the date such amount is paid or repaid to the Agent, at (A) in the case of the applicable Borrower or Borrowers, the interest rate applicable at such time to such Loan and (B) in the case of each Lender, for the period from the date such amount was wire transferred to the U.S. Borrowers' Account or the applicable Cdn. Borrower's Account, as applicable, to (and including) three days after demand therefor by the Agent to such Lender, at the Federal Funds Rate and, following such third day, at the interest rate applicable at such time to such Loan together with all costs and expenses incurred by the Agent in connection therewith. If a Lender shall pay to the Agent any or all of such amount, such amount so paid shall constitute a Loan by such Lender to the applicable Borrower or Borrowers for purposes of this Agreement.

                  (h) (i) If the Agent shall elect, with the consent of TBCC or TCFC, as applicable, in its sole and absolute discretion to have the terms of this Section 2.2(h) apply to a requested Borrowing (as described in Section 2.2(f)), TBCC or TCFC, as the case may be, shall make a Loan in the amount of such requested Borrowing (any such Loan made solely by TBCC under this Section 2.2(h) being referred to as a "TBCC Loan" and any such Loan made solely by TCFC under this Section 2.2(h) being referred to as a "TCFC Loan") available to the U.S. Borrowers or the Cdn. Borrower, respectively, in same day funds by wire transferring to the U.S. Borrowers' Account or the applicable Cdn. Borrower's Account, as applicable, the amount of the requested Borrowing by 2:00 P.M. (Chicago or Toronto time, as applicable) on the requested Borrowing Date. Each TBCC Loan and TCFC Loan shall be subject to all the terms and conditions applicable to the other Loans except that all payments thereon shall be payable to TBCC or TCFC, as applicable, solely for its own account (and for the account of the holder of any participation interest with respect to such Loan). The Agent shall not request TBCC to make any TBCC Loan, or TCFC to make any TCFC Loan, if (A) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the conditions precedent specified in Section 5.2 will not be satisfied on the requested Borrowing Date for the applicable Borrowing, or (B) the requested Borrowing would cause the aggregate amount of the U.S. Loans and the U.S. Letters of Credit or the Cdn. Loans and the Cdn. Letters of Credit, as the case may be, to exceed the U.S. Borrowing Base or the Cdn. Borrowing Base, respectively, on such Borrowing Date. Neither TBCC nor TCFC shall otherwise be required to determine whether the conditions precedent specified in Section 5.2 have been satisfied or the requested Borrowing would cause the U.S. Borrowing Base or the Cdn. Borrowing Base, as applicable, to be exceeded on the requested Borrowing Date prior to making, in its sole discretion, any TBCC Loan or TCFC Loan, as the case may be.

                              (ii) The TBCC Loans and the TCFC Loans (A) shall
be repayable on demand to the extent that a U.S. Lender or a Cdn. Lender, as applicable, fails to make available its Pro Rata Share of such TBCC Loan or TCFC Loan, as applicable, under Section 2.2(j)(ii), (B) shall be secured by the Collateral, (C) shall constitute Loans and Obligations hereunder and (D) shall bear interest at the rate applicable to the Type of Advance requested in the applicable Notice of Borrowing.

                  (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), each of the Agent and the Cdn. Agent is authorized from time to time in its sole discretion (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other conditions precedent specified in Section 5.2 have not been satisfied, to make Loans to the Borrowers on behalf of the U.S. Lenders or the Cdn. Lenders, as applicable, which the Agent or the Cdn. Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and the other Obligations, or (C) to pay any other amount chargeable to the Borrowers under this Agreement or any other Loan Document including, without limitation, costs, fees and expenses as described in Section 11.4 (any such Loan made to the U.S. Borrowers under this Section 2.2(i) being referred to as an "Agent Loan" and any such Loan made to the Cdn. Borrower under this Section 2.2(i) being referred to as a "Cdn. Agent Loan"), provided that the Required Lenders may at any time revoke the Agent's or the Cdn. Agent's authorization contained in this Section 2.2(i) to make an Agent Loan or a Cdn. Agent Loan, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, and provided, further, that the Agent and the Cdn. Agent shall not make Agent Loans or Cdn. Agent Loans
(I) for purposes described in clauses (B) and (C) above which would cause the aggregate amount of the U.S. Loans and the U.S. Letters of Credit or the Cdn. Loans and the Cdn. Letters of Credit, as the case may be, to exceed the U.S. Borrowing Base or the Cdn. Borrowing Base, respectively, (II) which would cause the aggregate amount of the Loans and the Letters of Credit to exceed the aggregate amount of the Commitments or (III) which would exceed US$5,000,000 in the aggregate. The Agent Loans and the Cdn. Agent Loans shall be repayable on demand, shall be secured by the Collateral, shall constitute Loans and Obligations hereunder and shall bear interest at the rate applicable to Base Rate Advances or Prime Rate Advances, as applicable, in effect from time to time. The Agent shall notify each Lender in writing of each Agent Loan and each Cdn. Agent Loan.

                  (j) Each U.S. Lender's funded portion of any U.S. Loan is intended to be equal at all times to such Lender's Pro Rata Share of all outstanding U.S. Loans. Each Cdn. Lender's funded portion of any Cdn. Loan is intended to be equal at all times to such Lender's Pro Rata Share of all outstanding Cdn. Loans. Notwithstanding such agreement, the Agent, the Cdn. Agent, TBCC, TCFC and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that, to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the U.S. Loans, the Cdn. Loans, the TBCC Loans, the TCFC Loans, the Agent Loans and the Cdn. Agent Loans shall take place on a periodic basis in accordance with the following provisions:

                               (i) The Agent shall request settlement
                  ("Settlement") (A) with the U.S. Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (I) on behalf of TBCC, with respect to each outstanding TBCC Loan,
                  (II) for itself, with respect to each outstanding Agent Loan, and (III) with respect to all payments made by the U.S. Borrowers on account of the U.S. Loans, in each case by notifying the U.S. Lenders of such requested Settlement by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), prior to 12:00 Noon (Chicago time) on the date of such requested Settlement (any such date being a "Settlement Date") and (B) with the Cdn. Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (I) on behalf of TCFC, with respect to each outstanding TCFC Loan, (II) for the Cdn. Agent, with respect to each outstanding Cdn. Agent Loan and (III) with respect to all payments made by the Cdn. Borrower on account of the Cdn. Loans, in each case by notifying the Cdn. Lenders of such requested Settlement by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), prior to 12:00 Noon (Toronto time) on the Settlement Date applicable thereto.

                              (ii) Each U.S. Lender (other than TBCC, in the
                  case of TBCC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the TBCC Loans and the Agent Loans with respect to which Settlement is requested available to the Agent in same day funds, for itself or for the account of TBCC, to the Agent's U.S. Payment Account prior to 2:00 P.M. (Chicago time), on the Settlement Date applicable thereto, regardless of whether the conditions precedent specified in
                  Section 5.2 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable TBCC Loan or the Agent Loan and, together with the portion of such TBCC Loan or Agent Loan representing TBCC's Pro Rata Share thereof, shall constitute U.S. Loans of such Lenders. If any such amount is not made available to the Agent by any U.S. Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such U.S. Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such Settlement Date and thereafter at the interest rate then applicable to Base Rate Loans.

                             (iii) Each Cdn. Lender (other than TCFC, in the
                  case of TCFC Loans) shall make the amount of such Cdn. Lender's Pro Rata Share of the outstanding principal amount of the TCFC Loans and the Cdn. Agent Loans with respect to which Settlement is requested available to the Agent in same day funds, for the account of the Cdn. Agent or TCFC, to the Agent's Cdn. Payment Account prior to 2:00 P.M. (Toronto time), on the Settlement Date applicable thereto, regardless of whether the conditions precedent specified in Section 5.2 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable TCFC Loan or the Cdn. Agent Loan and, together with the portion of such TCFC Loan or Cdn. Agent Loan representing TCFC's Pro Rata Share thereof, shall constitute Cdn. Loans of such Lenders. If any such amount is not made available to the Agent by any Cdn. Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Cdn. Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such Settlement Date and thereafter at the interest rate then applicable to Prime Rate Loans.

                              (iv) Notwithstanding the foregoing, not more than
                  one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a TBCC Loan, a TCFC Loan, an Agent Loan or a Cdn. Agent Loan), each

                  U.S. Lender (other than TBCC) or Cdn. Lender (other than
                  TCFC), as applicable, shall irrevocably and unconditionally purchase and receive from TBCC, TCFC, the Agent or the Cdn. Agent, as applicable, without recourse or warranty, an undivided interest and participation in such TBCC Loan, TCFC Loan, Agent Loan or Cdn. Agent Loan to the extent of such U.S. Lender's Pro Rata Share or Cdn. Lender's Pro Rata Share thereof, as applicable, by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such TBCC Loan, TCFC Loan, Agent Loan or Cdn. Agent Loan. If such amount is not made available to the Agent by any U.S. Lender or Cdn. Lender, as applicable, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the interest rate then applicable to (A) Base Rate Loans in the case of U.S. Loans and (B) Prime Rate Loans in the case of Cdn. Loans.

                               (v) From and after the date, if any, on which any
                  Lender purchases an undivided interest and participation in any TBCC Loan, TCFC Loan, Agent Loan or Cdn. Agent Loan under clause (iv) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest received by the Agent in respect of such TBCC Loan, TCFC Loan, Agent Loan or Cdn. Agent Loan.

                  SECTION II.3. Application of Proceeds. The proceeds of the Loans shall be used by the Borrowers (i) to refinance the Borrowers' existing short term indebtedness, (ii) to finance, directly or indirectly, Permitted Acquisitions by GPI and the Borrowers and (iii) to provide for their general working capital purposes and for expenses incurred by the Borrowers in connection herewith.

                  SECTION II.4. Maximum Amount of the Loans; Mandatory Prepayments; Early Termination of Agreement; Release of Equipment Collateral.

                  (a) In no event shall the sum of the aggregate outstanding principal balance of the U.S. Loans and the aggregate undrawn amount of all unexpired U.S. Letters of Credit exceed the lesser of (i) the U.S. Borrowing Base and (ii) US$100,000,000 less the aggregate amount of Cdn. Loans and the undrawn amount of Cdn. Letters of Credit outstanding. In no event shall the sum of (A) the aggregate outstanding principal balances of the Cdn. Loans and (B) the aggregate undrawn amount of all unexpired Cdn. Letters of Credit exceed the lesser of (I) the Cdn. Borrowing Base and (II) US$7,000,000.

                  (b) In addition to any prepayment required under Section 7.2(e)(vii) or as a result of an Event of Default hereunder, upon discovery by or notice to the Administrative Borrower that any of the lending limits set forth in Section 2.1(a) or (b) or Section 2.4(a) has been exceeded, an amount sufficient to reduce the outstanding balances (and Collateralize outstanding Letters of Credit) to the applicable maximum allowed amount shall become immediately due and payable by the Borrowers without the necessity of a demand by the Agent or any Lender.

                  (c) The Borrowers shall have the right to terminate this Agreement at any time on 45 days' prior written notice by the Administrative Borrower to the Agent, provided that on the date of such termination all Obligations, including all amounts required for the Collateralization of Letters of Credit and interest, fees and expenses (including, without limitation, costs and expenses of the type specified in Section 2.2(e)(iii)) payable to the date of such termination, shall be paid in full.

                  (d) The Administrative Borrower may request, in a notice delivered to the Agent not more than once in any fiscal quarter of the Borrowers, that the Agent release its Lien on Equipment of the U.S. Borrowers to the extent such Lien encumbers Equipment with an Orderly Liquidation Value in excess of US$50,000,000 (that is located on Property or any other realty unless
(i) such Property or realty is not subject to any lease or mortgage or (ii) any lessor or mortgagor of such Property or realty has executed and delivered to the Agent a Collateral Access Agreement) and in which Equipment the Agent has a perfected, first priority security interest subject to no other Liens other than Permitted Liens. For purposes hereof, "Orderly Liquidation Value" means the amount of net proceeds that could be obtained from a sale of the U.S. Borrowers' Equipment within 180 days, as determined by an independent appraiser of recognized standing in an appraisal delivered by the Administrative Borrower to the Agent with such notice requesting the release of the Agent's lien, which appraisal is reasonably satisfactory to the Agent and dated not earlier than 180 days before the date of such delivery to the Agent hereunder. If the Agent shall have received such a satisfactory appraisal meeting the requirements of this subsection, it shall, at the Borrowers' expense, release its Lien under release documentation satisfactory to the Agent and the Administrative Borrower on such items of Equipment as it shall determine in its discretion from such appraisal comprise the amount of Orderly Liquidation Value of the U.S. Borrowers' Equipment (that is located on Property or any other realty unless (i) such Property or realty is not subject to any lease or mortgage or (ii) any lessor or mortgagor of such Property or realty has executed and delivered to the Agent a Collateral Access Agreement) in excess of US$50,000,000 in which Equipment the Agent has a perfected, first priority security interest subject to no other Liens other than Permitted Liens.

                  (e) The entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and all fees, costs and expenses payable by the Borrowers hereunder, shall become due and payable on the Expiration Date.

                  SECTION II.5. Maintenance of Loan Account; Statements of Account. The Agent shall maintain accounts on its books in the name of the U.S. Borrowers jointly and in the name of the Cdn. Borrower, respectively (collectively, the "Loan Account"), in which the applicable Borrowers will be charged with all loans and advances made by each Lender to the applicable Borrowers or for the applicable Borrowers' account, together with all interest, fees, expenses and any other Obligations chargeable to the Borrowers hereunder, that are not paid by the Borrowers when due, and each Lender's Pro Rata Share thereof. All amounts of interest, fees and expenses so charged to the Borrowers' account shall accrue interest at the rate applicable to LIBOR Rate Advances with an Interest Period of one month. The Loan Account will be credited with all amounts received by the Agent from the Borrowers or for the Borrowers' account, including, as set forth below, all amounts received from the Lockbox Banks or, in the case of the Cdn. Borrower, the Blocked Account Bank. The Agent shall send the Administrative Borrower a monthly statement reflecting the activity in the Loan Account. Each such statement shall be an account stated and shall be final, conclusive and binding on the Borrowers, absent manifest error.

                  SECTION II.6. Collection of Receivables.

                  (a) At all times during the term of this Agreement, (i) each U.S. Borrower shall maintain, pursuant to a Lockbox Agreement, a lockbox (a "Lockbox") and (ii) each Borrower shall maintain, pursuant to a Lockbox Agreement, or, in the case of the Cdn. Borrower, pursuant to the Blocked Account Agreement, one or more blocked accounts (each, a "Blocked Account"). Each U.S. Borrower shall instruct its account debtors to remit to a Lockbox, and the Cdn. Borrower shall instruct its account debtors to remit to a Blocked Account, all Collections including, without limitation, all checks, drafts and other documents and instruments evidencing remittances in payment (collectively, "Items of Payment"), provided that the Cdn. Borrower shall be permitted to take physical delivery of any Items of Payment so long as no Event of Default has occurred and is continuing and the Cdn. Borrower remits such Items of Payment to a Blocked Account within one Business Day following its receipt thereof. Items of Payment remitted to a Blocked Account will be processed in accordance with the applicable Lockbox Agreement or, in the case of the Cdn. Borrower, the Blocked Account Agreement.

                  (b) So long as no Event of Default has occurred and is continuing, all Collections deposited in a Blocked Account shall be transferred to an operating account of the applicable Borrower or otherwise released to such Borrower. Following the occurrence and during the continuance of an Event of Default, the Agent may apply all amounts received by it from the Lockbox Banks or, in the case of the Cdn. Borrower, the Blocked Account Bank, to such of the Obligations (provided that no Collections from the Receivables of the Cdn. Borrower shall be deemed to secure or be applied to any of the Obligations owed by any Loan Party organized under the laws of any state of the United States) and in such order as it may elect in its sole and absolute discretion. All Collections and other amounts received by a Borrower from any account debtor, in addition to all other cash received by such Borrower from any other source, shall, upon receipt, be deposited into a Blocked Account. The Borrowers will at all times (i) not commingle any Items of Payment with any of their other funds or property, but will segregate them from their other assets and will hold them in trust and for the account and as the property of the Agent and (ii) endorse any Items of Payment. The Agent will credit all such payments to the Borrowers' account, conditional upon final collection; credit will be given only for cleared funds received prior to 2:00 P.M. (Chicago or Toronto time, as applicable) by the Agent at the Agent's U.S. Payment Account or the Agent's Cdn. Payment Account, as applicable, or such other account as the Agent may designate. In all cases, the Borrowers' account will be credited only with the net amounts actually received in payment of their

Receivables.

                  SECTION II.7. Term. The term of this Agreement shall be for a period from the Closing Date to but not including April 14, 2003, provided that the Expiration Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless (i) (A) any Lender gives the Administrative Borrower, the Agent and the other Lenders written notice, not less than ninety days prior to the next Expiration Date, that such Lender elects to terminate this Agreement effective on the next Expiration Date and (B) no Eligible Assignee or other Person acceptable to the Agent and the Administrative Borrower has acquired and assumed the Loans and Commitments of such Lender not less than sixty days prior to the next Expiration Date or (ii) the Administrative Borrower gives the Agent and the Lenders written notice, not less than sixty days prior to the next Expiration Date, that the Administrative Borrower elects to terminate this Agreement effective on the next Expiration Date, and provided, further, that the Commitments shall terminate and the Loans shall become immediately due and payable (i) on any earlier date on which all or any part of the principal amount of the Subordinated Note becomes due and payable unless such principal amount is paid from the proceeds of Permitted Refinancing Indebtedness or Net Cash Proceeds or (ii) as provided in Section 9.2. Notwithstanding the foregoing, the Borrowers shall have no right to terminate this Agreement at any time that any principal of or interest on any of the Loans is outstanding, except upon prepayment of all Obligations, the Collateralization of the amount of all outstanding Letters of Credit and the satisfaction of all other conditions set forth in the Loan Documents with respect thereto. On the Expiration Date or on any earlier termination of this Agreement, the Borrowers shall pay in full all Obligations and Collateralize all outstanding Letters of Credit, and notwithstanding any termination of this Agreement, all of the Agent's and the Cdn. Agent's security interests and all of the Agent's and the Cdn. Agent's other rights and remedies shall continue in full force and effect until payment and performance in full of all Obligations.

                  SECTION II.8. Payment Procedures.

                  (a) The Borrowers hereby authorize the Agent to charge the Loan Account with the amount of all interest, fees, expenses and other payments to be made hereunder and under the other Loan Documents. The Agent may, but shall not be obligated to, discharge the Borrowers' payment obligations hereunder by so charging the Loan Account.

                  (b) Each payment by a Borrower on account of principal, interest, fees or expenses hereunder shall be made to the Agent for the benefit of the Agent and the Lenders according to the their respective rights thereto. All payments to be made by the Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 P.M. (Chicago time) on the due date thereof to the Agent, for the account of the Lenders (except as expressly otherwise provided), at the Agent's U.S. Payment Account in the case of the U.S. Borrowers' Obligations and at the Agent's Cdn. Payment Account in the case of the Cdn. Borrower's Obligations and in immediately available funds. Except for payments which are expressly provided to be made (i) to the account of the Agent only or (ii) under the settlement provisions of Section 2.2(j), the Agent shall distribute all payments to the applicable Lenders on the Business Day following receipt in like funds as received. Notwithstanding anything to the contrary contained in this Agreement, if a Lender exercises its right of setoff under Section 11.3 or otherwise, any amounts so recovered shall promptly be shared by such Lender with the other Lenders according to their respective Pro Rata Shares.

                  (c) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.

                  SECTION II.9. Defaulting Lenders.

                  (a) A Lender who fails to pay the Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent hereunder, is a defaulting lender (a "Defaulting Lender"). The Agent may recover all such amounts owing by a Defaulting Lender on demand.

                  (b) The failure of any Lender to fund its Pro Rata Share of any Borrowing shall not relieve any other Lender of its obligation to fund its Pro Rata Share of such Borrowing. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender's Pro Rata Share of a Borrowing.

                  (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the applicable Borrower or Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a Lender and such Lender's Commitment for such purposes shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (i) the Defaulting Lender has paid all amounts required to be paid to the Agent hereunder or (ii) the Required Lenders, the Agent and the Administrative Borrower shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any of the Borrowers of its duties and obligations hereunder.

                  (d) The Administrative Borrower may, by notice (a "Replacement Notice") in writing to the Agent and a Defaulting Lender, (i) request such Defaulting Lender to cooperate with the Administrative Borrower in obtaining a Replacement Lender for such Defaulting Lender; (ii) request the non-Defaulting Lenders to acquire and assume all or a portion of such Defaulting Lender's Loans and Commitment, but none of such Lenders shall be obligated to do so; or (iii) propose a Replacement Lender. If a Replacement Lender shall be accepted by the Agent or one or more of the non-Defaulting Lenders shall agree to acquire and assume all or part of a Defaulting Lender's Loans and Commitment, then such Defaulting Lender shall assign, in accordance with Section 11.7, all or part, as the case may be, of its Loans, Commitment, Note and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Lender or non-Defaulting Lenders, as the case may be, in exchange for payment of the principal amount of the Loans so assigned and all interest and fees accrued on such amount so assigned; provided, however, that (i) such assignment shall be on the terms and conditions set forth in Section 11.7, and (ii) prior to any such assignment, the Borrowers shall have (A) paid to such Defaulting Lender all amounts properly demanded and theretofore unpaid by the Borrowers under the second sentence of Section 2.2(e) (less costs and expenses incurred by the Borrowers directly as a result of the actions of the Defaulting Lender in violation of this Agreement) and (B) paid to the Agent all amounts properly demanded and theretofore unpaid by the Borrowers under Article IV. If the Replacement Lender and the non-Defaulting Lenders shall only be willing to acquire less than all of a Defaulting Lender's outstanding Loans and Commitment, the Commitment of such Defaulting Lender shall not terminate, but shall be reduced proportionately, and such Defaulting Lender shall continue to be a "Lender" hereunder with a reduced Commitment and Pro Rata Share. Upon the effective date of such assignment, the Borrowers shall issue replacement Notes to such Replacement Lender, non-Defaulting Lenders and Defaulting Lender, as the case may be, in exchange for the Note of such Defaulting Lender theretofore outstanding, and such Replacement Lender shall, if not already a Lender, become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                  SECTION II.10. Letters of Credit.

                  (a) The Agent, in its discretion, upon the request of the Administrative Borrower, shall, subject to the other terms and conditions of this Agreement, use its best efforts to cause a bank or financial institution acceptable to the Agent to issue for the account of one or more of the Borrowers Letters of Credit of a tenor and containing terms acceptable to the Administrative Borrower, the Lenders and the issuer of such Letter of Credit, in a maximum aggregate face amount outstanding at any time not to exceed (i) US$18,000,000 in the case of Letters of Credit issued for the account of one or more of the U.S. Borrowers and (ii) US$2,000,000 in the case of Letters of Credit issued for the account of the Cdn. Borrower, provided that no Letter of Credit shall have an expiration date after the Expiration Date. All Letters of Credit shall be subject to the limitations set forth in Section 2.4(a), and a sum equal to the aggregate amount of all outstanding U.S. Letters of Credit or Cdn. Letters of Credit, as applicable, shall be included in calculating outstanding amounts for purposes of determining compliance with Section 2.4(a).

                  (b) Immediately upon issuance or amendment of any Letter of Credit in accordance with the procedures set forth in this Section 2.10, each U.S. Lender or Cdn. Lender, as applicable, shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, of the liability and obligations under and with respect to such Letter of Credit and the Letter of Credit Agreement (including, without limitation, all obligations of the applicable Borrower or Borrowers with respect thereto, other than amounts owing to the Agent pursuant to the first sentence of
Section 4.4(c)) and any security therefor or guaranty pertaining thereto.

                  (c) Whenever the Administrative Borrower desires the issuance of a Letter of Credit, the Administrative Borrower shall deliver to the Agent a written notice no later than 12:00 Noon (Chicago time) at least ten Business Days (or such shorter period as may be agreed to by the Agent) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit T (a "Letter of Credit Request"). The transmittal by the Administrative Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Administrative Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of this Section 2.10. Prior to the date of issuance of each Letter of Credit, the Administrative Borrower shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of such Letter of Credit, would require the issuing bank to make payment under such Letter of Credit. The Agent, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day after the date on which such draft is presented.

                  (d) Upon any request for a drawing under any Letter of Credit by the beneficiary thereof, (i) the Administrative Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent for a U.S. Loan or a Cdn. Loan, as applicable, on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) without regard to satisfaction of the applicable conditions specified in Section 5.2 and the other terms and conditions of borrowings contained herein, the applicable Lenders shall, on the date of such drawing, make Base Rate Advances or Prime Rate Advances, as applicable depending upon the currency in which such Letter of Credit is payable, in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the issuing bank for the amount of such drawing or payment. If for any reason, proceeds of Advances are not received by the Agent on such date in an amount equal to the amount of such drawing, the applicable Borrower or Borrowers shall be obligated to and shall reimburse the Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.1(a) or 4.2, as applicable.

                  (e) As among the Borrowers, the Agent and each Lender, the Borrowers assume all risks of the acts and omissions of the Agent and the issuing bank (other than for the gross negligence or willful misconduct of the Agent or such issuing bank) or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible (i) for the accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (iv) for errors in interpretation of technical terms, (v) for any loss or delay in the transmission or otherwise of any document required to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vi) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (vii) for any consequences arising from causes beyond the control of the issuing bank, the Agent or the Lenders, provided that the foregoing shall not release the Agent or the issuing bank for any liability for its gross negligence or willful misconduct. None of the above shall affect, impair, or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct of the Agent, shall not create any liability of the Agent to any Borrower or any Lender.

                  (f) The obligations of the applicable Borrower or Borrowers to reimburse the Agent for drawings honored under the Letters of Credit and the obligations of the Lenders under this Section 2.10 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument relating thereto (the "Letter of Credit Related Documents"); (ii) the existence of any claim, setoff, defense or other right which any Borrower or any Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, the other Loan Documents, the transactions contemplated herein or therein or any unrelated transaction; (iii) any draft, demand, certificate or other documents presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (v) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or (vi) that a Default or Event of Default shall have occurred and be continuing.

                                  ARTICLE III.

                                    SECURITY


                  SECTION III.1. General. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each of the U.S. Borrowers hereby reaffirms, ratifies and grants to the Agent for the ratable benefit of the Lenders a Lien on and security interest in all of its right, title and interest in and to all of its Receivables, Inventory and Equipment (other than Equipment that is subject to a lease which prohibits or creates a default or right of termination upon the assignment of or the granting of a security interest in or other Lien on the applicable Borrower's rights thereunder), wherever located, whether now owned or hereafter acquired, and all proceeds (whether in the form of cash or other property) and products thereof including, without limitation, all proceeds of insurance covering the same.

                  SECTION III.2. Further Security. Each of the U.S. Borrowers also reaffirms, ratifies and grants to the Agent for the ratable benefit of the U.S. Lenders, as further security for all of the Obligations, a security interest in all of its right, title and interest in and to all property of such U.S. Borrower in the possession of or deposited with or in the custody of the Agent or any Affiliate of the Agent or any representative, agent or correspondent of the Agent. For purposes of this Agreement, any property in which the Agent or any such Affiliate has any security or title retention interest shall be deemed to be in the custody of the Agent or of such Affiliate.

                  SECTION III.3. Recourse to Security. Recourse to security shall not be required for any Obligation hereunder and each Borrower hereby waives any requirement that the Agent or the Lenders exhaust any right or take any action against any of the Collateral before proceeding to enforce the Obligations against such Borrower.

                  SECTION III.4.  Special Provisions Relating to Inventory.

                  (a) All Inventory. The security interest in the Inventory granted to the Agent hereunder shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title and warehouse receipts, and to proceeds resulting from the sale or other disposition of such Inventory. Until all of the Obligations have been satisfied, all Letters of Credit have been terminated or Collateralized and the Commitments have been terminated, the Agent's security interest in such Inventory and in all proceeds thereof shall continue in full force and effect and the Agent shall have, in its sole and absolute discretion at any time if an Event of Default has occurred and is continuing or the Agent believes that fraud has occurred, the right to take physical possession of such Inventory and to maintain it on the premises of a Borrower, in a public warehouse, or at such other place as the Agent may deem appropriate. If the Agent exercises such right to take possession of such Inventory, the Borrowers will, upon demand, and at the Borrowers' cost and expense, assemble such Inventory and make it available to the Agent at a place or places convenient to the Agent.

                  (b) Further Assurances. Each Borrower will perform any and all steps that the Agent may request to perfect the Agent's or the Cdn. Agent's security interests in such Borrower's Inventory including, without limitation, placing and maintaining signs, executing and filing financing or continuation statements in form and substance satisfactory to the Agent, maintaining stock records and conducting lien searches. In each case, each Borrower shall take such action as promptly as possible after requested by the Agent but in any event within five Business Days after any such request is made except that each Borrower shall take such action immediately upon the Agent's request following the occurrence of an Event of Default. If any Borrower's Inventory is in the possession or control of any Person other than a purchaser in the ordinary course of business, a carrier for such Person or a public warehouseman where the warehouse receipt is in the name of or held by the Agent, such Borrower shall notify such Person of the Agent's or the Cdn. Agent's security interest therein and, upon request, instruct such Person or Persons to hold all such Inventory for the account of the Agent or the Cdn. Agent and subject to the Agent's instructions. If so requested by the Agent, each Borrower (as promptly as possible after requested by the Agent but in any event within five Business Days after any such request is made) will deliver (i) to the Agent or the Cdn. Agent warehouse receipts covering any of such Borrower's Inventory located in warehouses showing the Agent or the Cdn. Agent as the beneficiary thereof and

(ii) to the warehouseman such agreements relating to the release of warehouse Inventory as the Agent may request. A physical verification of all of each Borrower's Inventory wherever located will be taken by such Borrower at least every twelve months and, in any case, as often as reasonably requested by the Agent and a copy of such physical verification shall be promptly thereafter submitted to the Agent. Each Borrower shall also submit to the Agent a copy of the annual physical Inventory of such Borrower as observed and tested by its public accountants in accordance with generally accepted auditing standards and GAAP. If so requested by the Agent, each Borrower shall execute and deliver to the Agent or the Cdn. Agent a confirmatory written instrument, in form and substance satisfactory to the Agent, listing all its Inventory, but any failure to execute or deliver the same shall not limit or otherwise affect the Agent's or the Cdn. Agent's security interest in and to such Inventory. Each Borrower shall deliver a monthly report of its Inventory by location, based upon a physical count, which shall describe such Inventory by category and by item (in reasonable detail) and report the value thereof at the lower of cost or market.

                  (c) Inventory Records. Each Borrower shall maintain full, accurate and complete records of its Inventory describing the kind, type and quantity of such Inventory and such Borrower's cost therefor, withdrawals therefrom and additions thereto, including a perpetual inventory for work in process and finished goods.

                  SECTION III.5. Special Provisions Relating to Receivables.

                  (a) Assignments, Etc. On the Agent's request therefor, each Borrower shall furnish to the Agent copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof. Each Borrower shall deliver to the Agent the originals of all letters of credit, notes, and instruments in its favor and such endorsements or assignments as the Agent may reasonably request.

                  (b) Records, Collections, Etc. Each Borrower shall provide to the Agent information relating to its customer credits granted during each month at the time it provides to the Agent its accounts receivable aging reports for such month under Section 7.1(k)(vi). No Borrower shall settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise, except in the ordinary course of its business, without the Agent's consent. Upon the occurrence and during the continuance of an Event of Default or at any time that the Agent believes that fraud has occurred, at the Agent's request, (i) each Borrower shall promptly report to the Agent each such return, repossession or recovery of merchandise, (ii) the Agent or, in the case of account debtors of the Cdn. Borrower, the Cdn. Agent may settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable and (iii) the Agent or the Cdn. Agent, as applicable, may notify account debtors on a Borrower's Receivables that such Receivables have been assigned to the Agent or the Cdn. Agent, and that payments in respect thereof shall be made directly to the Agent or the Cdn. Agent. Where a Borrower receives collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, such Borrower will hold the same on the Agent's or the Cdn. Agent's behalf, subject to the Agent's or the Cdn. Agent's instructions, and as property forming part of such Borrower's Receivables. Where a Borrower sells goods or services to a customer which also sells goods or services to it or which may have other claims against it, such Borrower will so advise the Agent immediately to permit the Agent to establish a reserve therefor. Each Borrower hereby irrevocably authorizes and appoints the Agent or the Cdn. Agent, as applicable, or any Person the Agent may designate, as its attorney-in-fact, at such Borrower's sole cost and expense, to exercise, if an Event of Default has occurred and is continuing or the Agent believes that fraud has occurred, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been indefeasibly paid and satisfied in full in cash: (A) to receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Cdn. Agent, as applicable or such Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (B) to receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent or the Cdn. Agent, as applicable, may designate; and (C) to take or bring, in the name of the Agent or such Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of such Borrower's Receivables or file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any obligor of such Borrower.

                  SECTION III.6.  Special Provisions Relating to Equipment.

                  (a) Repair. Each Borrower shall keep all of its Equipment constituting Collateral in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, ordinary wear and tear excepted, and will, consistent with the exercise of its reasonable business judgment, make all repairs and replacements when and where necessary and practical, will not waste or destroy (in any material respect) it or any part thereof, and will not be negligent (in any material respect) in the care or use thereof. Each Borrower shall repair and maintain all of its Equipment constituting Collateral in accordance with industry practices in a manner sufficient to continue the operation of its business as heretofore conducted. Each Borrower shall use or cause its Equipment constituting Collateral to be used (in all material respects) in accordance with law and the manufacturer's instructions.

                  (b) Disposal. Where a Borrower is permitted to dispose of any of its Equipment under this Agreement or by any consent thereto hereafter given by the Agent, such Borrower shall do so as permitted under Section 7.1(c) or otherwise at arm's length and in good faith and without materially impairing the operating integrity or value of its remaining Equipment constituting Collateral.

                  SECTION III.7. Continuation of Liens, Etc. Each Borrower shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein, other than claims relating to Liens permitted by the Loan Documents. Each Borrower agrees to comply with the requirements of all state, provincial and federal laws to grant to the Agent or the Cdn. Agent, as applicable, valid and perfected first priority security interests in the Collateral. The Agent or the Cdn. Agent, as applicable, is hereby authorized by each Borrower to sign such Borrower's name on any document or instrument as may be necessary or desirable to establish and maintain the Liens covering the Collateral and the priority and continued perfection thereof or file any financing or continuation statements or similar documents or instruments covering the Collateral whether or not such Borrower's signature appears thereon. Each Borrower agrees, from time to time, at the Agent's or the Cdn. Agent's request, to execute and deliver to the Agent or the Cdn. Agent or to file notices of Liens, financing statements, similar documents or instruments, and amendments, renewals and continuations thereof, and cooperate with the Agent's or the Cdn. Agent's representatives, in connection with the continued perfection (and the priority status thereof) and protection of the Collateral and the Agent's or the Cdn. Agent's Liens thereon. Each Borrower agrees that the Agent or the Cdn. Agent may file a carbon, photographic or other reproduction of this Agreement (or any financing statement related hereto) as a financing statement.

                  SECTION III.8. Power of Attorney. In addition to all of the powers granted to the Agent and the Cdn. Agent in this Article III, each Borrower hereby appoints and constitutes the Agent or the Cdn. Agent, as applicable, as such Borrower's attorney-in-fact to sign such Borrower's name on any of the documents, instruments and other items described in Section 3.7, to request at any time from customers indebted on its Receivables verification of information concerning such Receivables and the amount owing thereon (provided that any verification prior to an Event of Default shall not contain the Agent's or the Cdn. Agent's name), and, upon the occurrence and during the continuance of an Event of Default, (i) to convey any item of Collateral to any purchaser thereof and (ii) to make any payment or take any act necessary or desirable to protect or preserve any Collateral. The Agent's or the Cdn. Agent's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, to transfer title to any item of Collateral and to take any other actions arising from or incident to the powers granted to the Agent or the Cdn. Agent under this Agreement. This power of attorney is coupled with an interest and is irrevocable.

                                   ARTICLE IV.

                           INTEREST, FEES AND EXPENSES


                  SECTION IV.1. Interest. The U.S. Borrowers and the Cdn. Borrower shall pay to the Agent for the ratable benefit of the U.S. Lenders and the Cdn. Lenders, respectively, interest on the Advances, payable monthly in arrears on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, at the following rates per annum:

                  (a) Base Rate Advances. If such Advance is a Base Rate Advance, at a fluctuating rate which is equal to (i) the Base Rate then in effect plus (ii) the Pricing Increment, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

                  (b) Prime Rate Advances. If such Advance is a Prime Rate Advance, at a fluctuating rate which is equal to (i) the Prime Rate then in effect plus (ii) the Pricing Increment, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate.

                  (c) LIBOR Rate Advances. If such Advance is a LIBOR Rate Advance, at a rate which is equal at all times during the Interest Period for such LIBOR Rate Advance to (i) the LIBOR Rate plus (ii) the Pricing Increment.

                  SECTION IV.2. Interest and Letter of Credit Fees After Event of Default. From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full and all Letters of Credit have expired or been terminated or
(ii) such Event of Default shall have been cured within any grace period specified therefor in Section 9.1 or waived, interest on the Loans shall be payable on demand at a rate per annum equal to the rate that would be otherwise applicable thereto under Section 4.1 plus up to an additional two percent (2%) and the letter of credit fee pursuant to Section 4.4(c) shall be payable at the rate that would otherwise apply under Section 4.4(c) plus up to an additional two percent (2%).

                  SECTION IV.3. Closing Fee. The U.S. Borrowers and the Cdn. Borrower, as applicable, shall pay in immediately available funds to the Agent for the benefit of the Lenders a closing fee in the amount of US$250,000.

                  SECTION IV.4. Unused Line Fee; Letter of Credit Fees.

                  (a) The U.S. Borrowers shall pay to the Agent for the ratable benefit of the U.S. Lenders on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears, an unused line fee equal to three-eighths of one percent (.375%) per annum of the difference, if positive, between (i) US$100,000,000 and
(ii) the average daily outstanding amount of the Loans plus the average daily aggregate undrawn amount available for drawing under all Letters of Credit during the immediately preceding month or portion thereof.

                  (b) The Borrowers shall promptly pay to the Agent for its own account all fees charged to the Agent by any issuer of a Letter of Credit which relate directly to the opening, amending or drawing under Letters of Credit. In addition, the Borrowers shall pay to the Agent for the ratable benefit of the Lenders on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears, a fee in an amount equal to the percentage per annum equal to the then applicable Pricing Increment multiplied by the daily average of the undrawn amount of the Letters of Credit outstanding and available for drawing during the preceding month or during the interim period ending on the Expiration Date, as the case may be.

                  SECTION IV.5. Calculations. All calculations of interest and fees hereunder shall be made by the Agent on the basis of a year of 360 days (or 365 or 366 days, as applicable, in the case of Prime Rate Advances to the Cdn. Borrower) for the actual number of days elapsed in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION IV.6. Indemnification in Certain Events. If, after the Closing Date, (i) any change in or in the interpretation of any law or regulation is introduced including, without limitation, with respect to reserve requirements, applicable to any Lender or any other banking or financial institution from which any Lender borrows funds or obtains credit, (ii) any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause
(iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) and (iii) increases the cost to such Lender of funding or maintaining the Loans made or to be made by such Lender, or reduces the amount receivable in respect thereof by such Lender, then the applicable Borrower or Borrowers shall, upon demand by the Agent, pay to the Agent for the benefit of such Lender additional amounts sufficient to indemnify such Lender against such increase in cost or reduction in amount receivable.

                  SECTION IV.7.Taxes.

                  (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interest and all other liabilities with respect thereto imposed by any Governmental Authority of the United States or Canada, including any taxes imposed under Section 7701(l) of the Internal Revenue Code, excluding in the case of the Agent and any Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on the Agent and any Lender by any applicable jurisdiction and further excluding any taxes, levies, imposts, deductions, charges, fees, duties, penalties, interest and all other liabilities with respect to such excluded income and franchise taxes (such non-excluded items hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan to or for the benefit of the Agent or any Lender, (A) the sum payable shall be increased by additional amounts ("Additional Amounts") as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to Additional Amounts payable under this Section 4.7) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable Borrower or Borrowers shall make such deductions and (C) the applicable Borrower or Borrowers shall pay the full amount so deducted to the relevant taxation authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar taxes or levies imposed by any Governmental Authority of the United States or Canada that arise at any time or from time to time (i) from any payment made under any and all Loan Documents, or (ii) from the execution or delivery by such Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or any Lender of its rights under, any and all Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower indemnifies the Agent and each Lender for the full amount of (i) Taxes imposed on or with respect to amounts payable hereunder and (ii) Other Taxes.

                  (d) Within thirty days after the date of any payment of Taxes or Other Taxes, the Administrative Borrower will, upon request, furnish to the Agent the original or a certified copy of a receipt or other documentation reasonably satisfactory to the Agent evidencing payment thereof.

                  (e) In the event that any Borrower reimburses any Lender or the Agent for any Taxes or pays any Taxes on any Lender's or the Agent's behalf pursuant to this Section 4.7 and such Lender or the Agent thereafter receives any refund or credit of such Taxes, such Lender or the Agent shall promptly pay to such Borrower the amount of any such refund or credit together with interest on such amount at the Federal Funds Rate from the date the refund is received or the credit is applied through the date of payment to such Borrower.

                  (f) The Agent and each Lender that (i) with respect to the U.S. Loans and the U.S. Letters of Credit, is organized under the laws of a jurisdiction outside the United States, and (ii) with respect to the Cdn. Loans and the Cdn. Letters of Credit, is organized under the laws of a jurisdiction outside of Canada, shall, on the Closing Date and from time to time thereafter if requested by the Administrative Borrower, provide the Administrative Borrower with the forms prescribed by the Internal Revenue Service or the Canada Customs and Revenue Agency, as the case may be, properly completed and certifying as to the Agent's and such Lender's status for purposes of determining exemption from United States and Canadian Taxes with respect to all payments to be made to the Agent and such Lender hereunder, or other documents satisfactory to the Administrative Borrower confirming that all payments to be made to the Agent and such Lender hereunder are not subject to United States Taxes or Canadian Taxes, as the case may be. Unless the Administrative Borrower shall have received, within thirty days of a request by the Administrative Borrower therefor, such properly completed forms or such other documents indicating that payments to the Agent and such Lender hereunder are not subject to United States Taxes or Canadian Taxes, as the case may be, the Borrowers shall be entitled to withhold Taxes from such payments at the applicable statutory rate, and no Additional Amounts shall be payable with respect to United States Taxes or Canadian Taxes, as the case may be, under this Agreement.

                  (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.7 shall survive the indefeasible payment in full of the Obligations.

                                   ARTICLE V.

                              CONDITIONS OF LENDING


                  SECTION V.1. Conditions to Initial Loan or Letter of Credit. The obligation of the Lenders to make the initial Loan or of the Agent to use its best efforts to cause to be issued the initial Letter of Credit is subject to the satisfaction of the following conditions prior to or concurrent with such initial Loan:

                  (a) the Agent shall have received the following, each dated the date of the initial Loan or Letter of Credit or as of an earlier date acceptable to the Agent, in form and substance satisfactory to the Agent and its counsel:

                              (i) the U.S. Notes, each duly executed by each of
                  the U.S. Borrowers;

                              (ii) the Cdn. Notes, each duly executed by the
                  Cdn. Borrower;

                              (iii) a solvency certificate of the Chief
                  Financial Officer or the principal financial and accounting officer of each of the Loan Parties, substantially in the form of Exhibit M;

                              (iv) the Pledge Agreement, duly executed by each
                  of the Pledgors;

                              (v) the Contribution Agreement, duly executed by
                  each of the Guarantors and the Borrowers;

                              (vi) a Consent and Reaffirmation of Guaranty,
                  substantially in the form of Exhibit U, duly executed by each of the Guarantors;

                             (vii) (A) executed Uniform Commercial Code
                  financing statements (Form UCC-1) naming the Agent as secured party and each of the U.S. Borrowers and the other Pledgors as debtors, (B) executed financing statements for registration under the PPSA naming the Cdn. Agent as secured party and the Cdn. Borrower as debtor and (C) termination statements, each in form and substance satisfactory to the Agent, in each case in proper form for filing in all jurisdictions that the Agent deems necessary or desirable to perfect and protect the Liens created hereunder and under the

                  Security Documents and the priority thereof;

                            (viii) completed requests for information, dated on
                  or before the date of the initial Loan, listing all effective financing statements or registrations filed in the jurisdictions referred to in clause (vi) above, that name each of the Borrowers as debtor, together with copies of such financing statements or verification statements, as the case may be;

                              (ix) a completed perfection certificate,
                  substantially in the form of Exhibit P, signed by the president or a vice president of each Borrower;

                               (x) an opinion of counsel for each Loan Party
                  covering such matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require, which such counsel is hereby requested by the Loan Parties to provide;

                              (xi) copies of the Governing Documents of each
                  Loan Party and a copy of the resolutions of the Board of Directors (or similar evidence of authorization) of each Loan Party authorizing the execution, delivery and performance of this Agreement or the other Loan Documents to which such Loan Party is or is to be a party, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of such Loan Party certifying (A) that such copies of the Governing Documents and resolutions (or similar evidence of authorization) of such Loan Party are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party;

                             (xii) a Collateral Access Agreement for each
                  Property specified on Schedule 5.1(a)(xii) (other than a Property for which an Inventory Availability Reserve has been established), duly executed by each Person in possession thereof or with a Lien thereon or other interest therein; and

                            (xiii) such other agreements, instruments, documents
                  and evidence as the Agent deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby.

                  (b) There shall be no pending or, to the knowledge of each Borrower after due inquiry, threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or (ii) which affects or could affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of any Loan Party, except, in the case of clause (ii), where such litigation, proceeding, inquiry or other action could not reasonably be expected to have a Material Adverse Effect.

                  (c) The Borrowers shall have paid (i) all reasonable fees and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, without limitation, all of the Agent's examination, audit, appraisal and travel expenses and the fees and expenses of counsel to the Agent) and (ii) the closing fee payable under Section
4.3 and all other fees referred to in this Agreement that are required to be paid by the Effective Date.

                  (d) Except for (i) the filing of the financing and termination statements under the Code and registrations under the PPSA specified in Section 5.1(a)(vii) and (ii) consents or authorizations which have been obtained and are specified in Schedule 6.1(f), no consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the continuing operations of each Loan Party following the consummation of such transactions.

                  (e) No change, occurrence, event or development or event involving a prospective change that could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing since December 31, 1999.

                  (f) The Agent and its counsel shall have performed (i) a review satisfactory to the Agent of all of the Material Contracts and other assets (including, without limitation, leases of operating facilities) of each Loan Party, the financial condition of each Loan Party, including all of its tax, litigation, environmental and other potential contingent liabilities, the corporate and capital structure of each Loan Party, the cash management system of each Loan Party and the ability of each Loan Party to be Year 2000 Compliant,
(ii) a pre-closing audit and collateral review and (iii) reviews and investigations of such other matters as the Agent and its counsel deem appropriate, in each case with results satisfactory to the Agent both before and after giving effect to the Spinoff.

                  (g) The Spinoff shall have been consummated in accordance with its terms to the satisfaction of the Agent.

                  (h) The Loan Parties shall be in compliance with all Requirements of Law, Material Contracts and terms of their Governing Documents, other than such noncompliance that could not have a Material Adverse Effect.

                  (i) The Liens in favor of the Agent and the Cdn. Agent shall have been duly perfected and shall constitute first priority Liens (subject only to Permitted Liens on Inventory), and the Collateral shall be free and clear of all Liens other than Liens in favor of the Agent and the Cdn. Agent and Permitted Liens.

                  (j) After giving effect to all Loans to be made and all Letters of Credit to be issued on the Effective Date, the amount of Loans available to be borrowed and Letters of Credit available to be issued under
Section 2.4(a) shall exceed US$25,000,000.

                  SECTION V.2. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make any Loan or the Agent to use its best efforts to cause to be issued any Letter of Credit is subject to the satisfaction of the following conditions precedent:

                  (a) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (and subject to the delivery to the Agent of updated schedules to this Agreement as provided in Section 6.3) on and as of the date of such Loan or Letter of Credit as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

                  (b) no Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit as of the date of such request; and

                  (c) no event or condition shall have occurred that has had a Material Adverse Effect.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

                  SECTION VI.1. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Organization, Good Standing and Qualification. Each Borrower and each Designated Affiliate (i) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state or province of its organization, (ii) has the corporate, partnership or limited liability company power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect. Schedule 6.1(a) specifies all the jurisdictions in which each Borrower and each Designated Affiliate (other than the Foreign Subsidiaries) is qualified to do business as a foreign corporation, limited partnership or limited liability company as of the Closing Date.

                  (b) Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of such Borrower is, and the books and records of each Borrower and all of its chattel paper and records of Receivables are maintained exclusively in the possession of such Borrower at, the address of such Borrower specified for it in Schedule 6.1(b). Except for Collateral with an aggregate value for all the Borrowers of up to US$500,000, each jurisdiction in which a Borrower maintains any Collateral is specified for it in Schedule 6.1(b).

                  (c) Authority. Such Borrower and each of the other Loan Parties has the requisite corporate, partnership or limited liability power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All corporate, partnership or limited liability company action necessary for the execution, delivery and performance by such Borrower or other Loan Party of the Loan Documents to which it is a party (including the consent of shareholders, partners or members where required) has been taken.

                  (d) Enforceability. This Agreement is and, when executed and delivered, each other Loan Document to which such Borrower and each of the other Loan Parties is a party, will be, the legal, valid and binding obligation of such Borrower or other Loan Party enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

                  (e) No Conflict. The execution, delivery and performance by such Borrower and each of the other Loan Parties of each Loan Document to which it is a party do not and will not breach or violate (i) any of the Governing Documents of such Borrower or other Loan Party, (ii) any Requirement of Law or
(iii) any Material Contract and will not result in the imposition of any Liens upon any of its properties except in favor of the Agent or the Cdn. Agent.

                  (f) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any shareholders, partners or members of such Borrower or any of the other Loan Parties, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of a Loan Party following such consummation, except (i) those that have been obtained or made and are specified in Schedule 6.1(f) and (ii) the filing of financing and termination statements under the Code or registrations under the PPSA.

                  (g) Ownership; Subsidiaries. The Capital Stock of each of GPI and its Subsidiaries and, to such Borrower's knowledge, other Affiliates of GPI is owned by the Persons and in the amounts specified in Schedule 6.1(g).
Schedule 6.1(g) sets forth all of the Subsidiaries and other Affiliates of GPI.

                  (h) Solvency. Such Borrower and each of the other Loan Parties is Solvent and will be Solvent upon the completion of all transactions contemplated to occur on or before the Closing Date (including, without limitation, the Loans to be made and the Letters of Credit to be issued on the Closing Date).

                  (i) Financial Data. Such Borrower has provided to the Agent complete and accurate copies of the annual audited Financial Statements for the fiscal year ended December 31, 1999. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position, results of operations and cash flows of GPI and its Subsidiaries for each of the periods covered. Except as specified in Schedule 6.1(i), none of GPI or any of its Subsidiaries has any Contingent Obligation or liability for taxes, unrealized losses, unusual forward or long-term commitments which involve liabilities in excess of US$5,000,000, that is not reflected in such Financial Statements or the footnotes thereto or in filings made with the Securities and Exchange Commission and delivered to the Agent. Except as specified in Schedule 6.1(i), during the period from December 31, 1999 to and including the date hereof, there has been no sale, transfer or other disposition by GPI or any of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of GPI and its Subsidiaries at December 31, 1999. Since December 31, 1999, there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  (j) Accuracy and Completeness of Information. All data, reports and information heretofore, contemporaneously or hereafter furnished by or on behalf of such Borrower or any other Loan Party in writing to the Agent or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to any Responsible Officer of such Borrower which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion or other written statement previously furnished by such Borrower to the Agent.

                  (k) No Joint Ventures or Partnerships. Except for individually immaterial arrangements incident to the conduct of such Borrower's or any Designated Affiliate's business, such Borrower or Designated Affiliate is not engaged in any joint venture or partnership with any other Person, except as specified in Schedule 6.1(k).

                  (l) Corporate and Trade Name. Except as specified in Schedule 6.1(l), during the past five years, such Borrower has not been known by or used in any material transaction any other corporate, partnership, trade or fictitious name except for its name as set forth on the signature page of this Agreement.

                  (m) No Actual or Pending Material Modification of Business. There exists no actual or, to the best of such Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of such Borrower or any Designated Affiliate with any customer or group of customers the cancellation of any of whose services could reasonably be expected to have a Material Adverse Effect.

                  (n) No Broker's or Finder's Fees. No broker or finder brought about the obtaining, making or closing of the Loans or financial accommodations afforded hereunder or in connection herewith by the Agent, any Lender or any of its Affiliates. No broker's or finder's fees or commissions will be payable by any Borrower to any Person in connection with the transactions contemplated by this Agreement.

                  (o) Investment Company. Such Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, the issuance of any Letters of Credit or the application of the proceeds or repayment thereof by such Borrower or any beneficiary of such Letters of Credit, nor the consummation of the other transactions contemplated by this Agreement or the other Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (p) Margin Stock. Such Borrower does not own any "margin stock" as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of Loans will be used only for the purposes contemplated hereunder.

                  (q) Taxes and Tax Returns.

                               (i) Such Borrower and each Designated Affiliate
                  has properly completed and timely filed all income tax returns it is required to file. The information filed is complete and accurate in all material respects.

                              (ii) All taxes, assessments, fees and other
                  governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and neither such Borrower nor any such Affiliate has any liability for taxes in excess of the amounts so paid or reserves so established, except for such taxes that are being contested in good faith or which involve an amount that could reasonably be expected to give rise to a Lien that is not permitted to exist under
                  Section 7.2(i).

                             (iii) Except as specified in Schedule 6.1(q), no
                  deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against such Borrower or any Designated Affiliate and, to such Borrower's knowledge, no tax Liens have been filed against it. Except as specified in Schedule 6.1(q), there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could reasonably be expected to result in a Lien that is not permitted to exist under Section 7.2(i). No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to such Borrower.

                              (iv) Neither such Borrower nor any Designated
                  Affiliate is a party to or has any obligations under any written tax sharing agreement or agreement regarding payments in lieu of taxes, except as specified in Schedule 6.1(q).

                  (r) No Judgments or Litigation. Except as specified in
Schedule 6.1(r), no judgments, orders, writs or decrees are outstanding against such Borrower, nor is there now pending or, to the best knowledge of such Borrower or any Designated Affiliate after due inquiry, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Borrower or Affiliate that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

                  (s) Title to Property. Except as specified in Schedule 6.1(s), such Borrower and each Designated Affiliate has (i) good and indefeasible fee simple title to or valid leasehold interests in all of its Property and (ii) good title to all of its other property, in each case free and clear of Liens other than Liens permitted by Section 7.2(i) and other than any exceptions to such title to property that does not constitute Collateral as could not reasonably be expected to have a Material Adverse Effect.

                  (t) No Other Indebtedness. On the Closing Date and after giving effect to the transactions contemplated hereby, such Borrower and each Designated Affiliate has no Indebtedness other than Indebtedness permitted under
Section 7.2(a).

                  (u) Investments; Contracts. Except as specified in Schedule 6.1(u), neither such Borrower nor any Designated Affiliate (i) has committed to make any Investment other than Investments permitted under Section 7.2(k); (ii) is a party to any indenture, agreement, contract, instrument or lease, or subject to any charter, bylaw or other corporate restriction or any injunction, order, restriction or decree, which could materially and adversely affect its business, operations, assets or financial condition; (iii) is a party to any "take or pay" contract as to which it is the purchaser and which, if such Borrower or Affiliate were to fail to perform thereunder, could reasonably be expected to have a Material Adverse Effect; or (iv) has any material contingent or long-term liability, including any management contract, which could reasonably be expected to have a Material Adverse Effect.

                  (v) No Defaults. On the Closing Date, after giving effect to the transactions contemplated hereby, neither such Borrower nor any Designated Affiliate is in default under any term of any Material Contract or Requirement of Law other than any default which, when taken together with all other similar defaults, could reasonably be expected to have a Material Adverse Effect.

                  (w) Rights in Collateral; Priority of Liens. All of its Receivables, Inventory and Equipment are owned by such Borrower, free and clear of any and all Liens in favor of third parties, other than Liens in favor of the Agent and the Cdn. Agent and Permitted Liens. Upon the proper filing of the financing and termination statements and registrations specified in Section 5.1(a)(vii), the Liens reaffirmed, ratified and granted pursuant to this Loan Agreement constitute valid, enforceable, perfected and, except for Liens permitted to exist under Section 7.2(i) with respect to Inventory and Equipment, first priority Liens on the Collateral.

                  (x) ERISA.

                               (i) No Borrower or ERISA Affiliate maintains or
                  contributes to any Plan, other than those specified in
                  Schedule 6.1(x).

                              (ii) Each Borrower and ERISA Affiliate have
                  fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code), and no application for a funding waiver or an extension of any amortization period pursuant to Sections 303 and 304 of ERISA or Section 412 of the Internal Revenue Code has been made with respect to any Plan.

                             (iii) No Termination Event has occurred nor has any
                  other event occurred that is likely to result in a Termination Event. No Borrower or ERISA Affiliate, or any fiduciary of any Plan, is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement, except for ordinary funding obligations which are not past due.

                              (iv) No Borrower or ERISA Affiliate is
                  required to or reasonably expects to be required to provide security to any Plan under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code.

                               (v) Each Borrower and ERISA Affiliate is in
                  compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code with respect to all Plans. There has been no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code (a "Prohibited Transaction") with respect to any Plan or any Multiemployer Plan. Each Borrower and ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, no Borrower or ERISA Affiliate has incurred any liability to the PBGC or had asserted against it any penalty for failure to fulfill the minimum funding requirements of ERISA other than for payments of premiums in the ordinary course of business.

                              (vi) Each Plan which is intended to qualify under
                  Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or the remedial amendment period under Section 401(b) of the Code has not expired with respect to the Plan and no event has occurred which would cause the loss of such qualification.

                             (vii) The aggregate actuarial present value of all
                  benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.

                            (viii) No Borrower or ERISA Affiliate has incurred
                  or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan.

                              (ix) To the extent that any Plan is funded with
                  insurance, each Borrower and ERISA Affiliate have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Plan is funded other than with insurance, each Borrower and ERISA Affiliate have made when due all contributions required to be paid for all periods through and including the Closing Date.

                  (y) Intellectual Property. Set forth on Schedule 6.1(y)-A is a complete and accurate list of all material patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of such Borrower and each Designated Affiliate, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Such Borrower and each Designated Affiliate owns or licenses all patents, trademarks, service marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. Except as specified in Schedule 6.1(y)-B, neither such Borrower nor any Designated Affiliate has infringed any patent, trademark, service mark, tradename, copyright, license or other right owned by any other Person by the sale or use of any product, process, method, substance, part or other material presently contemplated to be sold or used, where such sale or use could reasonably be expected to have a Material Adverse Effect and, except as specified in Schedule 6.1(y)-B, no claim or litigation is pending, or to the best of such Borrower's knowledge, threatened against or affecting such Borrower or any Designated Affiliate that contests its right to sell or use any such product, process, method, substance, part or other material that could reasonably be expected to have a Material Adverse Effect.

                  (z) Labor Matters. Schedule 6.1(z) accurately sets forth all collective bargaining agreements to which such Borrower or any Designated Affiliate is a party as of the Closing Date, and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which such Borrower or any Designated Affiliate is a party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (aa) Compliance with Environmental Laws. Except as specified in Schedule 6.1(aa), (i) Neither such Borrower nor any Designated Affiliate is the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Law or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials,
(ii) neither such Borrower nor any Designated Affiliate has filed or received any notice under any Environmental Law concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by such Borrower, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of such Borrower and (iii) such Borrower has no knowledge of any contingent liability of itself or any Designated Affiliate for any release of any Hazardous Materials, in each case which could reasonably be expected to have a Material Adverse Effect.

                  (bb) Licenses and Permits. Such Borrower and each Designated Affiliate has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except where the failure to possess any of the foregoing (individually or in the aggregate) could not have a Material Adverse Effect.

                  (cc) Government Regulation. Neither such Borrower nor any other Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated by this Agreement and the other Loan Documents.

                  (dd) Material Contracts. Set forth on Schedule 6.1(ad) is a complete and accurate list of all Material Contracts of each Borrower and each Designated Affiliate, showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by such Borrower or Designated Affiliate and each other party thereto. Except as specified in Schedule 6.1(ad), each such Material Contract is in full force and effect and, to the best of such Borrower's knowledge, is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under such contract by any party thereto.

                  (ee) Business and Properties. Since December 31, 1999, no fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty has occurred which event is not covered by insurance and that could reasonably be expected to have a Material Adverse Effect.

                  (ff) Business Plan. The Business Plan and the Financial Statements delivered to the Agent on the Closing Date (as defined in the Original Loan Agreement) were prepared in good faith on the basis of assumptions which were fair in the context of the conditions existing at the time of delivery thereof, and, with respect to the Business Plan, represented, at the time of delivery, such Borrower's reasonable best estimate of the future financial performance of GPI and its Subsidiaries.

                  (gg) Affiliate Transactions. Except as specified in

Schedule 6.1(ag), neither such Borrower nor any Designated Affiliate is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of such Borrower or Designated Affiliate is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the business of such Borrower or Designated Affiliate and (ii) upon fair and reasonable terms no less favorable to such Borrower or Designated Affiliate than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

                  (hh) Year 2000 Compliance. (i) Such Borrower and each Designated Affiliate and their respective products are Year 2000 Compliant, (ii) to the best of such Borrower's knowledge, all of the material suppliers and vendors of such Borrower and Affiliates are Year 2000 Compliant and (iii) the cost to such Borrower and Affiliates of being Year 2000 Compliant as provided in clause (A), and the testing for the reasonably foreseeable consequences of any programming errors or systems failures related to the year 2000, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION VI.2. Survival of Representations and Warranties. All representations and warranties made by each Borrower in this Agreement and by each Borrower and each other Loan Party in, or by incorporation by reference in, each other Loan Document to which it is a party shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby.

                  SECTION VI.3. Updating of Schedules. The Borrowers shall have the right to deliver to the Agent updated schedules to this Agreement from time to time, provided that no event or condition that would otherwise constitute a Default or an Event of Default shall be deemed to be cured solely by virtue of the delivery of an updated schedule hereunder, and provided, further, that all representations and warranties that refer to the schedules to this Agreement shall, as of the date such representations and warranties are made by the Borrowers hereunder, be deemed to refer to such schedules as updated and delivered to the Agent as of such date.

                                  ARTICLE VII.

                           COVENANTS OF THE BORROWERS


                  SECTION VII.1. Affirmative Covenants. Until termination of the Commitments, payment and satisfaction of all Obligations in full, and termination, Collateralization or expiration of all Letters of Credit:

                  (a) Corporate Existence. Each Borrower shall, and shall cause each Designated Affiliate to, (i) maintain its corporate existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, and (iii) continue in a Permitted Business; provided, however, that nothing in this Section 7.1(a) shall prohibit
(i) a merger, amalgamation or other business combination of (A) a Borrower with and into another Borrower, (B) a Guarantor with and into a Borrower, (C) a Guarantor (other than GPI) with and into another Guarantor, or (D) any Subsidiary of a Loan Party (other than a Borrower or a Guarantor) with and into any Loan Party or any of its Subsidiaries, in each case so long as (I) each party to such merger, amalgamation or other business combination is Solvent both before and after giving effect thereto and (II) no Default or Event of Default has occurred and is continuing or would result therefrom; and (ii) the recapitalization or conversion of a Borrower or a Guarantor or any of its respective Subsidiaries into a new entity form or jurisdiction of formation, so long as such new entity form does not adversely affect any Lender's rights under the Loan Documents and such jurisdiction of formation is in the United States or any state thereof.

                  (b) Maintenance of Property. Each Borrower shall, and shall cause each Designated Affiliate to, keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices except as could not reasonably be expected to have a Material Adverse Effect.

                  (c) Affiliate Transactions. Each Borrower shall, and shall cause each Designated Affiliate to, conduct transactions with any of its Affiliates on an arm's-length basis or other basis no less favorable to such Borrower or Designated Affiliate than would apply in a transaction with a non-Affiliate and which are approved by the board of directors of such Borrower or Designated Affiliate, except that this Section 7.1(c) shall not limit, restrict or prohibit (i) the payment of reasonable and customary regular fees to directors of such Borrower or any of its Subsidiaries who are not employees thereof; (ii) loans and advances to officers, directors and employees of such Borrower or any of its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of such Borrower or such Subsidiary not to exceed US$2,000,000 in the aggregate at any time; (iii) any other transaction with any employee, officer or director of such Borrower or any of its Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of such Borrower or Subsidiary; (iv) any transaction entered into in the ordinary course of business with any Subsidiary of GPI including, without limitation, intercompany charges for administrative services, allocations of overhead, concentrated cash management systems for collections and disbursements, and sales of goods and services in connection with the business of GPI or any of its Subsidiaries in the ordinary course of business of such Subsidiary; (v) licenses and other transfers of patents, trademarks, trade names, copyrights, trade secrets, know-how and other intellectual property to or from any Subsidiary of GPI; (vi) the payment or prepayment of the Subordinated Note to the extent not prohibited by the Subordination Agreement; (vii) transactions entered into with Weatherford or any of its Subsidiaries in connection with a preferred supplier agreement, a transition services agreement, a tax allocation agreement, or other agreements and understandings with Weatherford or such Subsidiary entered into in connection with or in contemplation of the Spinoff and specified in Schedule 6.1(ag); or (viii) other transactions with Affiliates that are expressly permitted under other provisions of this Agreement including, without limitation, the making of any Restricted Payment, the making of any loan, advance or transfer to the extent it results in Permitted Intercompany Debt or the making of any Investment otherwise permitted under other provisions of this Agreement.

                  (d) Taxes. Each Borrower shall, and shall cause each Designated Affiliate to, pay, when due, subject to any extension obtained or timely requested by such Borrower or Affiliate from or with the applicable taxing authority, (i) all tax assessments, and other governmental charges and levies imposed against it or any of its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that, unless such tax assessment, charge, levy or claim (excluding Liens specified in Schedule 7.2(i)) has become a Lien on any of the property of such Borrower or Affiliate and relates to obligations which, when taken together with the amount of all such assessments, charges, levies and claims for all the Borrowers and such Affiliates, exceed US$2,000,000 in the aggregate, it need not be paid if it is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.

                  (e) Governing Documents; Requirements of Law. Each Borrower shall, and shall cause each Designated Affiliate to, comply with all terms of its respective Governing Documents and with all Requirements of Law applicable to it, including, without limitation, all applicable federal, state, provincial, local or foreign laws and regulations, including, without limitation, those relating to environmental matters, employee matters (including the collection, payment and deposit of employees' income, unemployment, Social Security and Medicare hospital insurance taxes) and with respect to pension liabilities, provided that it shall not be deemed to be a violation hereof if such Borrower's or Affiliate's failure to comply with any of the foregoing could not be reasonably expected to have a Material Adverse Effect.

                  (f) Insurance. Each Borrower shall, and shall cause each Designated Affiliate to, maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to the Agent, all of which policies covering the Collateral shall name the Agent or the Cdn. Agent, as applicable, as an additional insured and the lender loss payee in case of loss, and contain other provisions as the Agent may require to protect fully the Agent's and the Cdn. Agent's interest in the Collateral and any payments to be made under such policies.

                  (g) Books and Records; Inspections. Each Borrower shall, and shall cause each Designated Affiliate to, (i) maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of such Borrower and Affiliates in such detail, form and scope as is consistent with good business practice and (ii) provide the Agent and its agents and representatives, and one representative of each of the Lenders, access to the premises of such Borrower and each of such Affiliates at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time and with any number of agents and representatives of the Lenders after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at the Borrowers' expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of such Borrower or Affiliate with any officer, employee or director thereof or with the Auditors, all of whom are hereby authorized to disclose to the Agent and the Lenders all financial statements, work papers, and other information relating to such affairs, finances or business. The Borrowers shall reimburse the Agent for the reasonable travel and related expenses of the Agent's employees or, at the Agent's option, of such outside accountants or examiners as may be retained by the Agent to verify or inspect Collateral, records or documents of a Borrower or such Affiliate on a regular basis or for a special inspection if the Agent deems the same appropriate. If the Agent's own employees are used, the Borrowers shall also pay such reasonable per diem allowance as the Agent may from time to time establish, or, if outside examiners or accountants are used, the Borrowers shall also pay the Agent such sum as the Agent may be obligated to pay as fees therefor. The Borrowers shall not be obligated to reimburse the Lenders for any of the foregoing types of expenses incurred by the Lenders. All such Obligations may be charged to the Loan Account or any other account of the Borrowers with the Agent or any of its Affiliates. The Borrowers hereby authorize the Agent, on behalf of the Lenders, to communicate directly with the Auditors to disclose to the Agent, on behalf of the Lenders, any and all financial information regarding any of the Loan Parties including, without limitation, matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of any of the Borrowers or the Designated Affiliates.

                  (h) Notification Requirements. The Administrative Borrower shall timely give the Agent the following notices and other documents:

                               (i) Notice of Defaults. Within two Business Days
                  after becoming aware of the occurrence of a Default or Event of Default that is continuing, a certificate of a Responsible Officer specifying the nature thereof and the Borrowers' proposed response thereto, each in reasonable detail.

                              (ii) Proceedings or Adverse Changes. Within five
                  Business Days after a Borrower becomes aware of (A) any proceeding being instituted or threatened to be instituted by or against it or any Designated Affiliate in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum not otherwise covered by insurance, together with the sum involved in all other similar proceedings, in excess of US$5,000,000 in the aggregate with respect to all the Borrowers and such Affiliates, (B) any order, judgment or decree involving a sum, together with the sum of all other orders, judgments or decrees, in excess of US$5,000,000 in the aggregate being entered against all the Borrowers and such Affiliates or any of their respective property or assets which could reasonably be expected to have a Material Adverse Effect, (C) any notice or correspondence issued to any Borrower or any Designated Affiliate by a Governmental Authority warning, threatening or advising of the commencement of any investigation involving such Borrower or any Designated Affiliate or any of its respective property or assets which could reasonably be expected to have a Material Adverse Effect, (D) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, (E) a change in the location of any Collateral from the locations specified in
                  Schedule 6.1(b) or other locations previously identified to the Agent where Collateral has been moved as permitted under
                  Section 7.2(h) or (F) a proposed or actual change of any Borrower's name, identity or corporate structure, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken by the Borrowers with respect thereto.

                             (iii) ERISA Notices.

                                    (A) Promptly, and in any event within ten
                  Business Days after a Termination Event has occurred, a written statement of a Responsible Officer describing such Termination Event and any action that is being taken with respect thereto by any Borrower or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                                    (B) promptly, and in any event within three
                  Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Plan subject to the funding requirements of Section 412 of the Internal Revenue Code and all communications received by any Borrower or ERISA Affiliate with respect to such request;

                                    (C) promptly, and in any event within three
                  Business Days after receipt by any Borrower or ERISA Affiliate of the PBGC's intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, a copy of each such notice;

                                    (D) promptly, and in any event within three
                  Business Days after the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                       (I) any Prohibited Transaction which
                           could subject any Borrower or ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, or any trust created thereunder,

                                      (II) any cessation of operations (by any
                           Borrower or ERISA Affiliate) at a facility in the circumstances described in Section 4062(e) of ERISA,

                                     (III) a failure by any Borrower or ERISA
                           Affiliate to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code,

                                      (IV) the adoption of an amendment to a
                           Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code, or

                                       (V) any change in the actuarial
                           assumptions or funding methods used for any Plan, where the effect of such change is to increase materially or reduce materially the unfunded benefit liability or obligation to make periodic contributions;

                                       (E) promptly upon the request of the
                   Agent, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Borrower or ERISA Affiliate, and schedules showing the amounts contributed to each Pension Plan by or on behalf of any Borrower or ERISA Affiliate in which any of its personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Borrower or ERISA Affiliate with the Internal Revenue Service with respect to each such Plan;

                                       (F) promptly upon the filing thereof,
                   copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the Internal Revenue Service in connection with the termination of any Plan, and copies of any standard termination notice or distress termination notice filed with the PBGC in connection with the termination of any Pension Plan;

                                    (G) promptly, and in any event within three
                  Business Days after receipt thereof by any Borrower or ERISA Affiliate, notice and demand for payment of withdrawal liability under Section 4201 of ERISA with respect to a Multiemployer Plan;

                                    (H) promptly, and in any event within three
                  Business Days after receipt thereof by any Borrower or ERISA Affiliate, notice by the Department of Labor of any penalty or any purported violation of ERISA with respect to a Plan;

                                    (I) promptly, and in any event within three
                  Business Days after receipt thereof by any Borrower or ERISA Affiliate, notice by the Internal Revenue Service or the Treasury Department of any income tax deficiency or delinquency, excise tax penalty, audit or investigation with respect to a Plan; and

                                    (J) promptly, and in any event within three
                  Business Days after receipt thereof by any Borrower or ERISA Affiliate, notice of any administrative or judicial complaint, or the entry of a judgment, award or settlement agreement, in either case with respect to a Plan that could reasonably be expected to have a Material Adverse Effect.

                              (iv) Material Contracts. Within ten Business Days
                  after any Material Contract is terminated or amended in any material respect that is adverse to a Borrower or any Designated Affiliate, or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                               (v) Environmental Matters. Within ten Business
                  Days after receipt by a Borrower thereof, copies of each (A) written notice from a Governmental Authority that any violation of any Environmental Law may have been committed or is about to be committed by a Borrower or any Designated Affiliate which violation could reasonably be expected to result in liability or involve remediation costs in excess of US$1,000,000 per violation or US$5,000,000 in the aggregate for all such liability or costs of the Borrowers and such Affiliates in the aggregate payable at any time, (B) written notice that any administrative or judicial complaint or order has been filed or is about to be filed against a Borrower or any Designated Affiliate alleging violations of any Environmental Law or requiring a Borrower or such Affiliate to take any action in connection with the release of toxic or Hazardous Materials into the environment which violation or action could reasonably be expected to result in liability or involve remediation costs in excess of US$1,000,000 per violation or US$5,000,000 in the aggregate for all such liability or costs of the Borrowers and such Affiliates in the aggregate payable at any time, (C) written notice from a Governmental Authority or other Person alleging that a Borrower or any Designated Affiliate may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material into the environment or any damages caused thereby which costs could reasonably be expected to exceed US$1,000,000 per release or US$5,000,000 in the aggregate for all such liability or costs of the Borrowers and the Designated Affiliates in the aggregate payable at any time or (D) any Environmental Law of the United States or Canada adopted, enacted or issued after the date hereof of which a Borrower becomes aware which could reasonably be expected to have a Material Adverse Effect.

                              (vi) Equipment Sales. Within one Business Day of
                  any sale or other disposition of any Equipment by any Borrower for consideration in excess of US$500,000, a reasonably detailed description of such Equipment and the terms of such sale or disposition.

                  (i) Casualty Loss. Each Borrower shall (i) provide written notice to the Agent, within ten Business Days, of any material damage to, the destruction of or any other material loss to any tangible asset or property owned or used by such Borrower or any Designated Affiliate other than any such asset or property (A) with a net book value (individually or in the aggregate) less than US$2,000,000 or (B) does not constitute Collateral and is covered by insurance complying with the terms of this Agreement, or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property owned or used by such Borrower or any Designated Affiliate together with a statement of the amount of the damage, destruction, loss or diminution in value (a "Casualty Loss") and (ii) diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

                  (j) Qualify to Transact Business. Each Borrower shall, and shall cause each Designated Affiliate to, qualify to transact business as a foreign corporation in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected to have a Material Adverse Effect.

                  (k) Financial Reporting. The Administrative Borrower shall deliver to the Agent the following:

                               (i) Annual Financial Statements. (A) As soon as
                  available, but not later than ninety days after the end of each fiscal year of GPI, beginning with the fiscal year ended December 31, 2000, (I) the annual audited and certified consolidated Financial Statements of GPI and its Subsidiaries and the annual unaudited consolidating Financial Statements of GPI and its Subsidiaries, (II) a comparison in reasonable detail to the prior fiscal year's audited Financial Statements (it being agreed that GPI's Management Discussion and Analysis of Financial Condition and Results of Operations contained in its Form 10-K for such fiscal year shall be deemed to be a sufficient comparison) and (III) the Auditors' opinion without Qualification and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit, each of which shall be in form and substance reasonably satisfactory to the Agent, and
                  (B) as soon as practicable following receipt thereof by the Administrative Borrower, the Management Letter delivered by the Auditors for such fiscal year.

                              (ii) Projections. Not later than thirty days after
                  the end of each fiscal year of GPI, the Business Plan for the upcoming fiscal year, certified by a Responsible Officer of GPI.

                             (iii) Monthly Financial Statements. As soon as
                  available, but not later than thirty days after the end of each month, commencing with the month in which the Closing Date occurs, (A) the interim consolidated and consolidating Financial Statements of GPI and its Subsidiaries as at the end of such month and for the fiscal year to date, (B) a certification by GPI's Chief Financial Officer that such Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations of GPI and its Subsidiaries taken as a whole (subject to normal year-end audit adjustments and the absence of footnotes), (C) a comparison of the interim consolidated and consolidating Financial Statements of GPI and its Subsidiaries as of the end of such month and for the fiscal year to date to the projected Financial Statements set forth in the Business Plan for the same period and (D) a compliance certificate, substantially in the form of Exhibit
                  O (a "Compliance Certificate"), signed by GPI's Chief Financial Officer, with an attached schedule of calculations demonstrating compliance with the Financial Covenants as of the end of such month.

                              (iv) Quarterly Cash Flow Statements. As soon as
                  available, but not later than forty-five days after the end of each fiscal quarter of GPI (except for the fourth quarter, in which such statements will be delivered with the annual statements pursuant to Section 7.1(k)(i)), a consolidated statement of cash flows of GPI and its Subsidiaries for such quarter, prepared in accordance with GAAP and consistent with prior practices.

                               (v) Borrowing Base Certificate. Monthly (or more
                  frequently as the Agent may from time to time request), not later than the tenth Business Day of each month, a borrowing base certificate, substantially in the form of Exhibit N, detailing the Eligible Receivables and the Eligible Inventory of the U.S. Borrowers and of the Cdn. Borrower, containing a calculation of availability and reflecting all sales, collections, and debit and credit adjustments, as of the last day of the preceding month (or as of a more recent date as the Agent may from time to time request), which shall be prepared by or under the supervision of the Chief Financial Officer of the Administrative Borrower and certified by such officer (a "Borrowing Base Certificate"); provided, however, that in the event the average borrowing availability for any consecutive sixty-day period is less than US$10,000,000, such Borrowing Base Certificate shall be provided weekly.

                              (vi) Agings. Monthly, not later than the tenth
                  Business Day of each month, agings and reconciliations of the Receivables of the U.S. Borrowers and the Cdn. Borrower and accounts payable, in scope and detail satisfactory to the Agent, as of the last day of the preceding month; provided, however, that in the event the average borrowing availability for any consecutive sixty-day period is less than US$10,000,000, such agings and reconciliations shall be provided weekly.

                             (vii) Inventory Report. Monthly, not later than the
                  tenth Business Day of each month, a report listing all Inventory of the U.S. Borrowers and the Cdn. Borrower by location, in form satisfactory to the Agent; provided, however, that in the event the average borrowing availability for any consecutive sixty-day period is less than US$10,000,000, such inventory reports shall be provided weekly.

                            (viii) Shareholder and SEC Reports. As soon as
                  available, but not later than five days after the same are sent or filed, as the case may be, copies of all financial statements and reports that GPI or any of its Subsidiaries sends to any of its shareholders or files with the Securities and Exchange Commission.

                              (ix) Other Financial Information. Promptly after
                  the request by the Agent therefor, such additional financial statements and other related data and information as to the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower or any Designated Affiliate as the Agent may from time to time reasonably request.

                               (x) Quarterly Equipment Sales and Purchases
                  Report. Quarterly, not later than forty-five days after the end of each fiscal quarter of GPI, a reasonably detailed report listing (i) all sales, purchases or other dispositions of Equipment made by each Borrower during such quarter and
                  (ii) the amount of the proceeds of Loans used by each Borrower to purchase replacement equipment within ninety days of the date of sale or other disposition of such Equipment replaced thereby in which replacement equipment the Agent has been granted a perfected first priority security interest for the benefit of the Lenders, in form satisfactory to the Agent.

                  (l) Payment of Liabilities. Each Borrower shall, and shall cause each Designated Affiliate to, pay and discharge, in the ordinary course of business, all obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP.

                  (m) ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to, (i) maintain each Plan intended to qualify under Section 401(a) of the Internal Revenue Code so as to satisfy the qualification requirements thereof, (ii) contribute, or require that contributions be made, in a timely manner (A) to each Plan in amounts sufficient (I) to satisfy the minimum funding requirements of Section 302 of ERISA or Section 412 of the Internal Revenue Code, if applicable, (II) to satisfy any other Requirements of Law and (III) to satisfy the terms and conditions of each such Plan, and (B) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulation, without any application for a waiver from any such funding requirements, (iii) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including all applicable statutes, orders, rules and regulations) and (iv) pay in a timely manner, in all material respects, all required premiums to the PBGC.

                  As used in this Section 7.1(m), "Foreign Plan" means a plan that provides retirement or health benefits and that is maintained by, or otherwise contributed to, a Borrower for the benefit of employees outside the United States.

                  (n) Environmental Matters. Each Borrower shall, and shall cause each Designated Affiliate to, conduct its business so as to comply in all respects with all applicable Environmental Laws including, without limitation, compliance with the terms and conditions of all permits and governmental authorizations except for such failures to comply that could not reasonably be expected to have a Material Adverse Effect.

                  (o) Trademarks. Each Borrower shall, and shall cause each Designated Affiliate to, do and cause to be done all things necessary to preserve and keep in full force and effect all of its material registrations of trademarks, service marks and other marks, trade names and other trade rights.

                  (p) Solvency. Each Borrower shall, and shall cause each Designated Affiliate to, be and remain Solvent at all times.

                  (q) Billing Practices. The Administrative Borrower shall notify the Agent of any Receivable of any Borrower generated pursuant to the sale of goods on any basis other than on the terms specified in Schedule 7.1(q).

                  (r) Year 2000 Compliance. Each Borrower shall be, and shall cause each Designated Affiliate to be, Year 2000 Compliant.

                  (s) Foreign Subsidiary Capital Stock Pledge and Guaranty. If, following a change in the relevant sections of the Internal Revenue Code or the regulations issued or promulgated thereunder, counsel for the Loan Parties reasonably concludes, within thirty days after a request from the Agent, with respect to any Foreign Subsidiary or Cdn. Subsidiary all of whose Capital Stock has not been pledged to the Agent under the Pledge Agreement that (A) a pledge of (I) 66-2/3% or more of the total combined voting power of all classes of Capital Stock of such

Subsidiary entitled to vote and (II) any promissory note held by such Subsidiary and (B) the entering into by such Subsidiary of a guaranty in substantially the form of the Guaranty, in either such case could not reasonably be expected to cause at the time of such change in law (w) any undistributed earnings of such Subsidiary as determined for federal income tax purposes to be treated as a deemed dividend to such Subsidiary's United States parent for federal income tax purposes or (x) other material adverse federal income tax consequences to the Loan Parties (or if counsel for the Loan Parties either does not respond to such request or delivers an unreasonable conclusion within such thirty-day period), then, (1) that portion of such Subsidiary's outstanding Capital Stock or any promissory notes held by such Subsidiary, in each case not theretofore pledged under the Pledge Agreement, shall be pledged to the Agent for the benefit of the Lenders under the Pledge Agreement or a Supplement in the form of Annex III thereto and deliver all remaining certificates representing such additional Capital Stock to the Agent and undated stock or other transfer powers therefor, executed by the applicable pledgor in blank, and (2) such Subsidiary shall execute and deliver to the Agent, (y) a Supplement to the Guaranty in the form of Annex 1 thereto, guaranteeing the Obligations, and (z) a Supplement to the Contribution Agreement in the form of Annex 1 thereto.


                  (t) Further Assurances. Each Borrower shall, and shall cause each Designated Affiliate to, take all such further actions and execute all such further documents and instruments as the Agent may reasonably determine to be necessary or desirable to perfect or protect the Liens (and the priority status thereof) of the Agent and the Cdn. Agent on the Collateral.

                  SECTION VII.2. Negative Covenants. Until termination of the Commitments, payment and satisfaction of all Obligations in full, and termination, Collateralization or expiration of all Letters of Credit:

                  (a) Indebtedness. Each Borrower will not, and will not permit any Designated Affiliate (other than any Foreign Subsidiary) to, directly or indirectly, at any time create, incur, assume or suffer to exist any Indebtedness other than the following Indebtedness (so long as, in the case of Indebtedness of the type specified in clauses (iv), (v) and (vi) below, no Default or Event of Default has occurred and is continuing or would result therefrom at the time of the incurrence thereof):

                              (i) Permitted Indebtedness;

                              (ii) endorsement of negotiable instruments for
                  deposit or collection in the ordinary course of business;

                              (iii) Indebtedness specified in Schedule 7.2(a);

                              (iv) unsecured Indebtedness with respect to which
                  not more than 25% of the original principal amount thereof is payable or may be declared payable (other than by acceleration upon the occurrence of a default or an event of default) by any holder thereof on or before the then effective Expiration Date;

                              (v) Indebtedness incurred to finance Capital
                  Expenditures to the extent permitted under Section 8.2 or Indebtedness assumed or acquired in connection with a Permitted Acquisition; and

                              (vi) Indebtedness of Foreign Subsidiaries,

provided that nothing herein shall prohibit any Indebtedness to continue to exist if such Indebtedness was not prohibited hereunder at the time it was created, incurred, assumed or first suffered to exist.

                  (b) Contingent Obligations. Except as specified in Schedule 6.1(i), each Borrower will not, and will not permit any Designated Affiliate to, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding (i) indemnities given in connection with this Agreement or the other Loan Documents in favor of the Agent and (ii) such Contingent Obligations as would be permitted to be incurred if such Contingent Obligations were incurred as Indebtedness by such Borrower or any Designated Subsidiary under Section 7.2(a).

                  (c) Corporate Changes, Etc. Except as specified in Schedule 7.2(c), each Borrower will not, and will not permit any Designated Affiliate to, directly or indirectly, merge or consolidate with any Person or amend, alter or modify its corporate or partnership name, mailing address, chief executive office or principal place of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or issue any capital stock or other equity interests, other than (i) Permitted Acquisitions, (ii) transactions permitted under Section 7.1(a) and (iii) any change of name, mailing address, chief executive office or principal place of business so long as (A) the Administrative Borrower provides written notice of such event to the Agent at least thirty days before the occurrence thereof and
(B) the Administrative Borrower provides, before the occurrence of such event, to the Agent all such documents and instruments, and takes all such further acts of the type specified in Section 3.7, as may be necessary or desirable to maintain the Liens in favor of the Agent and the Cdn. Agent covering the Collateral and the priority and continued perfection thereof, all of which shall be at the Borrowers' expense.

                  (d) Change in Nature of Business. Each Borrower will not, and will not permit any Designated Affiliate to, engage in or enter into any new line of business other than a Permitted Business.

                  (e) Sales, Etc. of Assets. Each Borrower will not, and will not permit any Designated Affiliate (other than any Foreign Subsidiary) to, directly or indirectly, in any fiscal year, sell, transfer or otherwise dispose of any of its assets, or grant any option or other right to purchase or otherwise acquire any of its assets, other than the sale of Inventory in the ordinary course of business and, so long as no Default or Event of Default has occurred and is continuing or would result therefrom (including, without limitation, an Event of Default under Section 2.1(a) or (b) or Section 2.4(b) as the result of such sale, transfer or other disposition causing the amount of outstanding Loans and Letters of Credit to exceed the U.S. Borrowing Base or the Cdn. Borrowing Base, as applicable) and such sale, lease, assignment, transfer, license or other disposition is for fair consideration (which may consist of Indebtedness constituting Permitted Intercompany Debt arising thereby in favor of such Borrower or Affiliate) and, to the extent applicable, complies with
Section 7.1(c), (i) the sale, transfer or other disposition of Property and Equipment (other than Equipment that constitutes Collateral) in any fiscal year of the Borrowers with an aggregate value not to exceed 5% of the shareholders equity of GPI as of the end of the prior fiscal year; (ii) sales or transfers of assets between and among GPI and any of its Subsidiaries pursuant to the Spinoff specified in Schedule 6.1(i); (iii) the lease of Equipment in the ordinary course of business; (iv) the sale, lease, assignment, transfer or other disposition of any or all of the assets (other than Collateral) of such Borrower or Subsidiary thereof to any other Loan Party or Subsidiary thereof; (v) the license of patents, trademarks or copyrights to any other Loan Party or Subsidiary thereof; (vi) like-kind exchanges of assets (other than Collateral);
(vii) sales or dispositions of Equipment that constitutes Collateral for fair consideration provided that (A) the consideration therefor shall consist exclusively of cash, which shall be immediately paid to the Agent by the applicable Borrower for application to the U.S. Loans or the Cdn. Loans, as applicable and (B) if, on the date such cash is paid to the Agent, no Base Rate Advance, Prime Rate Advance, or LIBOR Rate Advance with an Interest Period that ends on (or ended before) such date is outstanding, the Agent shall deposit such cash in a cash collateral account established by or on behalf of the Agent which shall be under the sole dominion and control of the Agent (which the Agent shall invest in Cash Equivalents determined by the Agent in its sole discretion) for future application by the Agent to repay LIBOR Rate Advances on the last day of the Interest Periods therefor or to repay other Obligations as they come due; (viii) sales of obsolete, underutilized or damaged or defective Equipment; or (ix) transfers of assets (other than Receivables) (A) in the ordinary course of such Borrower's or Affiliate's business to any Subsidiary of GPI or (B) outside the ordinary course of such Borrower's or Affiliate's business to any Subsidiary of GPI that is not a Borrower or a Subsidiary of a Borrower so long as the aggregate value of all such assets transferred under this clause (ix) (I) in any fiscal year of GPI is not greater than US$25,000,000 less the amount of all Investments made under
Section 7.2(k)(ii)(C) in such fiscal year or (II) during any consecutive three-fiscal year period is not greater than US$50,000,000 less the amount of all Investments made under Section 7.2(k)(ii)(C) during such consecutive three-fiscal year period.

                  (f) Use of Proceeds. Each Borrower will not (i) use any portion of the proceeds of any Loan in violation of Section 2.3 or for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Federal Reserve Board) in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (ii) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                  (g) Cancellation of Debt. Except with respect to amounts owed by OCTL to a Loan Party, each Borrower will not, and will not permit any Designated Affiliate to, cancel any liability owed to it, except for (i) the cancellation of liabilities for consideration in the ordinary course of business and (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the cancellation of (A) liabilities (that do not constitute part of the Collateral) relating to the Loan Parties' and their Subsidiaries' investment in, and manufacturing arrangement with, OCTL; (B) liabilities (that do not constitute part of the Collateral) that are cancelled for fair consideration, as determined by the Board of Directors of the applicable Borrower or Affiliate; and (C) liabilities that are cancelled in the ordinary course of business in connection with the workout of slow paying or doubtful accounts.

                  (h) Location of Inventory and Equipment. No Borrower shall move any Inventory or Equipment (other than Equipment with respect to which the Agent has released its Lien under Section 2.4(d)) owned by it at such time from any of the jurisdictions therefor specified in Schedule 6.1(b) to any jurisdiction other than a jurisdiction in the United States specified for such Borrower in Schedule 6.1(b), except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a Borrower may move Inventory or Equipment from such jurisdictions (i) with an aggregate value not to exceed US$500,000 to any other jurisdiction, (ii) to any other jurisdiction such that the security interest of the Agent or the Cdn. Agent, as the case may be, in such Inventory or Equipment would continue to be perfected and of the same priority without the taking of any further action at any time (other than the filing of continuation statements upon expiration of any then effective financing statements, registrations or similar filings covering such Inventory or Equipment), (iii) to any other jurisdiction in the United States or Canada, as the case may be, upon thirty days' prior written notice to the Agent and the delivery to the Agent, before the occurrence thereof, of all documents and instruments, and the taking of all further acts of the type specified in
Section 3.7, as may be necessary or desirable to maintain the Liens in favor of the Agent and the Cdn. Agent covering such Inventory or Equipment and the priority and continued perfection thereof, all of which shall be at the Borrowers' expense and (iv) in connection with any sale or other disposition of such Inventory or Equipment that is sold or disposed of by a Borrower in accordance with Section 7.2(e).

                  (i) Liens, Etc. Each Borrower will not, and will not permit any Designated Affiliate (other than any Foreign Subsidiary) to, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any assets, other than:

                               (i) Permitted Liens; and

                              (ii) Liens securing Indebtedness of a Borrower or
                  any such Affiliate to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness, (C) such Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased and
                  (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such assets;

provided that nothing herein shall prohibit any Lien to continue to exist if such Lien was not prohibited hereunder at the time it was created, incurred, assumed or first suffered to exist.

                  (j) Restricted Payments. Each Borrower will not, and will not permit GPI or any Designated Affiliate (other than any Foreign Subsidiary) to, make any Restricted Payment, directly or indirectly, or make any payment on account of or set apart assets for a sinking or other analogous fund for the making of any Restricted Payment, either directly or indirectly, whether in cash or property or in obligations of GPI or such Affiliate or Borrower, except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) GPI or such Affiliate or Borrower may make any Restricted Payment payable solely to one or more of the Loan Parties to the extent such Restricted Payment is made on account of a Permitted Intercompany Debt; (ii) GPI or such Affiliate or Borrower may make any Restricted Payment to a Loan Party or a Subsidiary thereof (but not to any other Person) if the aggregate amount of all Restricted Payments expended subsequent to the Closing Date (the amount so expended, if other than in cash, to be valued at its fair market value as reasonably determined by the Board of Directors of GPI or such Affiliate or Borrower) does not exceed the sum of (A) US$20,000,000, plus (B) 50% of the Excess Cash Flow during the period (treated as one accounting period) subsequent to December 31, 1999, and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, the amount of which shall be determined as of the date of delivery of the consolidated cash flow statement for such fiscal quarter under Section 7.1(k)(iv), plus (C) 50% of the aggregate Net Cash Proceeds (other than to the extent such proceeds have been used to make Capital Expenditures or to repay Indebtedness) received by GPI subsequent to December 31, 1999, and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; (iii) such Affiliate or Borrower may declare or pay dividends or otherwise effect distributions on account of its Capital Stock to GPI or any other Loan Party; (iv) GPI or such Affiliate may make offsets against and acquisitions of Capital Stock of GPI in satisfaction of indemnification and other obligations owed to GPI and its Subsidiaries under acquisition arrangements in which Capital Stock of GPI is issued as consideration for the acquisition; (v) GPI or such Affiliate or Borrower may make Restricted Payments payable solely in shares of Capital Stock of GPI or warrants, rights or options to acquire shares of Capital Stock of GPI including, without limitation, any stock split or stock dividend effected by GPI; (vi) GPI may purchase, redeem, retire or otherwise acquire any shares of its Capital Stock in exchange for other shares of Qualified Stock of GPI or from Net Cash Proceeds; and (vii) GPI or such Affiliate or Borrower may purchase or otherwise acquire Capital Stock of GPI relating to Grant Prideco, Inc. Executive Deferred Compensation Plans or employee benefit plans for tax withholding or pursuant to the cashless exercise of stock options or warrants in connection with customary employee compensation programs, in each case so long as such purchase or exercise has been approved by the Board of Directors of GPI or such Affiliate or Borrower.

                  (k) Investments. Each Borrower will not, and will not permit any Designated Affiliate (other than any Foreign Subsidiary) to, directly or indirectly, at any time make or acquire any Investment in any Person (whether in cash, securities or other property of any kind), provided that, so long as (i) such Investment is not otherwise prohibited by this Agreement and (ii) in the case of clauses (D) and (F) below, no Default or Event of Default has occurred and is continuing or would result therefrom, such Borrower or Affiliate may make
(A) Permitted Acquisitions; (B) Investments in any Loan Party; (C) Investments in any Subsidiary (that is not a Loan Party) or other Affiliate of GPI or in any other Permitted Joint Venture so long as the aggregate amount of such Investments (net of, and after being reduced from time to time by, all Restricted Payments by such other Subsidiary or Affiliate to a Loan Party) in any fiscal year of GPI does not exceed US$25,000,000 less the value of all assets transferred under Section 7.2(e)(ix)(B) in such fiscal year or during any consecutive three-fiscal year period does not exceed US$50,000,000 less the value of all assets transferred under Section 7.2(e)(ix)(B) during such consecutive three-fiscal year period; (D) Investments in Cash Equivalents; (E) Investments that constitute Permitted Intercompany Debt, (F) Permitted Business Investments; (G) Permitted Financial Investments; (H) Investments, made with cash or other property that could otherwise be used to make a Restricted Payment under Section 7.2(j) at such time; (I) Investments resulting from a merger, amalgamation or other business combination or other change or transaction permitted under Section 7.1(a); (J) any Investment in any Person to the extent the consideration paid consists of Qualified Stock of GPI; (K) any Investment arising from (I) the conversion of any indebtedness of OCTL to any Loan Party into Capital Stock of OCTL and (II) the reinvestment of up to US$2,500,000 of proceeds received by any Loan Party from OCTL as a result of the repayment of such indebtedness; or (L) the acquisition of Capital Stock or securities of any Loan Party or Subsidiary thereof by another Loan Party or Subsidiary thereof if the acquiring Loan Party would be permitted to have the other Loan Party or Subsidiary thereof merge into it pursuant to Section 7.1(a).

                  (l) Partnerships; Subsidiaries; Joint Ventures; Management Contracts. Except as permitted under Section 7.2(k), each Borrower will not, and will not permit any Designated Affiliate to, at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership or enter into any management contract permitting third party management rights with respect to such Borrower's or Subsidiary's business, provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, such Borrower or any of its Subsidiaries may (i) form or acquire a Subsidiary (a "New Subsidiary") whereupon (A) the Administrative Borrower shall give the Agent written notice of such formation or acquisition within five Business Days thereof, (B) such Borrower or Subsidiary shall, within ten Business Days of such formation or acquisition, (I) cause such New Subsidiary to execute and deliver to the Agent (x) a Supplement to the Guaranty in the form of Annex 1 thereto and (y) a Supplement to the Contribution Agreement in the form of Annex 1 thereto, whereupon such New Subsidiary shall become a Loan Party, and
(II) execute and deliver to the Agent (x) if the pledgor is theretofore a Pledgor, an amendment to the Pledge Agreement, in form and substance satisfactory to the Agent, or, if the pledgor is not theretofore a Pledgor, a Supplement to the Pledge Agreement in the form of Annex II thereto, in each case pledging all (or, subject to Section 7.1(s), if such New Subsidiary is a Foreign Subsidiary or a Cdn. Subsidiary, 65% (excluding Qualified Stock issued to directors of such Subsidiary and immaterial interests in one share of any such Subsidiary held to meet the Requirements of Law of the jurisdiction of organization of such Subsidiary)) of the Capital Stock of such New Subsidiary together with all certificates representing such Capital Stock and undated stock or other transfer powers therefor, executed by the Pledgor in blank, and (C) such Borrower or Subsidiary, as the case may be, and such New Subsidiary shall take all such further actions and execute all such further documents and instruments as may be required to authorize the execution, delivery and performance of such documents and instruments and to grant and perfect in favor of the Agent a first priority Lien on all (or, subject to Section 7.1(s), 65%, as the case may be) of the Capital Stock of such New Subsidiary including, without limitation, the execution and delivery to the Agent by such New Subsidiary of an Acknowledgment and Consent to the Pledge Agreement in the form attached thereto, or (ii) enter into management contracts or similar arrangements between or among such Borrower or Subsidiary and any Loan Party or any Subsidiary thereof, provided that the Person that obtains managerial rights under such management or similar contract is a Loan Party; provided, however, that nothing contained in this Section 7.2(l) shall, (i) subject to Section 7.1(s), be deemed or construed to require (A) any pledge of more than 65% of the Capital Stock of any Foreign Subsidiary or Cdn. Subsidiary, (B) the granting of any Lien on any asset of any Cdn. Subsidiary (including the Capital Stock owned by such Subsidiary in any other Person) to secure any Obligations of the U.S. Lenders, (C) the granting of any Liens on any assets of any Foreign Subsidiary (including the Capital Stock owned by such Subsidiary in any other Person) or
(D) the guaranty by any Foreign Subsidiary of any of the Obligations or by any Cdn. Subsidiary of any of the Obligations of the U.S. Borrowers or (ii) be deemed or construed to require the pledge of the Capital Stock of, or the guaranty of the Obligations by, any Subsidiary with a net worth of less than US$250,000.

                  (m) Fiscal Year. Each Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from a year ending December 31.

                  (n) Accounting Changes. Each Borrower will not, and will not permit any of its Subsidiaries to, at any time make or permit any change in accounting policies or reporting practices, except as required by or in accordance with GAAP.

                  (o) No Prohibited Transactions Under ERISA. Each Borrower will not, and will not permit any of its ERISA Affiliates to, directly or indirectly:

                               (i) Engage in any Prohibited Transaction which
                  could reasonably be expected to result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                              (ii) permit to exist with respect to any Pension
                  Plan any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

                              (iii) terminate any Pension Plan where such event
                  would result in any liability of any Borrower or ERISA Affiliate under Title IV of ERISA;

                               (iv) fail to make any required contribution or
                  payment to any Multiemployer Plan;

                               (v) fail to pay any required installment or any
                  other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                              (vi) amend a Pension Plan resulting in an increase
                  in current liability for the plan year such that any Borrower or ERISA Affiliate is required to provide security to such Plan under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code;

                             (vii) withdraw from any Multiemployer Plan where
                  such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; or

                            (viii) take any action that would cause the
                  imposition of an excise tax under Section 4978 or

                  Section 4979A of the Internal Revenue Code.

                  (p) Prepayments and Amendments of Material Contracts. Each Borrower will not, and will not permit any Designated Affiliate to, at any time
(i) make any prepayment of any Indebtedness, other than the prepayment of the Loans in accordance with the terms of this Agreement and, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (A) prepayments that would be permitted to be made as Restricted Payments under Section 7.2(j), (B) the prepayment of the Subordinated Note from the proceeds of Permitted Refinancing Indebtedness or from Net Cash Proceeds, and (C) the prepayment of Permitted Intercompany Debt, or (ii) amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of, any Material Contract, except where such amendment or modification could not be reasonably expected to have a Material Adverse Effect.

                  (q) Lease Obligations. Each Borrower will not, and will not permit any Designated Affiliate to, at any time create, incur or assume any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction.

                  (r) Bank Accounts. Each Borrower will not, and will not permit any Designated Affiliate to, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any other Person, other than (i) payroll accounts, (ii) accounts specified in Schedule 7.2(r) and (iii) other accounts of which the Administrative Borrower has given the Agent written notice and which are subject to a blocked account arrangement in favor of the Agent or the Cdn. Agent, as applicable, under documentation satisfactory to the Agent.

                                  ARTICLE VIII.

                               FINANCIAL COVENANTS


                  Until termination of the Commitments, payment and satisfaction of all Obligations in full, and termination, Collateralization or expiration of all Letters of Credit:

                  SECTION VIII.1. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

                  Period                                    Minimum Fixed Charge
                  ------                                       Coverage Ratio
                                                            --------------------
January 1, 2000 to June 30, 2000                                0.22 to 1.00

January 1, 2000 to September 30, 2000                           0.32 to 1.00

January 1, 2000 to December 31, 2000                            0.70 to 1.00

April 1, 2000 to March 31, 2001                                 0.83 to 1.00

July 1, 2000 to June 30, 2001                                   1.14 to 1.00

Each consecutive twelve-month period ending each fiscal         1.50 to 1.00
quarter-end thereafter

                  SECTION VIII.2. Capital Expenditures. The aggregate amount of GPI's and its Subsidiaries' consolidated Capital Expenditures made or committed to be made in any fiscal year commencing with the fiscal year ending December 31, 2000 shall not exceed US$45,000,000, provided that, if a Default or Event of Default shall have occurred and be continuing or would result therefrom, no such Capital Expenditures may be made or committed to be made.

                  SECTION VIII.3. Net Worth. The Borrowers shall cause GPI and its Subsidiaries to maintain a consolidated net worth of GPI and its Subsidiaries, determined in accordance with GAAP, (A) of not less than US$400,000,000 at all times from the Closing Date through the fiscal year ending December 31, 2000 and (B) of not less than US$400,000,000 plus 50% of the consolidated net earnings (if positive) of GPI and its Subsidiaries for each fiscal year since fiscal year 2000, determined on a cumulative basis, at all times in each subsequent fiscal year.

                  SECTION VIII.4. Business Plan. The Agent and the Borrowers acknowledge that the foregoing financial covenants were established by the Agent and the Borrowers on the basis of the Business Plan delivered to the Agent on the Closing Date (as defined in the Original Loan Agreement), after leaving a margin in favor of the Borrowers which the Agent and the Borrowers have agreed is fair. Accordingly, the parties hereto have agreed that any failure by the Borrowers to comply with the terms of any Financial Covenant shall be deemed material for purposes of this Agreement.


                                   ARTICLE IX.

                                EVENTS OF DEFAULT


                  SECTION IX.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) the Borrowers shall fail to pay any principal, interest, fees, expenses or other Obligations when payable, whether at stated maturity, by acceleration, or otherwise; or

                  (b) any Loan Party shall (i) default in the performance or observance of any agreement, covenant, condition, provision or term contained in
Section 2.3, 2.4, 2.6, 7.1(a)(i), 7.1(f), 7.1(h), 7.1(k), 7.2, 8.1, 8.2, 8.3,
8.4 or 11.4 hereof, or in Section 4(c) or 5 of the Pledge Agreement; or (ii) default in the performance or observance of any agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those referred to in Sections 9.1(a) and (b)(i)) and such failure continues for a period of ten days without cure; or

                  (c) any Loan Party shall (except as otherwise expressly permitted under Sections 7.1(a) and 7.2(c)) dissolve, wind up or otherwise cease to conduct its business; or

                  (d) any Loan Party shall become the subject of an Insolvency Event; or

                  (e) (i) any Loan Party shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) any event or condition occurs (other than due to an event that accelerates GPI's obligations under the Subordinated Note which obligations are simultaneously repaid as permitted under
Section 7.2(p)(i)) that results in any

Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders (or a trustee or agent on behalf of such holder or holders) to declare any Material Indebtedness to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

                  (f) any representation or warranty made by any Loan Party under or in connection with any Loan Document or amendment or waiver thereof, or any Financial Statement, report, document or certificate delivered in connection therewith, shall prove to have been incorrect in any material respect when made or deemed made; or

                  (g) any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered and outstanding against the Loan Parties taken together, exceeds US$5,000,000 in the aggregate shall be rendered against the Loan Parties and shall not be stayed, vacated, bonded or discharged within thirty days; or

                  (h) Any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act, other than any Loan Party either (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 49.9% of the voting power of the Capital Stock of any Loan Party entitled to vote for the election of directors (or persons performing similar functions) and by reason thereof such Person or group is entitled to elect a majority of the members of the board of directors (or similar governing body) of such Loan Party or (ii) otherwise has the ability to elect, directly or indirectly, a majority of the members of any such board of directors (or similar governing body); or

                  (i) any material covenant, agreement or obligation of a Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; a Borrower or any other Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or any Liens granted on any of the Collateral with a fair market value in excess of US$250,000 in the aggregate shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement or any other Loan Document; or

                  (j) a Security Document shall for any reason cease to create a valid and perfected first priority Lien (subject, in the case of Inventory, to Permitted Liens) on the Collateral purported to be covered thereby; or

                  (k) the independent public accountants for the Borrowers shall deliver a Qualified opinion on any Financial Statement; or

                  (l) the occurrence of any event or condition that, in the Required Lenders' judgment, could be expected to have a Material Adverse Effect; or

                  (m) the amount or terms of credit provided by suppliers of raw materials or services necessary for the operation of any Borrower's business shall be materially less favorable to such Borrower than the amount or terms of such credit provided by suppliers to competitors of such Borrower.

                  SECTION IX.2. Acceleration, Termination and Cash Collateralization. Upon the occurrence and during the continuance of an Event of Default, the Agent may or, upon the request of the Required Lenders, the Agent shall, take any or all of the following actions:

                           (a) Acceleration. To declare all Obligations
                  immediately due and payable (except with respect to any Event of Default with respect to a Loan Party specified in Section 9.1(d), in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                           (b) Termination of Commitments. To declare the
                  Commitments immediately terminated (except with respect to any Event of Default with respect to a Loan Party set forth in
                  Section 9.1(d), in which case the Commitments shall automatically terminate) and, at all times thereafter, any Loan made by a Lender or Letter of Credit caused to be issued by the Agent pursuant to this Agreement shall be in such Lender's or the Agent's sole and absolute discretion. Notwithstanding any termination of this Agreement, until all Obligations shall have been fully and indefeasibly paid and satisfied, the Agent shall retain all security in all guaranties and in all existing and future Receivables, Inventory and Equipment of the Borrowers and all other Collateral held by it hereunder and under the Security Documents, and the Borrowers shall continue to turn over all Collections to the Agent.

                           (c) Cash Collateralization. With respect to all
                  Letters of Credit outstanding at the time of the acceleration of the Obligations under Section 9.2(a) or otherwise at any time after the Expiration Date, the

                  Borrowers shall at such time (i) deposit in a cash collateral account established by or on behalf of the Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit or (ii) provide to the Agent backstopping letters of credit in form and substance satisfactory to the Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be under the sole dominion and control of the Agent and applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the balance, if any, in such cash collateral account, after all such Letters of Credit shall have expired or been fully drawn upon shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied, the balance, if any, in such cash collateral account (or the originals of any letters of credit delivered to the Agent to backstop any Letters of Credit) shall be returned to the Borrowers or to such other Person as may be lawfully entitled thereto.

                  SECTION IX.3. Other Remedies.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law and the Loan Documents, and the Agent may do any or all of the following:

                               (i) remove for copying all documents,
                  instruments, files and records (including the copying of any computer records) relating to a Borrower's Receivables or use (at the expense of a Borrower) such supplies or space of a Borrower at such Borrower's places of business necessary to administer and collect such Receivables;

                              (ii) accelerate or extend the time of payment,
                  compromise, issue credits, or bring suit on a Borrower's Receivables (in the name of such Borrower or the Agent) and otherwise administer and collect such Receivables;

                             (iii) sell, assign and deliver a Borrower's
                  Receivables with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

                              (iv) foreclose the security interests created
                  pursuant to the Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

                  (b) The Agent may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by each Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that five days' notice shall constitute reasonable notification. Each Borrower will assemble the Collateral in its possession and make it available at such locations as the Agent may specify, whether at the premises of such Borrower or elsewhere, and will make available to the Agent the premises and facilities of such Borrower for the purpose of the Agent's taking possession of or removing the Collateral or putting the Collateral in saleable form. The Agent may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Borrower hereby grants the Agent a license to enter and occupy any of such Borrower's leased or owned premises and facilities, without charge, to exercise any of the Agent's rights or remedies.

                  SECTION IX.4. License for Use of Software and Other Intellectual Property. To the extent permitted by law and not otherwise prohibited by contracts with third parties, each Borrower hereby grants to the Agent, for use by the Lenders and the Agent solely in connection with the preservation or sale of any Collateral, a license or other right to use, without charge by any Loan Party or Subsidiary thereof, all computer software programs, data bases, processes, trademarks, tradenames, copyrights, labels, trade secrets, service marks, patents, advertising materials and other rights, assets and materials used by such Borrower and needed in connection with the preservation or sale of such Collateral.

                  SECTION IX.5. No Marshalling; Deficiencies; Remedies Cumulative. The Agent shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of the Agent's expenses related thereto), shall be applied by the Agent to such of the Obligations and in such order as the Agent shall elect in its sole and absolute discretion, whether due or to become due. The Borrowers shall remain liable to the Agent and the Lenders for any deficiencies and the Agent and the Lenders in turn agree to remit to the applicable Loan Party or its successor or assign, any surplus resulting therefrom. All of the Agent's and the Lenders' remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and any Loan Party or in such order and with respect to such Collateral or such Loan Party as the Agent may deem desirable, and are not intended to be exhaustive.

                  SECTION IX.6. Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, each Borrower hereby waives any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of the Agent's rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by the Agent of any Collateral. Each Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Agent's rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable of such Borrower. Each Borrower also consents that the Agent may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and each Borrower acknowledges that it has been represented by counsel of its own choice, has consulted such counsel with respect to its rights hereunder and has freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm's-length negotiations.

                  SECTION IX.7. Further Rights of the Agent. In the event that a Borrower shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that a Borrower shall fail to perform or comply with any other covenant, promise or obligation to the Agent or any Lender hereunder or under any other Loan Document, the Agent may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of such Borrower, and all amounts so paid by the Agent shall be treated as a Loan hereunder to the Borrowers and shall constitute part of the Obligations.

                  SECTION IX.8. Interest and Letter of Credit Fees After Event of Default. Each Borrower agrees and acknowledges that the additional interest and fees that may be charged under Section 4.2 are (a) an inducement to the Lenders to make Advances and to the Agent to use its best efforts to cause Letters of Credit to be issued hereunder and that the Agent and the Lenders would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions; (b) are fair and reasonable estimates of the Agent's and the Lenders' costs of administering the credit facility upon an Event of Default; and (c) are intended to estimate the Agent's and the Lenders' increased risks upon an Event of Default.

                                   ARTICLE X.

                                    THE AGENT

                  SECTION X.1. Appointment of Agents.

                  (a) Each Lender hereby designates TBCC as its agent and irrevocably authorizes it to take action on such Lender's behalf under the Loan Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. Each Cdn. Lender hereby designates TCFC as its agent and irrevocably authorizes it to take action on such Cdn. Lender's behalf under the Security Agreement, the Blocked Account Agreement and any other Loan Document to which the Cdn. Agent is a party and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. Either of the Agents may perform any of its respective duties by or through its agents or employees.

                  (b) The provisions of this Article are solely for the benefit of the Agents and the Lenders, and the Borrowers shall not have any rights as third party beneficiaries of any of the provisions hereof. The Agents shall act solely as agents of the Lenders and assume no obligation toward or relationship of agency or trust with or for the Borrowers.

                  SECTION X.2. Nature of Duties of Agents. Neither of the Agents shall have any duties or responsibilities except those expressly set forth in the Loan Documents. Neither of the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature. The Agents do not have a fiduciary relationship with or any implied duties to any Lender or any participant of any Lender.

                  SECTION X.3. Lack of Reliance on Agents.

                  (a) Independently and without reliance upon either of the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrowers and the other Loan Parties, in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and the other Loan Parties, and except as expressly provided in this Agreement, neither of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or the issuance of the Initial Letter of Credit or at any time or times thereafter.

                  (b) Neither of the Agents shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the financial or other condition of the Borrowers and the other Loan Parties. Neither of the Agents shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrowers and the other Loan Parties, or the existence or possible existence of any Default or Event of Default.

                  SECTION X.4. Certain Rights of the Agents. Either of the Agents may request instructions from the Required Lenders at any time. If either of the Agents requests instructions from the Required Lenders with respect to any action or inaction, it shall be entitled to await instructions from the Required Lenders before such action or inaction. No Lender shall have any right of action based upon either of the Agents' action or inaction in response to instructions from the Required Lenders.

                  SECTION X.5. Reliance by Agent. Each of the Agents may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper Person. Each of the Agents may obtain the advice of legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.

                  SECTION X.6. Indemnification of Agents. To the extent either of the Agents is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify such Agent to the extent of such Lender's Pro Rata Share (determined as of the time that such indemnity payment is sought) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against either of the Agents in performing its duties hereunder or otherwise relating to the Loan Documents unless resulting from such Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations.

                  SECTION X.7. The Agents in Their Individual Capacity. In its individual capacity, each of the Agents shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interest and may exercise the same as though it was not performing the duties specified herein. The terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include each of TBCC and TCFC in its individual capacity. Each of the Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  SECTION X.8. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  SECTION X.9. Successor Agent.

                  (a) Either of the Agents may, upon twenty Business Days' notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. Any such resignation shall be effective upon the appointment of a successor Agent.

                  (b) Upon receipt of notice of resignation by either of the Agents, the Required Lenders may appoint a successor agent which shall also be a Lender. If a successor agent has not accepted its appointment within fifteen Business Days, then the retiring agent may, on behalf of the Lenders, appoint a successor agent which shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld and shall be delivered to the Required Lenders within ten Business Days after the Borrowers' receipt of notice of a proposed successor agent.

                  (c) Upon its acceptance of the agency hereunder, such successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement. The retiring agent shall continue to have the benefit of the provisions of this Article for any action or inaction while it was agent.

                  SECTION X.10. Collateral Matters.

                  (a) Except as otherwise set forth herein, any action or exercise of powers by either of the Agents (at the request of the Required Lenders) under the Loan Documents, together with such other powers as are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Lenders. Without limiting the generality of the foregoing, each Lender authorizes the Agent, on behalf of such Lender, to execute, deliver and perform its obligations under the Subordination Agreement, and each Lender agrees that the Subordination Agreement shall be binding on it. At any time and without notice to or consent from any Lender, the Agents may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

                  (b) Each of the Agents is authorized to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments, termination or Collateralization of all outstanding Letters of Credit and payment and satisfaction of all of the Obligations, (ii) required to be delivered from permitted sales of Collateral hereunder, if any, upon receipt of the proceeds or (iii) if the release can be and is approved by the Required Lenders. Either of the Agents may request and the Lenders will provide confirmation of such Agent's authority to release particular types or items of Collateral.

                  (c) Upon any sale or transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Administrative Borrower, the Agent or the Cdn. Agent, as applicable, shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to such Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, provided that (i) such Agent shall not be required to execute any such document on terms which, in such Agent's opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent or the Cdn. Agent, as the case may be, from the proceeds of any such sale, transfer or foreclosure.

                  (d) Neither of the Agents shall have any obligation to assure that the Collateral exists or is owned by any Borrower, that such Collateral is cared for, protected or insured, or that the Liens on the Collateral have been created, perfected or have any particular priority. With respect to the Collateral, the Agent or the Cdn. Agent, as the case may be, may act in any manner it may deem appropriate, in its sole discretion, given TBCC's or TCFC's, as the case may be, own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

                  SECTION X.11. Actions with Respect to Defaults. In addition to each of the Agents' right to take actions on its own accord as permitted under this Agreement, such Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders. Until either of the Agents shall have received such directions, such Agent may act or not act as it deems advisable and in the best interests of the Lenders.

                  SECTION X.12. Delivery of Information. Neither of the Agents shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of such Agent at the time of receipt of such request and then only in accordance with such specific request.


                                   ARTICLE XI.

                               GENERAL PROVISIONS


                  SECTION XI.1. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to the Agent or the Cdn. Agent, then to Transamerica Business Credit Corporation, 555 Theodore Fremd Avenue, Suite C-301, Rye, New York 10580, Telecopy: (914) 921-0110, Attn.: Mr. Steven R. Fischer, Executive Vice President, with a copy to Transamerica Business Credit Corporation, 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018, Telecopy: (847) 685-1143, Attn.: General Counsel, if to any Lender, then to its address specified on Schedule 2 or in the Assignment and Acceptance Agreement pursuant to which it became a party hereto and if to a Borrower, then c/o the Administrative Borrower, to Grant Prideco, LP, 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380, Telecopy: (281) 297-8688, Attn.: Ms. Frances R. Powell and Philip A. Choyce, Esq., with a copy to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Telecopy: (713) 651-5246,
Attn.: Joshua P. Agrons, Esq., or, in each case, to such other address as the Agent, the Borrowers or a Lender may specify to the other parties in the manner required hereunder. All such notices and correspondence shall be deemed given
(i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

                  SECTION XI.2. Delays; Partial Exercise of Remedies. No delay or omission of the Agent or any Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent or any Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  SECTION XI.3. Right of Setoff. In addition to and not in limitation of all rights of offset that the Agent, any Lender or any of their respective Affiliates may have under applicable law, and whether or not the Agent has made any demand or the Obligations of the Borrowers have matured, the Agent, the Lenders and their respective Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Agent, any of the Lenders or any of their Affiliates to or for the credit or the account of any Borrower or any Borrower's Affiliate against any and all of the Obligations. In the event that the Agent or any Lender exercises any of its rights under this Section 11.3, the Agent or such Lender shall provide notice to the Administrative Borrower of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

                  SECTION XI.4. Indemnification; Reimbursement of Expenses of Collection.

                  (a) Each Borrower hereby agrees that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, such Borrower will indemnify, defend and hold harmless (on an after-tax basis) the Agents and the Lenders, and their respective successors and assigns and their respective directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, "Claims")(except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by a Borrower of the proceeds of the Loans, (C) the issuance of any Letter of Credit or the acceptance or payment of any document or draft presented to any issuer thereof or (D) the Agents' or any Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) any remedial or other environmental response action taken or required to be taken by a Borrower in connection with compliance by such Borrower, or any of its properties, with any Environmental Laws and (iii) any pending, threatened or actual action, claim, proceeding or suit by any shareholder or director of a Borrower or any actual or purported violation of a Borrower's Governing Documents or any other agreement or instrument to which a Borrower is a party or by which any of its properties is bound. In addition, the Borrowers shall, upon demand, pay to the Agents all costs and expenses incurred by the Agents (including the fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to the Agents and each Lender all costs and expenses (including the fees and disbursements of counsel and other professionals) paid or incurred by the Agents or such Lender in (A) enforcing or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) collecting the Obligations or otherwise administering this Agreement and (C) foreclosing or otherwise realizing upon the Collateral or any part thereof. If and to the extent that the obligations of the Borrowers hereunder are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

                  (b) The Borrowers' obligations under Sections 4.6 and 4.7 and this Section 11.4 shall survive any termination of this Agreement and the other Loan Documents, the termination, expiration or Collateralization of all Letters of Credit and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.

                  SECTION XI.5. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders (or by the Agents on their behalf), or by the Borrowers and the Supermajority Lenders (or by the Agents on their behalf) in the case of any amendment, waiver or consent with respect to the definitions of "Eligible Inventory" and "Eligible Receivables" and the second sentence of Section 2.1(c), in each case without taking into account the Commitments or Loans held by Defaulting Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Borrowers and all the Lenders (other than any Defaulting Lender), do any of the following at any time: (a) change the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder; (b) amend the definition of "Required Lenders" or "Supermajority Lenders"; (c) amend this Section 11.5; (d) reduce the amount of principal of, or interest on, or the interest rate applicable to, the Loans or any fees or other amounts payable hereunder; (e) postpone any date on which any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder is required to be made; (f) increase advance rates against Eligible Receivables or Eligible Inventory; or (g) release any material portion of the Collateral except as otherwise provided in this Agreement, permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral, or release any guaranty of the Obligations, provided, further that no amendment, waiver or consent shall, unless in writing and signed by (i) a Lender, change the Pro Rata Share or increase the Commitment of such Lender, and
(ii) the Agents, in addition to the Lenders required above, to take any such action that affects the rights or duties of the Agents under this Agreement or any other Loan Document. Anything contained herein to the contrary notwithstanding, the Agents are hereby authorized, on behalf of the Lenders, to execute such documents as may be required to terminate Liens on such Collateral as any Loan Party is authorized to sell, transfer or otherwise dispose of in accordance with the terms hereof, provided that the Administrative Borrower has requested such release of Liens by the Agents in accordance with the terms hereof.

                  SECTION XI.6. Nonliability of Agents and Lenders. The relationship among each Borrower and each Lender shall be solely that of borrower and lender. Neither the Agents nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agents nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

                  SECTION XI.7. Assignments and Participations.

                  (a) Borrower Assignment. None of the Borrowers shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Agent and the Required Lenders.

                  (b) Lender Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, with the consent of the Agent (not to be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance, together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee payable to the Agent for its account of US$3,500. No such assignment shall be for less than US$5,000,000 of the Commitments or Loans in the case of an assignment by a U.S. Lender or less than US$1,000,000 of the Commitments or Loans in the case of an assignment by a Cdn. Lender, in each case unless it is to another Lender. Upon the execution and delivery to the Agent of an Assignment and Acceptance and the payment of the recordation fee to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Sections 4.6, 4.7 and 11.4 which shall survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) Agreements of Assignee. By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Documents, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document, (iii) such assignee confirms that it is an Eligible Assignee and has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 6.1(i), the Financial Statements delivered pursuant to Section 7.1(k), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Agent's Register. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments and the principal amount of their Loans (the "Register"). The Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of each Assignment and Acceptance and surrender of the affected Note or Notes subject to such assignment, the Agent will give prompt notice thereof to the Administrative Borrower. Within five Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a new Note to the order of the assignee in the amount of the applicable Commitment or Loans assumed by it and to the assignor in the amount of the applicable

Commitment or Loans retained by it, if any. Such new Note or Notes shall re-evidence the indebtedness outstanding under the surrendered Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated as of the Effective Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

                  (e) Lender Participations. Each Lender may sell participations to one or more parties (each, a "Participant") in or to all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents. Notwithstanding a Lender's sale of a participation interest, such Lender's obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No Lender shall grant any Participant the right to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would
(i) increase the Commitment of the Lender from which the Participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on, the Loans subject to such participation interest; (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to such participation interest; or (iv) release all or a substantial portion of the Collateral, other than in each case when otherwise permitted hereunder. To the extent permitted by applicable law, each Participant shall also be entitled to the benefits of Section 11.3 as if it were a Lender, provided that such Participant agrees to be subject to the last sentence of
Section 2.8(b) as if it were a Lender.

                  (f) Securities Laws. Each Lender agrees that it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States or of any other jurisdiction.

                  (g) Information. In connection with their efforts to assign their rights or obligations or sell participations pursuant to Sections 11.7(b) and (e) hereof, the Agent and the Lenders may disclose any information they have, now or in the future, with respect to the business of the Loan Parties to prospective assignees or purchasers, provided that such disclosure is subject to written confidentiality arrangements customary for assignment or participation transactions of such type.

                  (h) Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION XI.8. Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                  SECTION XI.9. Severability. In case any provision in or obligation under this Agreement, any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION XI.10. Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of New York (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

                  SECTION XI.11. Administrative Borrower; Nature of Borrowers' Liabilities; Equivalent Amounts.

                  (a) Each Borrower hereby appoints the Administrative Borrower irrevocably for the term of this Agreement, to act as its agent, attorney-in-fact and legal representative in all matters pertaining to the administration of this Agreement and the other Loan Documents including, without limitation, to execute and deliver to the Agent or any Lender any notices, certificates or other documents permitted or required to be executed and delivered, and to take any and all other actions as are permitted or required to be taken, under or in connection with the Loan Documents. Any such action taken by the Administrative Borrower shall bind each of the Borrowers.

                  (b) The Borrowers' liabilities in respect of the Obligations shall at all times be joint and several notwithstanding that, from time to time, any one Borrower may use or derive the exclusive benefit of any Loan or the proceeds thereof or of any Letter of Credit, provided that neither the Cdn. Borrower nor any Foreign Subsidiary shall be liable for, and none of the assets of the Cdn. Borrower or any Foreign Subsidiary shall serve as direct or indirect security for, any of the U.S. Loans or the U.S. Letters of Credit, or any interest thereon or fees related thereto.

                  (c) All monetary amounts expressed in this Agreement or any other Loan Document in U.S. Dollars that may, as the context permits, include Cdn. Dollars shall, for purposes of such Cdn. Dollar amounts, be computed at the Equivalent Amount thereof in U.S. Dollars.

                  SECTION XI.12. Entire Agreement; Successors and Assigns. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns.

                  SECTION XI.13. LIMITATION OF LIABILITY. NEITHER THE AGENTS NOR ANY LENDER SHALL HAVE ANY LIABILITY TO ANY BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENTS OR SUCH LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENTS OR SUCH LENDER. EACH BORROWER HEREBY WAIVES ALL FUTURE CLAIMS AGAINST EACH LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  SECTION XI.14. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

                  SECTION XI.15. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG A BORROWER, THE AGENTS AND A LENDER, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENTS OR A LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST EACH BORROWER OR ITS PROPERTY IN ANY LOCATION SELECTED BY THE AGENTS OR SUCH LENDER TO ENABLE THE AGENTS TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENTS OR SUCH LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENTS. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENTS OR A LENDER HAVE COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION XI.16. SERVICE OF PROCESS. THE BORROWERS HEREBY IRREVOCABLY DESIGNATE CSC UNITED STATES CORPORATION, 80 STATE STREET, 6TH FLOOR, ALBANY, NEW YORK 12207, AS THE DESIGNEE AND AGENT OF THE BORROWERS TO RECEIVE, FOR AND ON BEHALF OF EACH BORROWER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE ADMINISTRATIVE BORROWER, BUT THE FAILURE OF THE ADMINISTRATIVE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION XI.17. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO
(I) THIS AGREEMENT; (II) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG A BORROWER, THE AGENTS AND A LENDER; OR
(III) ANY CONDUCT, ACTS OR OMISSIONS OF A BORROWER, THE AGENTS, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                  SECTION XI.18. JUDGMENT.

                  (a) IF FOR THE PURPOSES OF OBTAINING JUDGMENT IN ANY COURT IT IS NECESSARY TO CONVERT A SUM DUE HEREUNDER IN DOLLARS INTO ANOTHER CURRENCY, THE PARTIES HERETO AGREE, TO THE FULLEST EXTENT THAT THEY MAY EFFECTIVELY DO SO, THAT THE RATE OF EXCHANGE USED SHALL BE THAT AT WHICH IN ACCORDANCE WITH NORMAL BANKING PROCEDURES THE AGENT COULD PURCHASE DOLLARS WITH SUCH OTHER CURRENCY AT NEW YORK, NEW YORK ON THE BUSINESS DAY PRECEDING THAT ON WHICH FINAL JUDGMENT IS GIVEN.

                  (b) THE OBLIGATION OF THE BORROWERS IN RESPECT OF ANY SUM DUE FROM THEM TO ANY LENDER OR THE AGENT HEREUNDER SHALL, NOTWITHSTANDING ANY JUDGMENT IN A CURRENCY OTHER THAN DOLLARS, BE DISCHARGED ONLY TO THE EXTENT THAT ON THE BUSINESS DAY FOLLOWING RECEIPT BY SUCH LENDER OR THE AGENT (AS THE CASE MAY BE) OF ANY SUM ADJUDGED TO BE SO DUE IN SUCH OTHER CURRENCY SUCH LENDER OR THE AGENT (AS THE CASE MAY BE) MAY IN ACCORDANCE WITH NORMAL BANKING PROCEDURES PURCHASE DOLLARS WITH SUCH OTHER CURRENCY. IF THE DOLLARS SO PURCHASED ARE LESS THAN THE SUM ORIGINALLY DUE TO SUCH LENDER OR THE AGENT (AS THE CASE MAY BE) IN DOLLARS, THE BORROWERS AGREE, AS A SEPARATE OBLIGATION AND NOTWITHSTANDING ANY SUCH JUDGMENT, TO INDEMNIFY SUCH LENDER OR THE AGENT (AS THE CASE MAY BE) AGAINST SUCH LOSS, AND IF THE DOLLARS SO PURCHASED EXCEED THE SUM ORIGINALLY DUE TO ANY LENDER OR THE AGENT (AS THE CASE

MAY BE) IN DOLLARS, SUCH LENDER OR THE AGENT (AS THE CASE MAY BE) AGREES TO REMIT TO THE BORROWERS SUCH EXCESS.

                  SECTION XI.19. Amendment and Restatement. This Agreement amends and restates, and supersedes in its entirety, the Original Loan Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its (or its general partner's) proper and duly authorized officer as of the date first set forth above.


                              U.S. BORROWERS
                              --------------

                              GRANT PRIDECO, LP

                              By:  Grant Prideco Holding, LLC,
                                   its general partner

                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President


                              XL SYSTEMS, INC.



                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President


                              TEXAS ARAI, INC.



                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President


                              TUBE-ALLOY CORPORATION



                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President

                              DRILL TUBE INTERNATIONAL, INC.



                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President


                              PETRO-DRIVE, INC.



                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Vice President


                              CDN. BORROWER
                              -------------

                              GRANT PRIDECO CANADA LTD.



                              By: /s/ PHILIP A. CHOYCE
                                  ----------------------------------------------
                                  Philip A. Choyce
                                  Secretary


                              U.S. LENDERS
                              ------------

                              TRANSAMERICA BUSINESS CREDIT
                                CORPORATION



                              By: /s/ STEVEN R. FISCHER
                                  ----------------------------------------------
                                  Steven R. Fischer
                                  Executive Vice President


                              BANK OF AMERICA, N.A.



                              By: /s/ LOUIS M. ALEXANDER
                                  ----------------------------------------------
                                  Louis M. Alexander
                                  Senior Vice President

                              THE CHASE MANHATTAN BANK



                              By: /s/ ROBERT J. ARTH
                                  ----------------------------------------------
                                  Robert J. Arth
                                  Vice President


                              FLEET CAPITAL CORPORATION



                              By: /s/ DENNIS M. HANSEN
                                  ----------------------------------------------
                                  Dennis M. Hansen
                                  Senior Vice President


                              CDN. LENDER
                              -----------

                              TRANSAMERICA COMMERCIAL FINANCE
                              CORPORATION, CANADA

                              By: Transamerica Business Credit
                              Corporation, as Attorney-in-Fact



                              By: /s/ STEVEN R. FISCHER
                                  ----------------------------------------------
                                  Steven R. Fischer
                                  Executive Vice President

                              AGENT
                              -----

                              TRANSAMERICA BUSINESS CREDIT
                                CORPORATION



                              By: /s/ STEVEN R. FISCHER
                                  ----------------------------------------------
                                  Steven R. Fischer
                                  Executive Vice President


                              CDN. AGENT
                              ----------

                              TRANSAMERICA COMMERCIAL FINANCE
                              CORPORATION, CANADA

                              By: Transamerica Business Credit
                              Corporation, as Attorney-in-Fact



                              By: /s/ STEVEN R. FISCHER
                                  ----------------------------------------------
                                  Steven R. Fischer
                                  Executive Vice President

                                                                      SCHEDULE 1




                              Borrowers
                              ---------

1.       Grant Prideco, LP, a Delaware limited partnership.

2.       XL Systems, Inc., a Texas corporation.

3.       Texas Arai, Inc., a Delaware corporation.

4.       Tube-Alloy Corporation, a Louisiana corporation.

5.       Drill Tube International, Inc., a Texas corporation.

6.       Petro-Drive, Inc., a Louisiana corporation.

7.       Grant Prideco Canada Ltd., an Alberta corporation.

                                                                      SCHEDULE 2


                             COMMITMENTS OF LENDERS


                       Lenders              U.S. Loan and     Cdn. Loan and Cdn.
                       -------             Letter of Credit     Letter of Credit
                                              Commitment           Commitment
                                           ----------------   ------------------
Transamerica Business Credit
Corporation                                 US$30,000,000            -0-
Address:
555 Theodore Fremd Avenue
Suite C-301
Rye, New York  10580
Telecopier: (914) 921-0110
Attn.: Mr. Steven R. Fischer

Bank of America, N.A.                       US$30,000,000            -0-
Address:
40 East 52nd Street
New York, New York  10022
Telecopier: (212) 836-5169
Attn.: Mr. Louis Alexander

The Chase Manhattan Bank                    US$22,500,000            -0-
Address:
600 Fifth Avenue, Fourth Floor
New York, New York  10020-2302
Telecopier: (212) 332-4299
Attn.: Mr. Robert J. Arth

Fleet Capital Corporation                   US$17,500,000            -0-
5950 Sherry Lane, Suite 300
Dallas, TX  75225
Telecopier: (214) 706-7066
Attn.: Loan Administration Manager

Transamerica Commercial Finance
Corporation, Canada                             -0-             US$7,000,000*
Address:                                                       (or Equivalent
201 City Centre Drive,                                             Amount)
Suite 500
Mississauga, Ontario
CANADA L5B 2T4
Telecopier: (905) 273-7864
Attn.: Mr. Peter D. Kelley

-----------------
* The Cdn. Commitments are a sublimit of the U.S. Commitments.

                                                                      SCHEDULE 3


                                   Guarantors



1.       Grant Prideco, Inc., a Delaware corporation.

2.       Grant Prideco Holding, LLC, a Delaware limited liability company.

3.       Channelview Real Property, Inc., a Delaware corporation.

4.       XL Systems International, Inc., a Delaware corporation.

5.       XLS Holding, Inc., a Texas corporation.

6.       TA Industries, Inc., a Delaware corporation.

7.       Tube-Alloy Capital Corporation, a Texas corporation.

8.       Petroleum Equipment Supply Company, a Louisiana corporation.

9.       Tube-Alloy Corporation International, a Texas corporation.

10.      Grant Austria, Inc., a Delaware corporation.

11.      Grant Prideco Technology, Inc., a Delaware corporation.

12.      Grant Prideco USA, LLC, a Delaware limited liability company

                                                                      SCHEDULE 4


                               Eligible Assignees


         IBJ Whitehall Financial Group
         LaSalle National Bank
         Wells Fargo Bank, N.A.

                                                                      SCHEDULE 5


                        Eligible Foreign Account Debtors

================================================================================


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                                      among


                      GRANT PRIDECO, LP, XL SYSTEMS, INC.,
                    TEXAS ARAI, INC., TUBE-ALLOY CORPORATION,
                         DRILL TUBE INTERNATIONAL, INC.,
                PETRO-DRIVE, INC., AND GRANT PRIDECO CANADA LTD.,

                                  as Borrowers,


                       EACH OF THE FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO,

                                   as Lenders,


                    TRANSAMERICA BUSINESS CREDIT CORPORATION,

                         as Agent for the U.S. Lenders,

                                       and

              TRANSAMERICA COMMERCIAL FINANCE CORPORATION, CANADA,

                          as Agent for the Cdn. Lenders


                            Dated as of July 10, 2000


================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.     General Definitions........................................  2
SECTION 1.2.     Accounting Terms and Determinations........................ 36
SECTION 1.3.     Other Terms; Headings...................................... 36

                                   ARTICLE II.

                              THE CREDIT FACILITIES

SECTION 2.1.     Loans...................................................... 37
SECTION 2.2. Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices of Conversion; TBCC Loans; TCFC
                 Loans; Settlement.......................................... 39
SECTION 2.3.     Application of Proceeds.................................... 48
SECTION 2.4.     Maximum Amount of the Loans; Mandatory Prepayments;
                 Early Termination  of Agreement; Release of
                 Equipment Collateral....................................... 48
SECTION 2.5.     Maintenance of Loan Account; Statements of Account......... 49
SECTION 2.6.     Collection of Receivables.................................. 50
SECTION 2.7.     Term....................................................... 51
SECTION 2.8.     Payment Procedures......................................... 51
SECTION 2.9.     Defaulting Lenders......................................... 52
SECTION 2.10.    Letters of Credit.......................................... 54

                                  ARTICLE III.

                                    SECURITY

SECTION 3.1.     General.................................................... 57
SECTION 3.2.     Further Security........................................... 57
SECTION 3.3.     Recourse to Security....................................... 57
SECTION 3.4.     Special Provisions Relating to Inventory................... 57
SECTION 3.5.     Special Provisions Relating to Receivables................. 59
SECTION 3.6.     Special Provisions Relating to Equipment................... 60
SECTION 3.7.     Continuation of Liens, Etc................................. 61
SECTION 3.8.     Power of Attorney.......................................... 61

                                   ARTICLE IV.

                           INTEREST, FEES AND EXPENSES

                                                                            Page
                                                                            ----
SECTION 4.1.     Interest................................................... 62
SECTION 4.2.     Interest and Letter of Credit Fees After Event of
                 Default.................................................... 62
SECTION 4.3.     Closing Fee................................................ 62
SECTION 4.4.     Unused Line Fee; Letter of Credit Fees..................... 63
SECTION 4.5.     Calculations............................................... 63
SECTION 4.6.     Indemnification in Certain Events.......................... 63
SECTION 4.7.     Taxes...................................................... 64

                                   ARTICLE V.

                              CONDITIONS OF LENDING

SECTION 5.1.     Conditions to Initial Loan or Letter of Credit............. 66
SECTION 5.2.     Conditions Precedent to Each Loan and Each Letter
                 of Credit.................................................. 69

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1.     Representations and Warranties of the Borrowers............ 70
SECTION 6.2.     Survival of Representations and Warranties................. 79
SECTION 6.3.     Updating of Schedules...................................... 79

                                  ARTICLE VII.

                           COVENANTS OF THE BORROWERS

SECTION 7.1.     Affirmative Covenants...................................... 79
SECTION 7.2.     Negative Covenants......................................... 92

                                  ARTICLE VIII.

                               FINANCIAL COVENANTS


SECTION 8.1.     Fixed Charge Coverage Ratio................................101
SECTION 8.2.     Capital Expenditures.......................................102
SECTION 8.3.     Net Worth..................................................102
SECTION 8.4.     Business Plan..............................................102

                                   ARTICLE IX.

                                EVENTS OF DEFAULT
                                                                            Page
                                                                            ----
SECTION 9.1.     Events of Default..........................................102
SECTION 9.2.     Acceleration, Termination and Cash Collateralization.......104
SECTION 9.3.     Other Remedies.............................................105
SECTION 9.4.     License for Use of Software and Other Intellectual
                 Property...................................................107
SECTION 9.5.     No Marshalling; Deficiencies; Remedies Cumulative..........107
SECTION 9.6.     Waivers....................................................107
SECTION 9.7.     Further Rights of the Agent................................108
SECTION 9.8.     Interest and Letter of Credit Fees After Event of
                 Default....................................................108

                                   ARTICLE X.

                                    THE AGENT

SECTION 10.1.    Appointment of Agents......................................108
SECTION 10.2.    Nature of Duties of Agents.................................109
SECTION 10.3.    Lack of Reliance on Agents.................................109
SECTION 10.4.    Certain Rights of the Agents...............................110
SECTION 10.5.    Reliance by Agent..........................................110
SECTION 10.6.    Indemnification of Agents..................................110
SECTION 10.7.    The Agents in Their Individual Capacity....................110
SECTION 10.8.    Holders of Notes...........................................111
SECTION 10.9.    Successor Agent............................................111
SECTION 10.10.   Collateral Matters.........................................111
SECTION 10.11.   Actions with Respect to Defaults...........................113
SECTION 10.12.   Delivery of Information....................................113

                                   ARTICLE XI.

                               GENERAL PROVISIONS

SECTION 11.1.    Notices....................................................113
SECTION 11.2.    Delays; Partial Exercise of Remedies.......................114
SECTION 11.3.    Right of Setoff............................................114
SECTION 11.4.    Indemnification; Reimbursement of Expenses of Collection...114
SECTION 11.5.    Amendments, Waivers and Consents...........................116
SECTION 11.6.    Nonliability of Agents and Lenders.........................117
SECTION 11.7.    Assignments and Participations.............................117
SECTION 11.8.    Counterparts; Telecopied Signatures........................120
SECTION 11.9.    Severability...............................................120
SECTION 11.10.   Maximum Rate...............................................120
SECTION 11.11.   Administrative Borrower; Nature of Borrowers'
                 Liabilities; Equivalent Amounts............................121
SECTION 11.12.   Entire Agreement; Successors and Assigns...................122


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SECTION 11.13.   Limitation of Liability....................................122
SECTION 11.14.   Governing Law..............................................122
SECTION 11.15.   Submission to Jurisdiction.................................122
SECTION 11.16.   Service of Process.........................................123
SECTION 11.17.   Jury Trial.................................................123
SECTION 11.18.   Judgment...................................................123
SECTION 11.19.   Amendment and Restatement..................................124

Exhibits
--------

Exhibit A             -       U.S. Note
Exhibit B             -       Cdn. Note (Cdn. $)
Exhibit C             -       Cdn. Note (US $)
Exhibit D             -       Assignment and Acceptance
Exhibit E             -       Pledge Agreement
Exhibit F             -       Guaranty
Exhibit G             -       Contribution Agreement
Exhibit H             -       Lockbox Agreement
Exhibit I             -       Security Agreement
Exhibit J             -       Blocked Account Agreement
Exhibit K             -       Subordination Agreement
Exhibit L-1           -       Collateral Access Agreement (Lessor)
Exhibit L-2           -       Collateral Access Agreement (Processor)
Exhibit M             -       Solvency Certificate
Exhibit N             -       Borrowing Base Certificate
Exhibit O             -       Compliance Certificate
Exhibit P             -       Perfection Certificate
Exhibit Q             -       Notice of Borrowing
Exhibit R             -       Notice of Continuation
Exhibit S             -       Notice of Conversion
Exhibit T             -       Letter of Credit Request
Exhibit U             -       Consent and Reaffirmation of Guaranty

Schedules
---------

Schedule 1                    Borrowers
Schedule 2                    Lenders and Commitments
Schedule 3                    Guarantors
Schedule 4                    Eligible Assignees
Schedule 5                    Eligible Foreign Account Debtors
Schedule 5.1(a)(xii)          Leased Locations
Schedule 6.1(a)               Qualification to do Business in Foreign
                              Jurisdictions
Schedule 6.1(b)               Principal Places of Business; Locations of
                              Collateral
Schedule 6.1(f)               Consents and Authorizations
Schedule 6.1(g)               Ownership; Subsidiaries
                                   -Borrowers
                                   -Guarantors
                                   -Pledged Foreign Companies
                                   -Others
Schedule 6.1(i)               Contingent Obligations




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Schedule 6.1(k)               Joint Ventures and Partnerships
Schedule 6.1(l)               Former Names; Trade Names
Schedule 6.1(q)               Tax Agreements
Schedule 6.1(r)               Judgments; Litigation
Schedule 6.1(s)               Title to Property
Schedule 6.1(u)               Investments, Contracts
Schedule 6.1(x)               ERISA Plans
Schedule 6.1(y)-A             Intellectual Property (Rights)
Schedule 6.1(y)-B             Intellectual Property
                              (Infringement; Claims)
Schedule 6.1(z)               Labor Contracts
Schedule 6.1(aa)              Environmental Compliance
Schedule 6.1(ad)              Material Contracts
Schedule 6.1(ag)              Affiliate Transactions;
                              Spinoff Transactions
Schedule 7.1(q)               Billing Practices
Schedule 7.2(a)               Indebtedness
Schedule 7.2(c)               Corporate Changes, Etc.
Schedule 7.2(i)               Permitted Liens
Schedule 7.2(r)               Bank Accounts






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